As filed with the Securities and Exchange Commission on March 15, 1999
                                            Registration No. 333-_____

______________________________________________________________________

______________________________________________________________________

                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549
                      _________________________

                               FORM S-4

       REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                      _________________________

                       MAIL-WELL I CORPORATION
       AFFILIATE GUARANTORS LISTED ON SCHEDULE ATTACHED HERETO
       (Exact Name of Registrant as Specified in its Charter)


        DELAWARE                  2677                     84-1250533
        --------            (Primary Standard              ----------
     (State or Other            Industrial               (I.R.S. Employer
     Jurisdiction of        Classification Code         Identification No.)
     Incorporation or            Number)
      Organization)

                  23 INVERNESS WAY EAST, SUITE 160
                        ENGLEWOOD, CO 80112
                           (303) 790-8023
        (Address, Including Zip Code and Telephone Number,
                      Including Area Code, of
              Registrant's Principal Executive Offices)
                      _________________________

                                              COPIES TO:
           Mail-Well, Inc.             Herbert H. Davis III Esq.
      Roger Wertheimer, Esq.       Rothgerber Johnson & Lyons LLP
     23 Inverness Way, Suite 160  1200 Seventeenth Street, Suite 3000
         Englewood, CO 80112           Denver, Colorado 80202
          (303) 790-8023                   (303) 623-9000

         (Name, Address, Including Zip Code and Telephone Number,
        Including Area Code, of Agent for Service for the Registrant)
                       _________________________

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
                       _________________________

          If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G,
       check the following box.  [   ]

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
          registration statement for the same offering.  [   ]

          If this form is a post-effective amendment filed pursuant to Rule 42(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for
          the same offering.  [   ]
                         _________________________



                                  CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------
                                                                         PROPOSED          PROPOSED
                                                                         MAXIMUM           MAXIMUM
                                                           OFFERING      AGGREGATE         AMOUNT OF
TITLE OF EACH CLASS OF                 AMOUNT TO BE        PRICE PER     OFFERING          REGISTRATION
SECURITIES TO BE REGISTERED            REGISTERED          UNIT          PRICE<F1>         FEE<F2>
--------------------------------------------------------------------------------------------------------
8 3/4% Series B Senior Subordinated
Notes Due 2008                         $300,000,000        100%          $300,000,000      $88,500

Guarantees of the 8 3/4% Series B
Senior Subordinated Notes Due 2008
by affiliates of Mail-Well I
Corporation                            <F3>                <F3>          <F3>              <F3>

========================================================================================================

<F1>  Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933, as amended.

<F2>  Calculated pursuant to Rule 457(f)(2) based on the book value on
      March 12, 1999, of the notes to be received by the Registrant in the exchange described herein.

<F3>  Pursuant to Rule 457(n) under the Securities Act of 1933, no registration fee is required with respect to the guarantees.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

                     SCHEDULE OF ADDITIONAL AFFILIATE GUARANTORS
 Exact Name of Guarantor                              Primary Standard     I.R.S. Employer
 Registrants as Specified in           State of         Industrial         Identification
 Their Respective Charters             Formation   Classification Number        Number
 -------------------------             ---------   ---------------------   ---------------
Graphics Arts Center, Inc.             Delaware           2752                93-1008554
Mail-Well Commercial Printing, Inc.    Delaware           2752                84-1461875
Mail-Well Canada Holdings, Inc.        Delaware           6719                84-1313090
Mail-Well, Inc.                        Colorado           6719                84-1250533
Mail-Well Label Holdings, Inc.         Colorado           6719                84-1449291
Mail-Well Label USA, Inc.              Colorado           2752                84-1449292
Mail-Well West, Inc.                   Delaware           2677                84-1313079
Murray Envelope Holdings, Inc.         Colorado           6719                84-1421627
Murray Envelope Corporation            Mississippi        2677                64-0271038
N-M Envelope, Inc.                     Mississippi        2677                64-0840384
National Graphics Company              Colorado           2761                84-0692676
Poser Business Forms, Inc.             Delaware           2761                75-2195786
Wisco II, L.L.C.                       Delaware           2677                84-1313080
Wisco Envelope Corp.                   Tennessee          2677                62-1555311


****************************************************************************
* THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE  *
* CHANGED.  WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION        *
* STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS           *
* EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND *
* IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE *
* THE OFFER OR SALE IS NOT PERMITTED.                                      *
****************************************************************************

             Subject to completion, dated March 15, 1999

                              PROSPECTUS

                 Offer to Exchange All Outstanding
             8 3/4% Senior Subordinated Notes due 2008 for
          8 3/4% Series B Senior Subordinated Notes due 2008 of
                       Mail-Well I Corporation

We are offering, on the terms and conditions described in this Prospectus, to exchange all of our outstanding 8 3/4% Senior Subordinated Notes due 2008 for our registered 8 3/4% Series B Senior Subordinated Notes due 2008. We issued the old notes on December 16, 1998, and a total principal amount of $300 million is outstanding. The terms of the new notes are identical to the terms of the old notes except that the new notes are registered under federal securities laws and will not contain any legends restricting their transfer.

--------------------------------------------------------------------------

THE COMPANY:

We are a leader in the highly fragmented printing industry. We operate in four segments of the printing industry: envelopes, commercial printing, printing for distributors and labels.

Mail-Well I Corporation is a direct, wholly owned subsidiary of Mail-Well, Inc., a Colorado corporation, whose common stock is traded on the New York Stock Exchange under the symbol "MWL"

Unless specifically stated otherwise, all financial information presented in this Prospectus is that of Mail-Well, Inc. on a consolidated basis

Mail-Well I Corporation
c/o Mail-Well, Inc.
23 Inverness Way East
Englewood, Colorado 80112
(303) 790-8023
(303) 397-7400 (Fax)

TRADING FORMAT:

The over-the-counter market.  No active public market is anticipated

THESE NOTES:

Maturity:  December 15, 2008

Interest Payment: semi-annually in cash in arrears on June 15 and December 15, commencing June 15, 1999

Redemption: redeemable on or after December 15, 2003, in whole or in part, at our option. Up to 35% of these notes will be redeemable prior to December 15, 2001, with the proceeds from common stock offerings in some circumstances

Ranking: these notes are general unsecured obligations of Mail-Well I Corporation and:

   *  are subordinated to indebtedness under our bank credit agreement

   * are subordinated to our other senior indebtedness and the senior indebtedness of the guarantors of the notes

   * are of equal rank with our other existing and future indebtedness (and our other obligations and those of the guarantors) unless the terms of that indebtedness or other obligations expressly provide otherwise

Guarantees: these notes are guaranteed by Mail-Well, Inc. and our domestic operating subsidiaries

THE EXCHANGE OFFER:

Our offer to exchange old notes for new notes will be open until 5:00 p.m., New York City time, on ____________, 1999, unless we extend the offer

You should carefully review the procedures for tendering the old notes beginning on page 20 of this Prospectus

If you fail to tender your old notes, you will continue to hold unregistered securities and your ability to transfer them could be adversely affected

THIS INVESTMENT INVOLVES RISK.  SEE "RISK FACTORS" BEGINNING ON PAGE 13.

--------------------------------------------------------------------------


   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                   , 1999
                               ------------------

                   TABLE OF CONTENTS
                                                         Page
                                                         ----

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS. . . . . . .3

CURRENCY TRANSLATION . . . . . . . . . . . . . . . . . . . .4

SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . . .5

RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . 13

EXCHANGE OFFER . . . . . . . . . . . . . . . . . . . . . . 20

USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . 27

COMPARATIVE CONSOLIDATED HISTORICAL FINANCIAL DATA . . . . 27

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
 CONDITION AND RESULTS OF OPERATIONS. . . . . . . . . . . .29

BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . 39

MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . 57

DESCRIPTION OF THE NOTES . . . . . . . . . . . . . . . . . 60

DESCRIPTION OF OUTSTANDING INDEBTEDNESS. . . . . . . . . .105

TAXATION . . . . . . . . . . . . . . . . . . . . . . . . .108

PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . .111

WHERE YOU CAN FIND MORE INFORMATION. . . . . . . . . . . .112

LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . .113

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . .113




Printed by Color-Art Financial Printing
A Mail-Well Company

   We are not making an offer of the new notes in any jurisdiction except where an offer or sale is legally permitted. You should understand that you may be required to bear the financial risks of your investment until the new notes mature.

   Portions of this Prospectus are based on information provided by us and by other sources that we believe are reliable. We cannot assure you that this information is accurate or complete. This Prospectus summarizes certain documents and other information and we refer you to them for a more complete understanding of what we discuss in this Prospectus. In making an investment decision, you must rely on your own examination of our company and the terms of the exchange offer and the new notes, including the merits and risks involved.

   This Prospectus incorporates important business and financial information about the company that is not included in or delivered with this Prospectus. This information is available without charge to security holders upon written or oral request to Mail-Well, Inc.,
Attention: Investor Relations, 23 Inverness Way East, Suite 160, Englewood, Colorado 80112, telephone: (303) 790-8023. To obtain timely delivery of such information, you must request the information no later than _____________, 1999.

   We are not making any representation to any purchaser of the new notes regarding the legality of an investment in the new notes by such purchaser under any legal investment or similar laws or regulations. You should not consider any information in this Prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in the new notes.

   You should rely only on the information contained or incorporated by reference in this Prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this Prospectus is accurate as of the date on the front cover of this Prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

                           BOOK ENTRY FORM

   The new notes will be available initially only in book-entry form. The new notes will be issued in the form of Global Notes and will be deposited with, or on behalf of, The Depository Trust Company and registered in its name or in the name of Cede & Co., its nominee. Beneficial interests in such new notes will be shown on, and transfers thereof will be effected through, records maintained by DTC and its participants. See "Description of the Notes--Book-Entry; Delivery; Form and Transfer."

           DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

   Some of the statements made in this Prospectus are forward-looking in nature and are not statements that are historical facts. The occurrence of the events described, and the achievement of the intended results, depend on many events, some or all of which are not predictable or within our control. Actual results may differ materially from those anticipated in any forward-looking statements. Many risks and uncertainties are inherent in the printing industry. Others are more specific to the operations of our company. Many of the significant risks related to our business are described in this Prospectus. These include, among others, risks associated with product demand and sales, growth rate, ability to obtain assumed productivity savings, quality controls, availability of acquisition opportunities and their related costs, cost savings due to integration and synergies associated with acquisitions, ability to obtain additional financing, interest rates, foreign currency exchange rates, paper and raw material costs, waste paper prices, ability to pass through paper costs to customers, postage rates, changes in the direct mail industry, competition, ability to develop new products, effect on our business resulting from the availability and proliferation of alternative delivery media such as the Internet, labor costs, labor relations and advertising costs. See "Risk Factors."

                         CURRENCY TRANSLATION

   We report our financial statements in U.S. dollars. Unless otherwise indicated, references to dollars or "$" are to U.S. dollars.

                               SUMMARY

   The following is a summary of the more detailed information appearing elsewhere in this Prospectus and in the documents incorporated herein by reference. You should read the entire Prospectus, including the "Risk Factors" and the financial statements (including all the notes). Unless the context otherwise requires, references to "the Company," mean Mail-Well I Corporation, a Delaware corporation, references to "the Parent Company" mean Mail-Well, Inc., a Colorado corporation, and references to "Mail-Well," as well as "we," "us" and "our" mean, collectively, the Company, the Parent Company and all of their consolidated subsidiaries. The Parent Company is a holding company which is not engaged in any business other than holding the capital stock of the Company.

   The data used in this Prospectus are drawn from the financial condition, results of operations and cash flows of the Parent Company and its subsidiaries on a consolidated basis. Because the Parent Company has immaterial operating assets, revenues and expenses (other than through ownership of the Company), the financial condition and results of operations of the Company and its subsidiaries on a consolidated basis do not materially differ from those of the Parent Company (consolidated). The Parent Company will guarantee all of the Company's obligations under the new notes.

THE COMPANY

   The Company is a leading consolidator in the printing industry, with revenues of $1.5 billion for the year ended December 31, 1998. The printing industry is one of the largest and most fragmented industries in the United States with total estimated 1997 sales of $142 billion among an estimated 52,000 printing businesses, according to the Printing Institute of America, Inc. We compete in the following four market segments of the printing industry:

     *  Envelopes

     *  Commercial Printing

     *  Printing for Distributors

     *  Labels

     Since our inception in February 1994 through March 10, 1999, we have completed 44 acquisitions in the printing industry, for purchase prices ranging from $2.5 million to $97.4 million. We are the largest printer and manufacturer of envelopes in the United States and Canada and one of the leading commercial printers in the United States. We are also the largest printer of custom business documents for the distributor market in the United States and a leading printer of glue-applied paper labels for the food and beverage industry. We currently operate 100 printing facilities throughout North America, serving over 40,000 customers.

     We believe that we have competitive advantages in the printing industry, including the ability to (1) utilize our network of strategically located plants and sales offices to attract customers that require production from multiple locations, (2) realize cost savings as a result of volume related purchases of paper, ink and other raw materials, (3) reduce overhead expense through the consolidation of most administrative functions for insurance, employee benefits and financial management, (4) increase profitability through the optimization of equipment utilization among facilities, (5) offer customers greater flexibility in meeting their needs due to more available capacity and equipment capabilities and (6) combine the responsiveness of a local or regional facility with resources of a large national company.

     Our principal executive offices are located at 23 Inverness Way East, Suite 160, Englewood, Colorado 80112; our telephone number is
(303) 790-8023.

     Please refer to Note 12 of Mail-Well's consolidated financial statements included elsewhere in this Prospectus for additional information concerning our operating and geographic segments.

GROWTH STRATEGY

     Our objective is to continue to increase our cash flows and profits, and to maximize shareholder value, through acquisitions and an operating strategy that enhances operating leverage and achieves cost efficiencies. The key elements of our strategy include:

     *  PROVIDING A BROAD RANGE OF QUALITY PRODUCTS AND SERVICES.

     * ACQUIRING PROFITABLE BUSINESSES IN MARKETS WITH ATTRACTIVE GROWTH OPPORTUNITIES.

     *  USING OUR SIZE TO ACHIEVE COST SAVINGS.

     *  CONSOLIDATING AND COORDINATING CURRENT OPERATIONS AND
        OPERATIONS WE ACQUIRE IN THE FUTURE.

     *  USING OUR NATIONAL SALES AND MARKETING PROGRAM.

     *  EXPANDING THE PRODUCTS AND SERVICES WE SELL TO EXISTING
        CUSTOMERS AND ADDING NEW CUSTOMERS.

THE PRINTING INDUSTRY

     The printing industry is one of the largest and most fragmented industries in the United States with total estimated 1997 sales of $142 billion among an estimated 52,000 printing businesses according to the PIA. The printing industry includes envelope printing, general commercial printing, financial printing, printing and publishing of books, newspapers and periodicals, quick printing and production of business forms, labels and greeting cards. Due to the fragmented nature of the printing industry, we believe an abundance of acquisition opportunities exist. The printing industry is characterized by a significant number of locally oriented, privately held businesses, many of which are viable acquisition candidates. Owners of these independent companies are often motivated to sell their printing businesses to access the financial capital and other operating strengths we have to offer to grow the business, increase their personal financial liquidity or facilitate retirement. Moreover, by consolidating independent companies we can achieve the substantial economies of scale of a large multi-plant and geographically diverse organization.

THE EXCHANGE OFFER

Issuer                            Mail-Well I Corporation.

Exchange Offer                    On December 16, 1998, we issued
                                  $300,000,000 aggregate principal amount
                                  of the Company's 8 3/4% Senior
                                  Subordinated Notes due 2008 in a
                                  transaction that was exempt from the
                                  registration requirements of the
                                  Securities Act of 1933, as amended.  We
                                  are now offering to exchange $1,000
                                  principal amount of the Company's 8 3/4%
                                  Series B Senior Subordinated Notes due
                                  2008 for each $1,000 principal amount of old notes. As of the date of this Prospectus, old notes representing
                                  $300,000,000 aggregate principal amount
                                  are outstanding.  The terms of the new
                                  notes and the old notes are identical in all material respects, except that the new notes will be freely transferable by the holders except as otherwise described in this Prospectus. See
                                  "Description of the Notes."

                                  Based on interpretations by the staff of
                                  the Securities and Exchange Commission,
                                  as set forth in no-action letters issued
                                  to persons unrelated to us, we believe
                                  that new notes issued pursuant to this
                                  exchange offer in exchange for old notes
                                  may be offered for resale, resold or
                                  otherwise transferred by holders without
                                  compliance with the registration and
                                  prospectus delivery requirements of the
                                  Securities Act, provided that the new
                                  notes are acquired in the ordinary
                                  course of the holders' business and the
                                  holders have no arrangement with any
                                  person to engage in a distribution of
                                  new notes.  Furthermore, each holder,
                                  other than a broker-dealer, must
                                  acknowledge that it is not engaged in,
                                  and does not intend to engage in, a
                                  distribution of the new notes and has no
                                  arrangement or understanding to
                                  participate in a distribution of new
                                  notes.   Each broker-dealer that
                                  receives new notes for its own account
                                  in this exchange offer must acknowledge
                                  that it will comply with the prospectus
                                  delivery requirements of the Securities
                                  Act in connection with any resale of the new notes. Broker-dealers that acquired old notes directly from us and not as a result of market-making activities or other trading activities may not rely on the staff's interpretations discussed above or participate in the exchange offer and must comply with the prospectus delivery requirements of the Securities Act in order to resell the old notes.

                                  Please note that the Commission has not
                                  considered this exchange offer in the
                                  context of a no-action letter and we
                                  cannot be sure that the staff of the
                                  Commission would make a similar
                                  determination with respect to this
                                  exchange offer as it did in the no-
                                  action letters to the unrelated persons.

Registration Rights Agreement     We sold the old notes on December 16,
                                  1998, in a private placement relying on
                                  Section 4(2) of the Securities Act. The old notes were immediately resold by the initial purchasers in reliance on Rule
                                  144A under the Securities Act.  In
                                  connection with the sale, we entered
                                  into a Registration Rights Agreement
                                  with the initial purchasers requiring us to make this exchange offer. The
                                  Registration Rights Agreement also
                                  provides that we must use our reasonable best efforts to (1) cause the Registration Statement for this exchange offer to be declared effective within 180 days of the date on which we issued the old notes and (2) consummate this exchange offer no earlier than 20 and no later than 30 business days after the effective date of the Registration
                                  Statement for this exchange offer.

Expiration Date                   The exchange offer will expire at 5:00
                                  p.m., New York City time, on
                                  __________________, 1999, or a later
                                  date and time to which we extend it.

Withdrawal                        You may withdraw your tender of the old
                                  notes pursuant to the exchange offer at
                                  any time prior to 5:00 p.m., New York
                                  City time, on ______________, 1999, or a
                                  later date and time to which we extend
                                  the offer. We will return any old notes that we do not accept for exchange for any reason without expense to the tendering holder as soon as practicable after the exchange offer expires or terminates.

Interest on the New Notes
and the Old Notes                 Interest on the new notes will accrue
                                  from the date of the original issuance
                                  of the old notes or from the date of the last periodic payment of interest on the old notes, whichever is later. No additional interest will be paid on old notes tendered and accepted for exchange.

Conditions of the Exchange
Offer The exchange offer is subject to customary conditions, some of which we may waive. See "The Exchange Offer-- Conditions of Exchange Offer."

Procedures for Tendering
Old Notes                         To accept the exchange offer, you must
                                  complete, sign and date the letter of
                                  transmittal in accordance with the
                                  instructions contained in this
                                  Prospectus and in the letter of
                                  transmittal, and send the letter of
                                  transmittal and the old notes and any
                                  other required documentation to the
                                  exchange agent at the following address:

                                     State Street Bank and Trust Company,
                                       Exchange Agent
                                     Attn:  Corporate Trust Division:
                                       Mail-Well I Corporation
                                     Two International Place
                                     Boston, Massachusetts 02110
                                     Telecopier No.: (617) 664-5376

                                  If you hold the old notes through the
                                  Depository Trust Company, to accept the
                                  exchange offer you must use the DTC's
                                  Automated Tender Offer Program, by which each tendering participant will agree to be bound by the letter of transmittal. By executing or agreeing to be bound by the letter of transmittal, each holder will represent to us that, among other things, (1) the new notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving the new notes, whether or not the person is the registered holder of the old notes, (2) the holder is not engaging in and does not intend to engage in a distribution of the new notes, (3) the holder does not have an arrangement or understanding with any person to participate in the distribution of the new notes, and (4) the holder is not an "affiliate," as defined under Rule 405 promulgated under the Securities Act, of the Company.

                                  We will accept for exchange any and all
                                  old notes which are properly tendered
                                  and not withdrawn in the exchange offer
                                  prior to 5:00 p.m., New York City time,
                                  on ______________, 1999.  The exchange
                                  agent will deliver the new notes issued
                                  pursuant to the exchange offer promptly
                                  following the expiration date.  See "The
                                  Exchange Offer--Terms of the Exchange
                                  Offer; Period for Tendering Old Notes."

Federal Income Tax
Considerations                    In the opinion of special tax counsel,
                                  the exchange of old notes for new notes
                                  in the exchange offer should not
                                  constitute an exchange of the old notes
                                  under Section 1001 of the Internal
                                  Revenue Code of 1986, as amended.  See
                                  "Taxation."

Effect of Not Tendering           Old notes that are not tendered or that
                                  are tendered but not accepted will,
                                  following the completion of the exchange offer, continue to be subject to the existing restrictions on transfer. We will have no further obligation to provide for the registration under the Securities Act of the old notes.
                                  Holders of old notes do not have any
                                  appraisal or dissenters' rights in
                                  connection with the exchange offer.

Securities                        $300,000,000 aggregate principal amount
                                  of the Company's8 3/4% Series B Senior
                                  Subordinated Notes due 2008.

Maturity Date                     December 15, 2008.

Interest Payment Dates            Interest on the new notes will accrue at
                                  the rate of 8 3/4% per year, payable
                                  semi-annually in cash in arrears on June
                                  15 and December 15 of each year,
                                  commencing June 15, 1999.

Optional Redemption               We can redeem the new notes, in whole or
                                  in part, on or after December 15, 2003,
                                  at the redemption prices set forth in
                                  this Prospectus, plus accrued and unpaid interest. In addition, before December
                                  15, 2001, we can redeem up to 35% of the new notes at 108.75% of their principal amount, plus accrued and unpaid interest, with the net cash proceeds from common stock offerings in some circumstances. See "Description of the
                                  Notes--Optional Redemption."

Guarantees                        The new notes will be unconditionally
                                  guaranteed by the Parent Company (the
                                  owner of all of the outstanding stock of the Company) as well as by our existing domestic operating subsidiaries and significant future domestic operating subsidiaries. These guarantees will be subordinated in right of payment to all existing and future senior indebtedness of the guarantors, including guarantees of indebtedness by substantially all of our domestic subsidiaries under our existing senior bank credit agreement.
                                  These guarantees will rank equal to
                                  other existing and future senior
                                  subordinated indebtedness of the
                                  guarantors and senior in right of
                                  payment to all of the existing and
                                  future obligations of the guarantors
                                  that are expressly subordinated in right of payment to the guarantees of the new notes. See "Description of the
                                  Notes--Note Guarantees; Restrictions on
                                  Parent Company and Subsidiaries."

Change of Control                 Upon the occurrence of certain change of
                                  control events, you may require us to
                                  repurchase all or a portion of your new
                                  notes at 101% of their principal amount, plus accrued and unpaid interest. See
                                  "Description of the Notes--Repurchase at the Option of Holders--Change of
                                  Control."

Ranking The new notes will be general unsecured obligations of the Company and will rank equally with all of the Company's other existing and future senior subordinated indebtedness and senior in right of payment to existing and future obligations expressly subordinated in right of payment to the new notes. The new notes will rank junior to all existing and future senior debt. In addition, the new notes will effectively rank junior to all existing and future indebtedness and other liabilities of our foreign subsidiaries. See "Description of the Notes--Subordination."

Anti-Layering                     We will not, and will not permit any of
                                  our subsidiaries to, incur any
                                  indebtedness that is subordinate in
                                  right of payment to any of our senior
                                  debt and senior in right of payment to
                                  the new notes.

Covenants in the Indenture        The indenture governing the new notes
                                  contains covenants that, among other
                                  things, limit our ability and the
                                  ability of our subsidiaries to:
                                     *  pay or permit payment of dividends
                                        on, or redeem or repurchase,
                                        capital stock;
                                     *  make investments;
                                     *  incur additional indebtedness;
                                     *  allow the imposition of dividend
                                        restrictions on subsidiaries;
                                     *  sell assets;
                                     *  guarantee indebtedness;
                                     *  issue capital stock;
                                     *  create liens;
                                     *  engage in certain transactions
                                        with affiliates; and
                                     *  consolidate or merge or sell all
                                        or substantially all our assets
                                        and the assets of our
                                        subsidiaries.
                                  All of these limitations are subject to
                                  important exceptions and qualifications
                                  described under "Description of the
                                  Notes--Covenants in the Indenture."

REGULATORY MATTERS

   We are not aware of any governmental or regulatory approvals that are required in order to complete the exchange offer.

RISK FACTORS

   An investment in the new notes involves risks associated with our business, the printing industry and the exchange offer. For a more detailed discussion of these risks, see "Risk Factors" on page 13.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

   The summary of historical consolidated financial data presented below is derived from the historical audited consolidated financial statements of the Parent Company and its predecessors, the envelope business of Georgia-Pacific and Pavey Envelope and Tag Corp., and in the opinion of management reflect all adjustments, consisting of only normal, recurring adjustments, necessary for a fair presentation of such information. The operations of the acquisitions accounted for under the purchase method have been included in the historical income statement data of the Parent Company from their respective dates of acquisitions. Amounts derived from the consolidated financial statements for periods subsequent to February 23, 1994 (inception), have been restated as appropriate to reflect mergers accounted for as poolings of interests. The data presented below should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations, the consolidated financial statements and the related notes thereto included elsewhere in this document.

                                                                                                               Predecessor
                                                                                                    Period      Companies
                                                                                                     from       ---------
                                                                                                   Feb. 24        Period
                                                                                                     1994          from
                                                         Year Ended December 31                    through     Jan. 1, 1994
                                            -----------------------------------------------        December      Feb. 23,
                                            1998           1997           1996         1995          1994          1994
                                            ----           ----           ----         ----          ----          ----
                                                              (in millions, except per share amounts)
Net sales                                 $1,504.7       $1,073.9        $944.5       $758.9        $389.3        $36.6
Income (loss) before extraordinary
  item                                        25.8<Fc>       35.0          21.2         15.4           9.4         (1.3)
Net income (loss)                             21.7<Fc>       28.9          21.2         13.0           9.4         (1.3)
Earnings per basic share: <Fb>
Income per share before extraordinary
  item                                    $   0.55       $   0.86        $ 0.53       $ 0.58        $ 0.42         <Fa>
Extraordinary item                           (0.08)         (0.15)           --        (0.09)           --
                                          --------       --------        ------       ------        ------
Net income per basic share                $   0.47          $0.71        $ 0.53       $ 0.49        $ 0.42         <Fa>
                                          ========       ========        ======       ======        ======
Earnings per diluted share: <Fb>
Income per share before extraordinary
  item                                    $   0.53<Fc>   $   0.82        $ 0.52       $ 0.56        $ 0.42         <Fa>
Extraordinary item                           (0.08)         (0.14)           --        (0.09)           --
                                          --------       $-------        ------       ------        ------
Net income per diluted share              $   0.45       $   0.68        $ 0.52       $ 0.47          0.42         <Fa>
                                          ========       ========        ======       ======        ======

Total assets                              $1,128.0       $  671.4        $552.0       $582.6        $392.5          N/A
Total long-term debt                         583.4          330.4         237.8        347.4         259.1          N/A
Book value per share                      $   6.13       $   3.99        $ 3.29       $ 2.80        $ 1.90          N/A
Ratio of earnings to fixed charges <Fd>       2.1x<Fc>       2.6x          1.9x         1.7x          1.7x          N/A

-----------
<Fa>  Earnings per share is not presented for these periods as operations were those of predecessor companies.
<Fb>  Earnings per share data has been retroactively restated to reflect the 3:2 stock split in June 1997 and the 2:1 stock split in June
      1998.
<Fc>  The 1998 results include an after-tax charge of $21.8 million
      ($28.9 million pre-tax), or $0.41 per diluted share related to the restructuring of the Envelopes and Commercial Printing segments and the termination of a leveraged Employee Stock Ownership Plan (see Note 11 of notes to the consolidated financial statements included elsewhere herein). Excluding the restructuring and other unusual charge, the amounts would be as follows:

         Income before extraordinary item                       $47.6
         Net income                                              43.5
         Income per diluted share before extraordinary item      0.94
         Ratio of earnings to fixed charges                      2.7x

<Fd>  For purposes of computing the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges (other than capitalized interest) and amortization of previously capitalized interest. Fixed charges consist of interest expense and debt issuance cost, capitalized interest and that portion of rental expenses representative of the interest factor, deemed to be one-third.

                           RISK FACTORS

   An investment in the new notes involves a high degree of risk.
You should consider carefully the following factors, in addition to the other information contained in this Prospectus, in evaluating the risks of the new notes.

WHAT ARE THE RISKS RELATED TO THE NEW NOTES?

   WE HAVE SIGNIFICANT LEVERAGE AND DEBT SERVICE REQUIREMENTS

   Our level of debt may affect our operations and our ability to make payments on the new notes. We have incurred substantial amounts of debt in order to finance acquisitions and operations. As of December 31, 1998, our total indebtedness was $591.5 million, representing approximately 1.98 times total shareholders' equity.

   The amount of debt we owe could have several important effects on future operations of our business. For example:

   * our ability to obtain additional financing for working capital, acquisitions, capital expenditures or other corporate purposes in the future may be limited;

   * a substantial portion of our cash flow from operations is dedicated to the payment of principal and interest on indebtedness, and is not available to fund working capital, capital expenditures, acquisitions and other business purposes;

   * we may be more vulnerable to economic downturns or other adverse developments than less leveraged competitors;

   * borrowings under our bank credit agreement bear interest at fluctuating rates which could result in higher interest expense in the event of an increase in interest rates; and

   * we may be unable to repurchase all of the new notes tendered to us if we undergo a change of control (see "Description of the Notes--Repurchase at the Option of Holders--Change of Control").

   Our ability to make scheduled payments of principal or interest on, or to reduce or refinance, indebtedness depends on our future operating performance and resulting cash flow. To some extent, future performance will be subject to prevailing economic conditions and financial, competitive and other factors beyond our control. We cannot be certain, however, that our business, or businesses that we acquire in the future, will generate sufficient cash flow from operations to enable us to service all of our debt (including the new notes). We may need additional funding from either debt or equity offerings in the future in order to refinance existing debt (including the new notes) or to continue to grow our business through acquisitions or internally. We cannot be sure that we will have access to any such sources of funding on satisfactory terms or on a timely basis or at all.

   THERE ARE ADDITIONAL BORROWINGS AVAILABLE TO US

   Despite current debt levels, we may be able to incur substantial additional indebtedness in the future. The terms of the indenture for the new notes do not fully prohibit us from doing so. Our bank credit agreement permits additional borrowings of up to $207.0 million and all of those borrowings would be senior to the new notes and the guarantees on the new notes. If new debt is added to our current debt levels, the related risks that we now face could intensify.

   See "Selected Historical Consolidated Financial Data,"
"Description of the Notes--Repurchase at the Option of Holders--Change of Control" and "Description of Outstanding Indebtedness--The Credit Agreement."

   NOT ALL OF OUR SUBSIDIARIES ARE GUARANTORS

   Your right to receive payments on the new notes could be adversely affected if any of our non-guarantor subsidiaries declare bankruptcy, liquidate or reorganize.

   Some but not all of our subsidiaries guarantee the new notes. In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. As of December 31, 1998, the old notes were effectively junior to $81.5 million of indebtedness and other liabilities (including trade payables) of these non-guarantor subsidiaries. In addition, an indeterminate amount may be available to those subsidiaries for future borrowing. The non-guarantor subsidiaries generated 10.3% of our consolidated revenues in the year ended
December 31, 1998, and held 14.6% of our consolidated assets as of December 31, 1998. See "Description of the Notes--Notes Guarantees; Restrictions on Parent Company and Subsidiaries." Please refer to Note 14 of Mail-Well's consolidated financial statements included elsewhere in this Prospectus for additional information concerning guarantor and non-guarantor subsidiaries.

   FRAUDULENT CONVEYANCE LAWS COULD VOID GUARANTEES

   Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors.

   Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee and:

   * was insolvent or rendered insolvent by reason of such incurrence;

   * was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

   * intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

   In addition, any payment by a guarantor of the new notes pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

   The measures of insolvency for purposes of these fraudulent transfer laws vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

   * the sum of its debt, including contingent liabilities, was greater than the fair saleable value of all of its assets;

   * the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

   *  it could not pay its debts as they become due.

   THE NEW NOTES AND GUARANTEES ARE SUBORDINATED TO SENIOR CREDITORS

   The new notes and the guarantees of the new notes are unsecured, which means that you have no recourse to specific assets of the Company or the guarantors upon any event of default under the indenture. In addition, we may borrow up to $300.0 million under an existing bank credit agreement. Under the terms of the indenture for the new notes, we may borrow additional funds from our banks in the future, subject to important limitations. Your right to be repaid principal and interest on the new notes is secondary to the right of our lenders to be repaid for all current and future borrowings under the bank credit agreement and other senior debt. We may also issue additional senior subordinated debt which will rank equally with your right to be repaid. Your right to be repaid amounts owing under the guarantees of the new notes ranks equally to the rights of other senior subordinated obligations of the guarantors. Under some circumstances, we may also incur secured debt to creditors who will have the right to be repaid out of specific property.

   If we default on the new notes, become bankrupt, liquidate or reorganize:

   * from our remaining assets, you would be entitled to be repaid only after any secured creditors have been paid out of proceeds from the sale of their collateral;

   * from our remaining assets, you would be paid principal and interest on the new notes only after all of our senior debt has been paid; and

   * to the extent there are assets available after all of the foregoing creditors have been paid, then you will be entitled to be repaid on a pro rata basis with and only to the extent that there are sufficient assets to repay the holders of any obligations of the Company and its subsidiaries which rank equally with the new notes in right of payment.

   In addition, all payments on the new notes and the guarantees will be blocked in the event of a payment default on senior debt and may be blocked for up to 179 or 365 consecutive days in the event of certain non-payment defaults on senior debt.

   In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to the Company or the guarantors of the new notes, if we have senior debt, the holders of the new notes will participate with all other holders of our subordinated indebtedness in the assets remaining after we have paid all senior debt, including trade and other general creditors. In any such case, we may not have sufficient funds to pay all of our creditors in which event holders of new notes would receive less, ratably, than the holders of senior debt. If, at the time of a bankruptcy, liquidation, reorganization or similar proceeding relating to the Company or the guarantors, we had no senior debt, holders of the new notes would participate ratably with trade and other general creditors and all other holders of our subordinated indebtedness in our assets.

   As of December 31, 1998, the old notes and the guarantees of the old notes were subordinated to $139.4 million of senior debt and approximately $207.0 million was available for borrowing as additional senior debt under our bank credit agreement. We will be permitted to borrow substantial additional indebtedness, including senior debt, in the future under the terms of the indenture for the new notes. See "Description of the Notes--Covenants in the Indenture--Incurrence of Indebtedness."

   WE MAY NOT BE ABLE TO FINANCE A CHANGE OF CONTROL OFFER

   We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture for the new notes.

   Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of notes, or that restrictions in our bank credit agreement will not allow such repurchases. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a "Change of Control" under the indenture for the new notes. See "Description of the Notes--Repurchase at the Option of Holders--Change of Control."

   THERE IS NO PUBLIC MARKET FOR THE NEW NOTES

   The new notes will be a new issue of securities for which there will be a limited trading market. However, the new notes will be traded in the over-the-counter market.

   The initial purchasers of the old notes have advised us that they are making a market in the old notes and will do so for the new notes. However, the initial purchasers are not obligated to continue to do so, and may discontinue any market-making activities with respect to the new notes at any time without notice. In addition, such market-making activities are subject to the limitations imposed by the Securities Act and the Securities Exchange Act of 1934, as amended, and may be limited during this exchange offer.

   If an active market for the new notes were to develop, the new notes might trade at prices lower than the initial offering price of the old notes. The trading price would depend on many factors, such as prevailing interest rates and the market for similar securities, general economic conditions and our financial condition, performance and prospects. We do not intend to apply for listing or quotation of the new notes on any securities exchange or automated quotation system.

   THERE ARE CROSS DEFAULT PROVISIONS IN OUR DEBT INSTRUMENTS

   Our bank credit agreement and the indenture for the new notes contain numerous financial and operating covenants and require us to meet certain financial ratios and tests. Our failure to comply with the obligations contained in the bank credit agreement or the indenture could result in an event of default under the bank credit agreement or the indenture, which could result in the related debt and the debt issued under other instruments to become immediately due and payable.
In this event, we would need to raise funds through any number of alternative available sources, which funds may not be available on favorable terms, on a timely basis or at all. Alternatively, such a default would require us to sell assets and otherwise curtail operations in order to pay our creditors.

WHAT ARE THE RISKS RELATED TO OUR BUSINESS?

   THE AVAILABILITY, FINANCING AND INTEGRATION OF ACQUISITIONS ARE MATERIAL TO OUR BUSINESS

   We have grown rapidly through acquisitions. Although we believe that our experience in making acquisitions is an important asset, we cannot be certain that current management, personnel and other corporate infrastructure will be adequate to manage continued growth. In addition, to the extent that our continued growth and success depend on making further acquisitions, we cannot be certain that we will be able to continue to identify and acquire other businesses on favorable terms or that, if we are able to acquire businesses on favorable terms, we will be able to successfully integrate the acquired businesses into our current business or profitably manage them. There may also be increased competition for acquisition candidates, in which event we may have fewer acquisition opportunities available to us, or be faced with the prospect of paying higher prices for target companies, and we may generate less cash flow as a result.

   In addition, the acquisition of target companies outside of our traditional business of envelope converting and printing may create additional risks due to management's lack of familiarity with new markets and other factors. In particular, should we be able to identify, acquire and successfully integrate acquired businesses into our own, we may incur substantial costs, delays or other operational or financial problems in doing so, and we may not be able to profitably manage them. Furthermore, each particular acquisition may involve a number of special risks, including possible adverse effects on the acquired company's operating results, diversion of management's attention, failure to retain key acquired personnel, unanticipated events or liabilities and amortization of acquired intangible assets, some or all of which could have a material adverse effect on our business, cash flow and profitability.

   We may finance future acquisitions through any one of the following:

   * additional indebtedness, under our bank credit agreement or otherwise;

   *  cash from operations;

   * the issuance of common stock or other securities to the sellers;

   * the sale of common stock or other securities in public or private offerings; or

   *  any combination of the above.

   In the event that any of these financing structures are unavailable, our ability to make acquisitions would be limited. We cannot be certain that we will be able to obtain all the financing we will need in the future on satisfactory terms or at all. Our failure to obtain such financing may require us to curtail our growth plans which may in turn make it more difficult for us to repay our debt.

   THE PRINTING BUSINESS DOES NOT GENERALLY USE LONG-TERM AGREEMENTS

   The printing industry in which we compete is generally characterized by individual orders from customers or short-term contracts. Most of our customers are not contractually obligated to purchase products or services from us. Most customer orders are for specific printing jobs, and repeat business largely depends on our customers' satisfaction with the work we do. Although our business is not dependent upon any one customer or group of customers, we cannot be sure that any particular customer will continue to do business with us for any period of time even though we believe that we have and will continue to have the ability to provide the highest quality printed products and services to our customers. In addition, the timing of particular jobs or types of jobs at particular times of year may cause fluctuations in the operating results of our various printing operations in any given quarter.

   OUR INDUSTRY IS HIGHLY COMPETITIVE

   The North American printing industry in which we compete is extremely fragmented and highly competitive. In the envelope market, we compete primarily with a few multi-plant and many single-plant companies servicing regional and local markets. In the commercial printing, consumer labels and custom business communications documents printing markets, we compete against a number of large, diversified and financially stronger printing companies, as well as regional and local commercial printers, many of which are capable of competing with us on volume, price and production quality. We are constantly seeking ways to reduce our costs and become more efficient competitors, and we believe that our consolidation strategy in each of our markets has been and will continue to be successful in achieving these goals. However, we cannot be certain that these efforts will continue to be successful or that our competitors will not be more successful in their similar efforts to reduce costs and become more efficient. If we fail to reduce costs and increase productivity, we may face decreased profit margins in markets where we encounter price competition, which in turn could reduce our cash flow and profitability.

   THE UNITED STATES AND CANADIAN POSTAL SERVICES CAN INDIRECTLY
AFFECT OUR BUSINESS

   Because the great majority of envelopes used in the United States and Canada are sent through the mail, postal rates are a significant factor affecting envelope usage. Historically, increases in postal rates, relative to changes in the cost of alternative delivery means and/or advertising media, have resulted in temporary reductions in the growth rate of mail sent, including direct mail, which is a significant portion of our envelope volume. The U.S. Postal Commission recently approved rate increases of approximately 4% for direct mail and 3% for first class mail, effective January 1999. The Canadian Post Corporation increased the basic postal rate by approximately 6.7% in 1996, contributing to a leveling off of the growth rate of mail sent. The CPC raised rates a further 4.7% in 1998. These postal rate increases are significantly less than the cumulative rate of inflation since the last postal rate increases. We cannot be sure that direct mail marketers will not reduce their volume as a result of these increases. Because rate increases in the U.S. and Canada are largely outside our control, we can provide no assurance that future increases in U.S. and/or Canadian postal rates will not have a negative effect on the level of mail sent, or the volume of envelopes purchased, in either or both countries. In such event, we would expect to experience a decrease in cash flow and profitability or financial position.

   WE DEPEND ON GOOD LABOR RELATIONS

   As of December 31, 1998, we had approximately 12,100 full-time employees, of whom approximately 3,000 were members of various local labor unions. If unionized employees were to engage in a concerted strike or other work stoppage, or if other employees were to become unionized, we could experience a disruption of operations, higher labor costs or both. A lengthy strike could result in a material decrease in cash flow or profitability.

   THE COST AND AVAILABILITY OF PAPER IS MATERIAL TO OUR BUSINESS

   The cost of paper represents a significant portion of our cost of materials. Increases in paper costs could have a material adverse effect on our business. Historically, we have been able to maintain gross profit on a dollars per unit basis when paper prices increase by passing paper price increases on to our customers and by receiving increased proceeds from waste paper sales. We cannot be certain, however, that we will be able to continue to pass on future increases in the cost of paper. Moreover, rising paper costs and their consequent impact on our pricing could lead to a decrease in our volume of units sold. For example, successive paper price increases during the latter part of 1995 and early 1996 resulted in a decline in demand for our products, particularly from the direct-mail advertising industry. Although we have been successful in negotiating favorable pricing relationships with paper vendors, the overall paper market is largely beyond our control. As a result, we cannot be certain that future paper price increases will not result in decreased volumes and decreased cash flow and profitability.

   Due to the significance of paper in the manufacture of most of our products, we are dependent upon the availability of paper. During periods of tight paper supply, many paper producers allocate shipments of paper based on the historical purchase levels of customers. As a result of our large volume paper purchases from several paper producers, we generally have not experienced difficulty in obtaining adequate quantities of paper, although we have occasionally experienced minor delays in delivery. Although we believe that our attractiveness to vendors as a large volume paper purchaser will continue to enable us to receive adequate supplies of paper in the future, unforeseen developments in world paper markets coupled with shortages of raw paper could result in a decrease in supply, which would cause a decrease in the volume of product we could produce and sell, and a corresponding decrease in cash flow and profitability.

   THE AVAILABILITY OF ALTERNATIVE DELIVERY MEDIA MAY ADVERSELY
AFFECT OUR BUSINESS

   Our envelope printing and manufacturing business is highly dependent upon the demand for envelopes sent through the mail. Such demand comes from utility companies, banks and other financial institutions, among others. Our printing business also depends upon demand for printed advertising and business forms, among others. Usage of the Internet and other electronic media continues to grow. Consumers use these media to purchase goods and services, and for other purposes such as paying utility and credit card bills. Advertisers use them for targeted campaigns directed at specific electronic user groups. Large and small businesses use electronic media to conduct business, send invoices and collect bills. We expect the demand for envelopes and other printed materials for these purposes to decline. Although we expect countervailing trends, for example the growth of targeted direct mail campaigns based upon mailing lists generated by electronic purchases, to cause overall demand for envelopes and other printed materials to continue to grow at rates comparable to recent historical levels, we cannot be certain that the acceleration of the trend towards electronic media such as the Internet and other alternative media will not cause a decrease in the demand for our products, which would result in a decrease in our sales, cash flow and profitability.

   ENVIRONMENTAL LAWS MAY AFFECT OUR BUSINESS

   Our operations are subject to federal, state and local environmental laws and regulations relating to air emissions, waste generation, handling, management and disposal, and at some of our facilities, wastewater treatment and discharge. In addition, some of the sellers from whom we have bought businesses in the past have been designated as potentially responsible parties under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 with respect to off-site disposal of hazardous waste. We believe that we have minimal exposure as a result of such designations, as a result of indemnities obtained in the course of acquisitions or because of the de minimis nature of the claims, or both. We also believe that our current operations are in substantial compliance with applicable environmental laws and regulations. We cannot be certain, however, that currently unknown matters, new laws and regulations, or stricter interpretations of existing laws and regulations will not materially affect our business or operations in the future.

   WE DEPEND ON KEY MANAGEMENT

   Our success will continue to depend to a significant extent on our executive officers and other key management personnel. We do not, as a matter of policy, have employment agreements with executive officers.
We cannot be certain that we will be able to retain our executive officers and key personnel or attract additional qualified management in the future. In addition, the success of our acquisitions may depend, in part, on our ability to retain management personnel of the acquired companies. We do not carry key-person insurance on any of our managerial personnel.

   YEAR 2000 ISSUES MAY AFFECT OUR BUSINESS

   The Year 2000 issue concerns the potential exposures related to the erroneous generation of business and financial information resulting from the fact that many computer systems and programs use two digits, rather than four, to define the applicable year of business transactions. These programs do not properly recognize a year that begins with "20" instead of the familiar "19." These programs may process data incorrectly or stop processing data altogether. We rely upon our own and vendor-supplied technology and recognize the potential business risk to our assets and systems associated with the arrival of the Year 2000. Failure to be Year 2000 compliant could have a material adverse effect on our results of operations, business, prospects and financial condition.

                        EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

   The Company originally issued and sold the $300,000,000 aggregate principal amount of Senior Subordinated Notes due 2008 on December 16, 1998, in an offering that was exempt from registration under the Securities Act pursuant to Section 4(2), Rule 144A and Regulation S of the Securities Act. Accordingly, the old notes may not be transferred in the United States unless registered under the Securities Act or unless an exemption from the registration requirements of the Securities Act and applicable state securities laws is available.

   As a condition to the sale of the old notes, we entered into a Registration Rights Agreement dated as of December 16, 1998, with the initial purchasers of the old notes. In the Registration Rights Agreement, we agreed to file with the Securities and Exchange Commission a registration statement under the Securities Act no later than March 16, 1999, with respect to the $300,000,000 aggregate principal amount of 8 3/4% Series B Senior Subordinated Notes due 2008 offered by this Prospectus, and to use our reasonable best efforts to have it declared effective within 90 days after March 16, 1999. We also agreed to use our best efforts to cause the registration statement to be effective continuously, to keep the exchange offer open for a period of not less than 20 business days and to cause the exchange offer to be consummated no later than the 30th business day after the registration statement is declared effective by the Commission. Pursuant to the exchange offer, holders of the old notes may exchange their old notes for registered new notes. For each old note surrendered pursuant to the exchange offer, the holder of the old note will receive a new note having a principal amount equal to that of the surrendered old note. Interest on each new note will accrue from the last interest payment date on which interest was paid on the old note surrendered in exchange for the new note or, if no interest has been paid on such old note, from the date the old note was issued. To participate in the exchange offer, each holder must represent that it is not an "affiliate" of the Company, as defined in Rule 405 of the Securities Act, it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the new notes that are issued in the exchange offer, and it is acquiring the new notes in the exchange offer in its ordinary course of business; provided, however, that broker-dealers ("Participating Broker-Dealers") receiving new notes in the exchange offer will have a prospectus delivery requirement with respect to resales of the new notes. The Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to new notes (other than a resale of an unsold allotment from the original sale of the old notes) with this Prospectus. Under the Registration Rights Agreement, we are required to allow Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements to use this Prospectus in connection with the resale of the new notes. The Parent Company filed a copy of the Registration Rights Agreement as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 1998.

RESALE OF THE NEW NOTES

   Based on no-action letters issued by the staff of the Commission to persons who are not associated with us, we believe that the new notes issued in exchange for old notes pursuant to this exchange offer will in general be freely transferable after this exchange offer without further registration under the Securities Act and without the holder's delivery of a prospectus under the Securities Act, if the holder of the new notes represents as follows: (1) that it is not an "affiliate" (as defined in Rule 405 of the Securities Act) of the Company; (2) that it is acquiring the new notes in the ordinary course of its business; (3) that it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution (within the meaning of the Securities Act) of the new notes; and (4) if such holder is a broker-dealer, that it will receive new notes for its own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of the new notes. However, the Commission has not considered this exchange offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to this exchange offer as it made in the no-action letters to the unrelated persons. Holders of old notes wishing to accept this exchange offer must complete and sign the enclosed letter of transmittal which contains the representations listed in (1), (2), (3) and (4) above, and which states that the signing holder agrees to comply with its agreements and covenants set forth in the Registration Rights

Agreement. This Prospectus, as it may be amended or supplemented from time to time, may be used by Participating Broker-Dealers in connection with resales of new notes received in exchange for old notes where the old notes were acquired by the Participating Broker-Dealer as a result of market-making activities or other trading activities. A Participating Broker-Dealer that signs a letter of transmittal and delivers a prospectus to purchasers in connection with resales may be deemed to be an "underwriter" within the meaning of the Securities Act; however, the holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD NOTES

   Upon the terms and subject to the conditions set forth in this Prospectus and in the letter of transmittal, we will accept for exchange any and all old notes which are properly tendered on or prior to _____________, 1999 (the "Expiration Date"), and are not withdrawn as permitted below. We will issue $1,000 principal amount of new notes in exchange for each $1,000 principal amount of outstanding old notes surrendered pursuant to this exchange offer. Old notes may be tendered only in integral multiples of $1,000.

   The form and terms of the new notes are the same as the form and terms of the old notes except that (1) the new notes will be registered under the Securities Act and hence the new notes will not bear legends restricting their transfer and (2) holders of the new notes will not be entitled to most rights under the Registration Rights Agreement, which will terminate upon the closing of the exchange offer. The new notes will evidence the same debt as the old notes and will be issued under, and be entitled to the benefits of, the same indenture.

   As of the date of this Prospectus, an aggregate of $300,000,000 in principal amount of the old notes is outstanding. This Prospectus, together with the letter of transmittal, is first being sent on or about _________________, 1999, to all holders of old notes known to us.

   Holders of the old notes do not have any appraisal or dissenters' rights under the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the provisions of the Registration Rights Agreement and the applicable requirements of the federal securities laws. See "Description of the Notes-- Registration Rights; Liquidated Damages."

   We expressly reserve the right, at any time or from time to time, to extend the period of time during which the exchange offer is open, and thereby delay acceptance for exchange of any old notes, by giving written notice of the extension to the holders as described below. During the extension, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by the Company. We will return any old notes not accepted for exchange for any reason without expense to the tendering holder as promptly as practicable after the expiration of the exchange offer.

   We reserve the right to amend or terminate the exchange offer if any of the conditions of the exchange offer specified below under "-- Conditions of the Exchange Offer" occur. We will give written notice of any extension, amendment, nonacceptance or termination to the holders of the old notes as promptly as practicable. Any extension to be issued by means of a press release or other public announcement will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

PROCEDURES FOR TENDERING OLD NOTES

   Your tender to the Company of old notes as described below and our acceptance of the old notes will create a binding agreement between you and us upon the terms and subject to the conditions set forth in this Prospectus and in the letter of transmittal. Except as set forth below, a holder who wishes to tender old notes for exchange must send a completed and signed letter of transmittal, including all other documents required by the letter of transmittal, to the exchange agent, State Street Bank and Trust Company, at the address set forth below under "--Exchange Agent" on or before the Expiration Date. In addition, either (1) certificates for the old notes must be received by the exchange agent, or (2) a timely confirmation of a book-entry transfer of the old notes into the exchange agent's account at The Depository Trust Company pursuant to the procedure for book-entry transfer described below, must be received by the exchange agent before the Expiration Date, or (3) the holder must comply with the guaranteed delivery procedures described below.

   The method of delivery of old notes, letters of transmittal and all other required documents is at the election and risk of the holders. If the delivery is by mail, it is recommended that registered mail, properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to assure timely delivery. No letters of transmittal or old notes should be sent to the Company.

   Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trustee or other nominee and who wishes to tender should contact the registered holder of the old notes promptly and instruct the registered holder to tender on behalf of the beneficial owner. If the beneficial owner wishes to tender on its own behalf, the beneficial owner must, prior to completing and executing the letter of transmittal and delivering its old notes, either make appropriate arrangements to register ownership of the old notes in the beneficial owner's name or obtain a properly completed power of attorney from the registered holder of the old notes. The transfer of record ownership may take considerable time.

   Signatures on a letter of transmittal or a notice of withdrawal need not be guaranteed if the old notes surrendered for exchange are tendered (1) by a registered holder of the old notes who has not completed the box entitled "Special Issuance instructions" or "Special Delivery Instructions" on the letter of transmittal or (2) for the account of an Eligible Institution (as defined below). In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trustee having an office or correspondent in the United States (collectively, "Eligible Institutions"). If old notes are registered in the name of a person other than a signer of the letter of transmittal, the old notes surrendered for exchange must be endorsed by the registered holder, or be accompanied by appropriate powers of attorney or by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company in its sole discretion, signed by the registered holder with the signature guaranteed by an Eligible Institution.

   We will determine all questions as to the validity, form, eligibility and acceptance of old notes tendered for exchange in our sole discretion, and our determination shall be final and binding. We reserve the absolute right to reject any tenders of any particular old notes not properly tendered or not to accept any particular old notes whose acceptance might, in our judgment or the judgment of our counsel, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular old notes either before or after the Expiration Date, including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer. Our interpretation of the terms and conditions of the exchange offer as to any particular old notes either before or after the Expiration Date shall be binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes for exchange must be cured within a reasonable period of time as we shall determine. Neither the Company, the exchange agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of old notes for exchange, nor shall any of them incur any liability for failure to give the notification.

   If the letter of transmittal or any old notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

   Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the Expiration Date, all old notes properly tendered and will issue the new notes promptly after acceptance of the old notes. See "--Conditions of the Exchange Offer" below. For purposes of the exchange offer, we will be deemed to have accepted properly tendered old notes for exchange when, as and if we have given oral or written notice to the exchange agent, with written confirmation of any oral notice to be given promptly after.

   The new notes will bear interest at the same rate and on the same terms as the old notes. Consequently, cash interest on the new notes will accrue at a rate of 8 3/4% per annum and will be payable semiannually in arrears commencing on June 15, 1999, and thereafter on December 15 and June 15 of each year. Interest, if any, on each new note will accrue from the last interest payment date on which interest was paid on the surrendered old note or, if no interest has been paid on the old note, from the issue date of the old note. Consequently, holders whose old notes are accepted for exchange will be deemed to have waived the right to receive any accrued but unpaid interest on the old notes.

   In all cases, the issuance of new notes for old notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of certificates for the old notes or a timely book-entry confirmation of the old notes into the exchange agent's account at DTC, a completed and signed letter of transmittal and all other required documents. If any tendered old notes are not accepted, or if old notes are submitted for a greater amount than the holder desires to exchange, the unaccepted or non-exchanged old notes will be returned without expense to the tendering holder (or, in the case of old notes tendered by book-entry procedures described below, the non-exchanged old notes will be credited to an account maintained with DTC designated by the tendering holder) as promptly as practicable after the exchange offer expires or terminates.

CONDITIONS OF THE EXCHANGE OFFER

   Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or to issue new notes in exchange for, any old notes and may terminate or amend the exchange offer prior to the Expiration Date, if any of the conditions to the exchange offer are not met. These conditions include (1) that the exchange offer, or the making of any exchange by a holder of old notes, does not violate applicable law or any applicable interpretation of the staff of the Commission, (2) that no action or proceeding has been instituted or threatened in any court or by or before any governmental agency or body with respect to the exchange offer, (3) that there has not been adopted or enacted any law, statute, rule or regulation, (4) that there has not been declared by United States federal or New York

State authorities a banking moratorium, (5) that trading on the New York Stock Exchange or generally in the United States over-the-counter market has not been suspended by order of the Commission or any other governmental authority and (6) such other conditions as may be reasonably acceptable to the initial purchasers of the old notes, in each of clauses (2) through (5), which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

BOOK-ENTRY TRANSFER

   The exchange agent will request to establish an account for the old notes at DTC for the exchange offer within two business days after the date of this Prospectus, and any financial institution that is a participant in DTC's systems may make book-entry delivery of old notes by causing DTC to transfer the old notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. However, although delivery of old notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile, or an agent's message, with any required signature guarantees and any other required documents, must, in any case, be received by the exchange agent at the address set forth below under "--Exchange Agent" on or before the Expiration Date or the guaranteed delivery procedures described below must be complied with.

   The term "agent's message" means a message, transmitted by DTC to, and received by, the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant stating that the participant has received and agrees to be bound by the terms of the letter of transmittal, and the Company may enforce the letter of transmittal against the participant.

GUARANTEED DELIVERY PROCEDURES

   If a registered holder of the old notes wishes to tender the old notes and the old notes are not immediately available, or time will not permit the holder's old notes or other required documents to reach the exchange agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on time, a tender may be effected if
(1) the tender is made through an Eligible Institution; (2) prior to the Expiration Date, the exchange agent has received from the Eligible Institution a completed and signed letter of transmittal (or a facsimile) and notice of guaranteed delivery substantially in the form provided by the Company, setting forth the name and address of the holder of the old notes and the amount of old notes, stating that the tender is being made thereby and guaranteeing that within five Nasdaq National Market trading days after the date of execution of the notice of guaranteed delivery the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the Eligible Institution with the exchange agent; and (3) the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation and all other documents required by the letter of transmittal, are received by the exchange agent within five Nasdaq National Market trading days after the date of signing the notice of guaranteed delivery.

WITHDRAWAL RIGHTS

   Tenders of old notes may be withdrawn at any time prior to the Expiration Date. For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent at the address set forth below under "--Exchange Agent." Any notice of withdrawal must specify the name of the person who tendered the old notes to be withdrawn, identify the old notes to be withdrawn (including the amount of the old notes), and specify the name in which the old notes are registered, if different from that of the withdrawing holder. If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of the certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless the holder is an Eligible Institution. If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of DTC. We will determine all questions as to the validity, form and eligibility of the notices, and our determination shall be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes that have been tendered for exchange but that are not exchanged for any reason will be returned to the holder without cost to the holder (or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described above, the old notes will be credited to an account with DTC specified by the holder) as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be re-tendered by following one of the procedures described under "-- Procedures for Tendering Old Notes" above at any time on or before the Expiration Date.

EXCHANGE AGENT

   State Street Bank and Trust Company has been appointed as the exchange agent for the exchange offer. All signed letters of transmittal should be directed to the exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

Delivery to:  State Street Bank and Trust Company, Exchange Agent
              Two International Place, Fourth Floor
              Boston, Massachusetts 02110
              Telecopier No.:  (617) 664-5290
              Attention:  Susan Lavey, Corporate Actions

   Delivery of a letter of transmittal to an address other than as set forth above or transmission of instructions via facsimile other than as set forth above does not constitute a valid delivery of the letter of transmittal.

FEES AND EXPENSES

   We will pay the cash expenses we will incur in connection with the exchange offer. Also, in connection with the registration statement for the new notes, we will reimburse the holders for the reasonable fees and disbursements of not more than one counsel, who shall be chosen by the holders of a majority in principal amount of the old notes for whose benefit the registration statement has been prepared.

ACCOUNTING TREATMENT

   For accounting purposes, we will recognize no gain or loss as a result of the exchange offer. The expenses of the exchange offer will be amortized over the term of the new notes.

TRANSFER TAXES

   Holders who tender their old notes for exchange will not be required to pay any transfer taxes, except that holders who instruct the Company to register new notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for paying any applicable transfer tax.

REGULATORY MATTERS

   We are not aware of any governmental or regulatory approvals that are required in order to complete the exchange offer.

CONSEQUENCES OF FAILURE TO EXCHANGE

   Participation in the exchange offer is voluntary. Holders of the old notes are urged to consult their financial and tax advisors in making their own decisions on what action to take. See "Taxation."

   The old notes that are not exchanged for the new notes in the exchange offer will remain restricted securities. Accordingly, those old notes may only be transferred (1) to the Company or any of its subsidiaries, (2) to a person whom the seller reasonably believes is a qualified institutional buyer purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (3) in an offshore transaction meeting the requirements of Rule 903 or Rule 904 under the Securities Act, (4) in a transaction meeting the requirements of Rule 144 under the Securities Act, (5) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel acceptable to the Company), or (6) pursuant to an effective registration statement and, in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction. See "Description of the Notes--Registration Rights; Liquidated Damages."

                       USE OF PROCEEDS

   We will not receive any proceeds from the issuance of the new notes or the consummation of this exchange offer or any sale of new notes to any broker-dealer.

      COMPARATIVE CONSOLIDATED HISTORICAL FINANCIAL DATA

   The comparative consolidated historical financial data for the periods ended December 31, 1994, through 1998 are derived from our audited consolidated financial statements and notes.

   Since the information presented below is only a summary and does not provide all of the information contained in our financial statements, including the related notes, you should read "Management's Discussion and Analysis of Financial Condition and Results of
Operations" and our consolidated financial statements.

                                          PERIOD FROM
                                         FEB. 24, 1994
                                          (INCEPTION)
                                        THROUGH DEC. 31              YEARS ENDED DECEMBER 31
                                        ----------------------------------------------------------------------
                                             1994           1995           1996          1997          1998
                                             ----           ----           ----          ----          ----
                                                                   (dollars in thousands)
STATEMENT OF OPERATIONS DATA:
Net sales                                  $389,262       $758,903       $944,494     $1,073,937    $1,504,686
Costs of sales                              302,374        596,359        740,665        834,212     1,185,373
                                           --------       --------       --------     ----------    ----------
Gross profit                                 86,888        162,544        203,829        239,725       319,313
Selling, administrative and other            58,870        105,739        133,697         53,897       200,193
Restructuring and other unusual charge           --             --             --             --        28,922
Merger costs                                     --             --             --             --         3,318
                                           --------       --------       --------     ----------    ----------
Operating income                             28,018         56,805         70,132         85,828        86,880
Interest expense                             16,456         33,154         34,869         30,157        38,127
Other (income) expense                         (991)           152            478         (2,088)       (1,036)
Provision for income taxes                    3,134          8,118         13,627         22,783        23,948
Extraordinary charge                             --          2,412             --          6,100         4,132
                                           --------       --------       --------     ----------    ----------
Net income                                 $  9,419       $ 12,969       $ 21,158     $   28,876    $   21,709
                                           ========       ========       ========     ==========    ==========

OTHER DATA:
Depreciation and amortization<F1>            11,665         19,262         25,949         26,373        39,640
Capital expenditures                         28,229         24,977         22,039         36,838        87,335
Ratio of earnings to fixed charges<F2>          1.7x           1.7x           1.9x           2.6x          2.1x


                                                                        DECEMBER 31
                                           -------------------------------------------------------------------
                                             1994           1995           1996           1997         1998
                                             ----           ----           ----           ----         ----
                                                                  (dollars in thousands)
BALANCE SHEET DATA (AT YEAR END):
Working capital (including cash and
 cash equivalents)                         $ 79,313       $101,305       $ 32,225       $105,442    $  152,198
Total assets                                392,459        582,567        551,986        671,411     1,127,956
Total debt (including current maturities)   280,606        348,923        258,394        337,152       583,580
Shareholders' equity                         43,778        121,999        143,411        171,820       299,375

------------
<F1> Depreciation and amortization excludes amortization of deferred financing costs, which is included in interest expense.
<F2> For purposes of computing the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges (other than capitalized interest) and amortization of previously capitalized interest. Fixed charges consist of interest expense and debt issuance cost, capitalized interest and that portion of rental expenses representative of the interest factor, deemed to be one-third.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF
        FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following should be read in conjunction with the consolidated historical financial statements and related notes of the Parent Company and its subsidiaries included elsewhere in this Prospectus. In addition to the historical information contained herein, this report contains forward-looking statements. The reader of this information should understand that all such forward-looking statements are subject to various uncertainties and risks that could affect their outcome. Mail-Well's actual results could differ materially from those suggested by such forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, product demand and sales, growth rate, ability to obtain assumed productivity savings, quality controls, availability of acquisition opportunities and their related costs, cost savings due to integration and synergies associated with acquisitions, ability to obtain additional financing and bank debt restructuring, interest rates, foreign currency exchange rates, paper and raw material costs, waste paper prices, ability to pass through paper costs to customers, postage rates, changes in the direct mail industry, competition, ability to develop new products, labor costs, labor relations and advertising costs. This entire Prospectus should be read to put such forward-looking statements in context and to gain a more complete understanding of the uncertainties and risks involved in Mail-Well's business.

OVERVIEW, HISTORICAL FINANCIAL DATA BY SEGMENT (IN THOUSANDS)

                                                              Year Ended December 31
                                                      --------------------------------------
                                                      1998              1997            1996
                                                      ----              ----            ----
Net sales
   Envelopes                                       $  795,881        $  709,531       $638,153
   Commercial printing                                522,801           353,977        306,341
   Printing for distributors                          113,590            10,429             --
   Labels                                              72,414                --             --
                                                   ----------        ----------       --------
Total net sales                                     1,504,686         1,073,937        944,494
                                                   ----------        ----------       --------
Operating income
   Envelopes                                           88,241            82,212         68,440
   Commercial printing                                 34,519            20,273         15,341
   Printing for distributors                            8,943               532             --
   Labels                                               4,280                --             --
   Corporate                                          (16,863)          (17,189)       (13,649)
   Restructuring and other unusual charge             (28,922)               --             --
   Merger costs                                        (3,318)               --             --
                                                   ----------        ----------       --------
Total operating income                                 86,880            85,828         70,132
Interest expense                                      (38,127)          (30,157)       (34,869)
Other income (expense)                                  1,036             2,088           (478)
Income tax expense                                    (23,948)          (22,783)       (13,627)
                                                   ----------        ----------       --------
Income before extraordinary item                       25,841            34,976         21,158
Extraordinary item, net of tax benefit                 (4,132)           (6,100)            --
                                                   ----------        ----------       --------
Net income                                         $   21,709        $   28,876       $ 21,158
                                                   ==========        ==========       ========

YEAR ENDED DECEMBER 31, 1998, COMPARED TO THE YEAR ENDED DECEMBER 31,
1997

   Net sales for 1998 increased 40.1% to $1,504.7 million compared to net sales of $1,073.9 million for 1997. This increase in net sales was attributable to sales from companies acquired during 1998, a full year of sales from companies acquired during 1997 and internal growth in each segment, offset by declines in the Canadian exchange rate and pricing declines. Gross profit of $319.3 million for 1998 represents a 33.2% increase over 1997. Expressed as a percent of net sales, gross profit decreased by 1.1% to 21.2% for 1998 compared to 22.3% for 1997 primarily due to the impact of acquisitions. Expressed as a percent of net sales, selling, administrative and other expense decreased 1.0% to 13.3% in 1998 from 14.3% in 1997 due to efficiency improvements as a result of the assimilation of acquisitions. Operating income, before restructuring and other unusual charge (see Note 11 of the Notes to Consolidated Financial Statements) and merger costs, of $119.1 million for 1998 increased 38.8% from 1997 primarily due to acquisitions.

   Earnings for 1998 before extraordinary item and restructuring and other unusual charge increased 36.0% to $47.6 million from $35.0 million in the prior year. Earnings per diluted share before extraordinary item and the effect of the restructuring and other unusual charge increased 14.6% to $0.94 in 1998 from $0.82 in 1997. Due primarily to the effect of the restructuring and other unusual charge, earnings per diluted share decreased to $0.45 in 1998 from $0.68 in 1997.

YEAR ENDED DECEMBER 31, 1997, COMPARED TO THE YEAR ENDED DECEMBER 31,
1996

   Net sales for 1997 increased to $1,073.9 million, 13.7% higher than net sales of $944.5 million for 1996. This increase in net sales was primarily attributable to a full year of sales from companies acquired during 1996 and acquisitions in 1997. Excluding acquisitions, sales volume increases for 1997 were offset by price declines attributable to the pass through of lower paper cost and competitive pressure. Gross profit of $239.7 million for 1997 reflected a 17.6% increase over 1996. Expressed as a percent of net sales, gross profit increased by 0.7% to 22.3% for 1997 compared to 21.6% for 1996. This increase was mainly due to reductions of material cost as a percent of sales resulting from mix changes and efficiency improvements. Expressed as a percent of net sales, selling, administrative and other expense increased 0.1% to 14.3% in 1997 from 14.2% in 1996. Operating income, expressed as a percent of net sales increased from 7.4% in 1996 to 8.0% in 1997 primarily due to efficiency gains from assimilation of acquisitions.

   Income before extraordinary item for the year ended December 31, 1997, was $35.0 million, an increase of 65.3% over the same period in 1996. Earnings per diluted share before extraordinary item increased 57.7% to $0.82 for 1997, up from $0.52 for 1996.

RESULTS OF OPERATIONS BY BUSINESS SEGMENT

   ENVELOPES

   The following table presents historical financial data for the Envelopes operations of Mail-Well, including acquisitions from their purchase dates.

                                               Year Ended December 31
                        ----------------------------------------------------------------------
                                 1998                   1997                     1996
                        --------------------     --------------------     --------------------
                                                (dollars in thousands)

Net sales               $795,881       100.0%    $709,531       100.0%    $638,153       100.0%
Cost of sales            615,590        77.3      543,217        76.6      495,278        77.6
Operating expenses        92,050        11.6       84,102        11.8       74,435        11.7
                        --------       -----     --------       -----     --------       -----

Operating income        $ 88,241        11.1     $ 82,212        11.6     $ 68,440        10.7
                        ========       =====     ========       =====     ========       =====

Year Ended December 31, 1998, Compared to the Year Ended December 31,
1997

   Net Sales. Net sales in sales increased by $86.4 million (12.2%) for the year ended December 31, 1998 compared to the year ended December 31, 1997. The average selling price per thousand units increased 6.5% to $20.79 for the year ended December 31, 1998, from $19.52 for the year ended December 31, 1997, due to companies acquired in 1997 and 1998 selling higher value added product. Excluding acquisitions, the average selling price per thousand units decreased 3.0% in 1998 compared to 1997 due to lower paper costs. Because paper cost changes have historically been passed through to customers, Mail-Well uses volumes of units sold and material gross margin (that is, net sales less cost of materials net of waste recovery revenue) as revenue trend indicators in its envelope operations. Unit volume increased 5.2% to 38.3 billion units for the year ended December 31, 1998 from 36.4 billion units for the year ended December 31, 1997, driven by the impact of acquisitions and internal growth. Material gross margin per thousand units sold increased 6.7% to $12.03 for the year ended December 31, 1998 from $11.27 for the year ended December 31, 1997.

   Cost of Sales. Total cost of sales, as a percent of sales, increased from 76.6% for the year ended December 31, 1997 to 77.3% for the year ended December 31, 1998, primarily due to the effect of acquisitions. Cost of sales includes paper net of waste recovery revenue, labor, depreciation and other manufacturing and distribution costs. Before the effect of higher cost products from acquisitions, material cost per thousand units sold decreased 3.2% in 1998 versus 1997 due primarily to lower paper costs. On a per thousand units sold basis, other manufacturing and distribution costs, excluding the product mix effect from acquisitions, decreased 2.0% in 1998 compared to 1997. Inflationary cost increases were offset by efficiency improvements and volume increases.

   Operating expenses. Operating expenses include selling and administrative expenses. For the year ended December 31, 1998, operating expenses, as a percent of sales, decreased 0.2% to 11.6% from 11.8% in the prior year due to efficiency improvements as acquisitions were assimilated in 1998.

Year Ended December 31, 1997, Compared to the Year Ended December 31,
1996

   Net Sales. Net sales in sales increased by $71.4 million (11.2%) for the year ended December 31, 1997, compared to the year ended December 31, 1996, due to acquisitions. The average selling price per thousand units decreased 2.8% to $19.52 for the year ended December 31, 1997, from $20.08 for the year ended December 31, 1996, due to product mix changes as a result of acquisitions as well as lower paper costs. Because paper cost changes have historically been passed through to customers, Mail-Well uses volumes of units sold and material gross margin (that is, net sales less cost of materials net of waste recovery revenue) as revenue trend indicators in its envelope operations. Unit volume increased 14.5% to 36.4 billion units for the year ended December 31, 1997 from 31.8 billion units for the year ended

December 31, 1996, driven by the impact of acquisitions and internal growth. Material gross margin per thousand envelopes sold increased 2.5% to $11.27 for the year ended December 31, 1997, from $10.99 for the year ended December 31, 1996.

   Cost of Sales. Total cost of sales, as a percent of sales, decreased from 77.6% for the year ended December 31, 1996 to 76.6% for the year ended December 31, 1997. Cost of sales includes material net of waste recovery revenue, labor, depreciation and other manufacturing and distribution costs. Material cost per thousand units sold decreased 9.2% in the year ended December 31, 1997, versus 1996 due primarily to lower paper costs. On a per thousand units sold basis, other manufacturing and distribution costs increased 3.1% in the year ended December 31, 1997 versus 1996, due primarily to inflationary cost increases offset by efficiency improvements and volume increases, as well as the product mix effect from acquisitions.

   Operating Expenses. Operating expenses include selling and administrative expenses. For the year ended December 31, 1997, operating expenses, as a percent of sales, increased 0.1% to 11.8% from 11.7% compared to the prior year, primarily as a result of the decrease in selling prices. On a per thousand units sold basis, operating expenses decreased 1.3% in the year ended December 31, 1997 versus 1996, due to efficiency improvements and assimilation of acquisitions offset by inflationary cost increases.

   COMMERCIAL PRINTING

   The following table presents historical financial data for the Commercial Printing segment, including acquisitions from their purchase dates. The results also include those of the merged businesses described in Note 2 to the Consolidated Financial Statements (accounted for under the pooling of interests method), except that the results of IPC Graphics have been included with the Printing for Distributors segment beginning January 1, 1997.

                                                         Year Ended December 31
                            ----------------------------------------------------------------------------------
                                     1998                         1997                          1996
                            ----------------------        ----------------------        ----------------------
                                                         (dollars in thousands)
Net sales                   $522,801         100.0%       $353,977         100.0%       $306,341         100.0%
Cost of sales                415,902          79.6         280,069          79.1         245,192          80.0
Operating expenses            72,380          13.8          53,635          15.2          45,808          15.0
                            --------         -----        --------         -----        --------         -----

Operating income            $ 34,519           6.6        $ 20,273           5.7        $ 15,341           5.0
                            ========         =====        ========         =====        ========         =====


Year Ended December 31, 1998, Compared to the Year Ended December 31,
1997

   Net Sales. Net sales for the year ended December 31, 1998, were up 47.7% over the year ended December 31, 1997, primarily due to acquisitions in 1997 and 1998. Without acquisitions net sales were essentially unchanged, as volume gains in the financial services sector and advertising literature were offset by declining paper prices.

   Cost of Sales. Total cost of sales, as a percent of sales, increased from 79.1% for the year ended December 31, 1997 to 79.6% for the year ended December 31, 1998. Cost of sales includes material net of waste recovery revenue, labor, depreciation and other manufacturing and distribution costs. Material costs net of waste recovery revenue, as a percentage of sales, were 35.6% and 34.2% for the years ended December 31, 1998 and 1997, respectively. This increase is attributable to material cost increases not passed through to customers due to competitive pricing pressure. Other manufacturing costs, as a percent of sales, decreased from 44.9% for the year ended December 31, 1997 to 44.0% for the year ended December 31, 1998. This decline is attributable to increased web capacity in 1998 versus 1997 as well as other plant efficiency improvements offset by inflationary cost increases.

   Operating Expenses. Operating expenses include selling and administrative expenses. For the year ended December 31, 1998, operating expenses, as a percent of sales, decreased 1.4% to 13.8% from 15.2% in the year ended December 31, 1997. Operating expenses decreased, as a percent of sales, due to the assimilation of acquisitions and consolidation of selling and administrative functions, offset by inflationary cost increases.

Year Ended December 31, 1997, Compared to the Year Ended December 31,
1996

   Net Sales. Net sales for the year ended December 31, 1997 increased 15.5% as compared to sales for the year ended December 31, 1996, primarily due to acquisitions in 1996 and 1997, offset by a 6.9% decline in sales of the base business. The reasons for the sales decline of the base business include high turnover in sales staff at the Portland facility in 1996 resulting in the temporary loss of business from some significant accounts and the continuing trend of computer related companies to utilize electronic medium as opposed to printed manuals. In addition average paper costs declined in 1997 compared to 1996 resulting in approximately a 1.0% decline in sales prices as the lower cost was passed through to customers.

   Cost of Sales. Cost of sales, as a percentage of sales, decreased to 79.1% for the year ended December 31, 1997, as compared to 80.0% for the year ended December 31, 1996. Cost of sales includes material net of waste recovery revenue, labor, depreciation and other manufacturing and distribution costs. Material costs net of waste recovery revenue, as a percentage of sales, were 34.2% and 35.7% for the years ended December 31, 1997 and 1996, respectively. This decrease is attributable to material cost decreases as well as changes in product mix resulting from acquisitions, which were primarily sheet fed operations. Other manufacturing costs, as a percent of sales, increased from 44.3% for the year ended December 31, 1996 to 44.9% for the year ended December 31, 1997. This increase is attributable to increased sheet fed production in 1997 versus 1996 as well as inflationary cost increases.

   Operating Expenses. Operating expenses include selling and administrative expenses. For the year ended December 31, 1997, operating expenses, as a percent of sales, increased 0.2% to 15.2% from 15.0% in the year ended December 31, 1996. Operating expenses increased, as a percent of sales, due to the decline in sales prices and inflationary cost increases.

   CORPORATE EXPENSES

   Corporate expenses include amortization expense related to intangibles, administrative expenses and loss (gain) on disposal of assets. Some of our major production equipment is accounted for as an operating lease on a consolidated basis while treated as a purchase on a segment level. Mail-Well also classifies the excess of the operating lease expense over depreciation (the Operating Lease Expense) as a corporate expense in analyzing segment operations.

   Corporate expenses for the year ended December 31, 1998 decreased 1.9% over the year ended December 31, 1997, primarily due to the increase in gain on disposal of assets of $3.9 million and Operating Lease Expense of $0.9 million offset by an increase in amortization expense of $4.5 million. Amortization expense has increased as a result of the significant number of acquisitions made in the years ended December 31, 1998 and 1997. Corporate expense for the year ended December 31, 1997 increased 25.9% over the year ended December 31, 1996 primarily due to Operating Lease Expense, as the first operating leases were initiated in November 1996.

   Restructuring and Other Unusual Charge.  In November 1998 Mail-
Well committed to implement a restructuring program affecting the Envelopes and Commercial Printing segments and recorded a pre-tax provision of $16.0 million, of which $11.7 million represents non-cash charges for asset write-offs and impairments. Mail-Well also incurred $0.8 million of restructuring costs in December 1998 relating to the relocation of personnel, equipment and inventory which under generally accepted accounting principles cannot be accrued up front as part of Mail-Well's restructuring initiative. In October 1998 the Parent Company committed to release all shares of stock held by the leveraged Employee Stock Ownership Plan ("ESOP") to plan participants and recorded a non-cash, pre-tax charge of $12.2 million. For more information on these charges please refer to Note 11 of the Notes to Consolidated Financial Statements.

   Merger Costs. Effective May 30, 1998, Mail-Well completed its mergers with six commercial printing companies and one distributor company through the exchange of common stock. In connection with the mergers, transaction costs incurred of $3.3 million were expensed in 1998. These costs consist primarily of investment banking, legal and accounting fees. For more information on these mergers please refer to
Note 2 of the Notes to Consolidated Financial Statements.

   Interest Expense.  Interest expense for the year ended December
31, 1998, compared to the prior year increased $8.0 million as a result of higher average bank debt balances, primarily due to acquisitions, offset by lower average interest rates resulting from the November 1997 issuance of 5.0% convertible subordinated notes and decreased amortization of deferred financing costs. Since the proceeds from the 5.0% convertible subordinated notes were used to repay debt for which a major portion of the deferred financing costs were incurred, amortization of deferred financing costs decreased $1.4 million in 1998 compared to 1997. In November 1996, the Company and some of its subsidiaries entered into a five-year accounts receivable securitization agreement whereby it can sell, on a revolving basis, an undivided percentage ownership interest in a designated pool of accounts receivable up to a maximum of $100.0 million. At December 31, 1998, 1997 and 1996 $52.6, $72.0 and $71.0 million, respectively, had been sold under this agreement. Interest expense for the year ended December 31, 1997, decreased $4.7 million from 1996 primarily as a result of lower average bank debt balances as well as a decrease in amortization of deferred financing costs resulting from the early retirement of debt.

   Income Taxes. The effective tax rate for all periods was higher than the federal statutory rate due to state and provincial income taxes and certain goodwill amortization and a major portion of the leveraged employee stock ownership plan contribution that are not tax deductible. The effective tax rate also reflects the impact of merging various commercial printing companies that had elected nontaxable status prior to the mergers on May 30, 1998. See Notes 2 and 9 of the Notes to Consolidated Financial Statements. For 1999 Mail-Well expects its effective tax rate to be approximately 41.0%.

LIQUIDITY AND CAPITAL RESOURCES

   HISTORICAL CASH FLOW

   Net cash flow provided by operating activities was $93.1 million, $94.4 million and $95.3 million for the years ended December 31, 1998, 1997 and 1996, respectively. Acquisitions required cash payments of $351.6 million, $82.9 million and $64.3 million for the years ended December 31, 1998, 1997 and 1996, respectively. Other investing activities include capital expenditures which were $87.3 million, $36.8 million and $22.0 million for the years ended December 31, 1998, 1997 and 1996, respectively. The capital expenditures were offset by the proceeds of $9.7 million, $1.8 million and $35.4 million from the disposal of assets for the years ended December 31, 1998, 1997 and 1996, respectively (including $30.0 million in 1996 from an equipment sale/leaseback transaction). Net cash flow from financing activities was negatively affected by the decrease in receivables sold under the securitization agreement at December 31, 1998, of $19.4 million compared to December 31, 1997. Net cash flow from financing activities in 1996 was positively impacted by the $71.0 million sale of accounts receivable under the securitization program initiated in November 1996 offset by the increase in receivables sold of $9.5 million.

   At December 31, 1998, the Company had approximately $207.0 million of available credit under the $300.0 million Bank of America credit facility. In addition, at December 31, 1998, the Company had sold $52.6 million of receivables under the $100.0 million securitization facility.

   DEBT OBLIGATIONS

   In November 1998, the Company issued the old notes, the net proceeds of which were used to legally extinguish the $85.0 million of 10 1/2% senior subordinated notes and repay a portion of the Bank of America unsecured credit facility. In March 1998, the Company closed a new five-year unsecured line of credit for up to $300.0 million with Bank of America, the lead agent for a syndicate of banks, at an interest rate of LIBOR plus a margin based on the Company's leverage ratio. In November 1997, the Parent Company issued $152.1 million of convertible subordinated notes due in 2002 with interest payable at 5% per annum. The notes are convertible at the option of the holder at any time into shares of the Parent Company's common stock at a conversion price of $19.00 per common share. Proceeds were used to pay off outstanding amounts on a revolving credit facility and a bank term loan and these facilities were canceled. Concurrently, Supremex, the Company's Canadian subsidiary, signed an unsecured demand note with a bank for $60.0 million at an interest rate of LIBOR plus 0.75% per annum. These proceeds were used to pay off Supremex's outstanding term loan which was also canceled. The demand note was subsequently replaced by the bank credit agreement and a term loan with the same bank.

   SECURITIES OFFERINGS

   On November 13, 1997, the Parent Company's shelf registration statement on Form S-3 was declared effective by the Securities and Exchange Commission. The shelf permits the Parent Company to issue up to $300.0 million in debt securities, common stock, preferred stock or warrants over the two-year period following the effective date. The convertible subordinated notes were issued under the shelf registration statement and, in February 1998 the Parent Company raised $90.7 million in net proceeds from the sale of its common stock off of the shelf through a group of underwriters. Proceeds were used for general corporate purposes. At December 31, 1998, there was availability to issue another $52.0 million of securities under the shelf registration statement.

   CAPITAL REQUIREMENTS

   Mail-Well estimates that, based on current utilization of its equipment and expected volume growth at existing businesses it will spend $65.0 to $70.0 million per year on capital expenditures. This is in addition to the capital expenditures required for systems upgrades as discussed below under "--Year 2000."

   INFLATION

   The effects of inflation have not been material to Mail-Well
However, due to the competitive nature of its business, it may not always be able to pass on inflationary cost increases in the future.

   FOREIGN CURRENCY

   The effects of foreign currency exchange have not been material to Mail-Well to date. With the strengthening U.S. Dollar, Mail-Well's foreign currency exposure currently relates to its Canadian operations. The average Canadian Dollar exchange rate was 0.674, 0.723 and 0.734 USD for the years ended December 31, 1998, 1997 and 1996, respectively. The Canadian Dollar exchange rate at December 31, 1998 was 0.648 USD. Net sales provided by the Canadian operations for the years ended December 31, 1998, and 1997 was USD $154.5 million and USD $115.3 million, respectively.

   SEASONALITY AND ENVIRONMENT

   The effects of seasonality and environmental matters had no material financial impact on the historical operations of Mail-Well and are not expected to have a material effect on Mail-Well's liquidity and capital resources.

RECENT DEVELOPMENTS

   The following developments have occurred since December 31, 1998.

   ACQUISITIONS

   On February 2, 1999, Mail-Well acquired Colorhouse, Inc., a pre-press company located in Minneapolis, Minnesota, with approximate annual sales of $20.7 million. On February 4, 1999, Mail-Well acquired Hill Graphics, a sheetfed commercial printer located in Houston, Texas, with approximate annual sales of $20.5 million.

   POSTAL RATE INCREASE

   On January 10, 1999, the U.S. Postal Service increased rates for the first time in nearly four years. The average increase was 2.9% for all types of domestic mail. Management does not believe the new rates will negatively affect mail volume.

YEAR 2000

   Mail-Well completed an assessment of its existing computer systems in 1997 and expects to spend and capitalize approximately $9 to $11 million through 1999 to purchase and install new systems. The new systems are capable of distinguishing between the year 1900 and the Year 2000. Mail-Well is also conducting an evaluation of actions required to ensure its remaining business critical computer systems will not be disrupted with respect to dating in the Year 2000. Mail-Well has completed or is engaged in the process of updating, replacing and testing certain of its computer systems so as to operate without disruption due to Year 2000 issues. These actions are scheduled to be completed through the third quarter of 1999 and, based on current information available, Mail-Well does not anticipate the costs of remedial actions, which are being expensed as incurred, will be material. Since there can be no assurance that remedial actions can be completed on a timely basis contingency plans will be developed by the third quarter of 1999 to address business critical systems which may not be Year 2000 compliant.

   All business critical vendors and customers have been identified and contacted for information on their actions to mitigate Year 2000 disruptions. Mail-Well is in the process of evaluating information supplied to date and contacting those who have not responded to our inquiries. If Year 2000 issues of our business critical vendors and customers are not addressed satisfactorily, there could be a disruption in our business that may cause a decline in earnings. These theoretical consequences are of a kind and magnitude not unique to Mail-Well, but are generally shared with other manufacturing companies. Contingency plans will be developed by the third quarter of 1999 to address Year 2000 issues related to our business critical vendors and customers. Although there is inherent uncertainty with respect to these Year 2000 issues, particularly with respect to the Year 2000 readiness of our vendors and customers, at this time management does not believe that Mail-Well's business will be materially affected by Year 2000 issues.

NEW ACCOUNTING PRONOUNCEMENTS

   In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (the "Statement"). The Statement, which will be effective for the year 2000, requires derivative instruments to be recorded in the balance sheet at their fair value with changes in fair value being recognized in earnings unless specific hedging accounting criteria are met. Although the Company believes it has a minimal current level of hedging and derivative activity, it has not determined the impact of this statement on its operations and financial position.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

   Mail-Well is exposed to market risks, including foreign currency and interest rate risks. The foreign currency risk for foreign currency denominated debt obligations (US$25,461,000 at December 31, 1998) and the interest rate risk for the investment in accounts receivable securitization ($41,669,000 at December 31, 1998) are not considered to be significant since the fair values and carrying values are not material to Mail-Well's financial position. Mail-Well's cash flows from operations and earnings are affected by changes in short-term interest rates since a large portion of its credit agreements includes rates variable with LIBOR. As of December 31, 1998, $93 million of variable rate debt was outstanding. The fair value of Mail-Well's fixed rate long-term debt is affected by changes in long-term interest rates.

   If LIBOR were to increase 1% from the rate at December 31, 1998, and Mail-Well borrowed the maximum amount available under its variable rate debt ($320 million), Mail-Well's interest expense would increase and income after income taxes would decrease by approximately $2.0 million. The marginal income tax rate of 38.5% was used. This analysis does not consider the effects of the reduced level of overall economic activity that could exist in such an environment. Further, in the event of a change of such magnitude, management would likely take actions to further mitigate its exposure to the change. For example, in November 1998, Mail-Well paid down its variable rate debt with proceeds from fixed rate debt to manage its interest rate risk. However, due to the uncertainty of the specific actions that would be taken and their possible effects, the sensitivity analysis assumes no changes in Mail-Well's financial structure.

   If the interest rates were to decrease 1%, the fair value of Mail-Well's fixed rate debt, excluding other long-term debt ($457.4 million at December 31, 1998), would decrease by approximately $25.3 million. The fair values were determined based on the discounted values of their related cash flows. The sensitivity analysis does not consider the impact of changes in Mail-Well's stock price on the fair value of its convertible subordinated notes or the conversion of the convertible debt. The change in other long-term debt is immaterial to Mail-Well's financial position.

                           BUSINESS

   We are a leading consolidator in the highly fragmented printing industry, competing in the following market segments:

   * Envelopes

   * Commercial Printing

   * Printing for Distributors

   * Labels

   Since our inception in February 1994, we have completed 44 acquisitions in the printing industry, for purchase prices ranging from $2.5 million to $97.4 million. We are the largest printer and manufacturer of envelopes in the United States and Canada and one of the leading commercial printers in the United States. We are also the largest printer of custom business documents for the distributor market in the United States and a leading printer of glue-applied paper labels for the food and beverage industry. We currently operate 100 printing facilities throughout North America, serving over 40,000 customers.

   We believe that we have competitive advantages in the printing industry, including the ability to (1) utilize our network of strategically located plants and sales offices to attract customers that require production from multiple locations, (2) realize cost savings as a result of volume related purchases of paper, ink and other raw materials, (3) reduce overhead expense through the consolidation of most administrative functions for insurance, employee benefits and financial management, (4) increase profitability through the optimization of equipment utilization among facilities, (5) offer customers greater flexibility in meeting their needs due to more available capacity and equipment capabilities and (6) combine the responsiveness of a local or regional facility with the resources of a large national company.

   Please refer to Note 12 of our consolidated financial statements included elsewhere in this Prospectus for additional information concerning our operating and geographic segments.

GROWTH STRATEGY

   Our objective is to continue to increase our cash flows and profits, and to maximize shareholder value, through acquisitions and an operating strategy that enhances operating leverage and achieves cost efficiencies. The key elements of our strategy include:

   BROAD RANGE OF QUALITY PRODUCTS AND SERVICES

   We have chosen to operate in areas of the printing industry in which we believe we can capture a larger share of our customers' business by offering a broad array of high quality products and services, cost-effective distribution, advanced technological capabilities and competitive pricing. We intend to continue to increase our services and expand our geographic presence in order to provide our customers a full range of digital archiving, prepress, printing and print management needs. Our commitment to quality, combined with our broad range of services offered, has formed the basis for deepening our long-standing customer relationships. As a result of our diverse product mix, geographic presence and reputation for quality, we have been able to attract new customers as well as capture incremental sales from existing customers.

   STRATEGIC ACQUISITIONS

   We believe that the industry is highly fragmented and presents significant opportunities for consolidation. Our growth strategy includes the acquisition of established and profitable printing businesses in markets with attractive growth opportunities. We seek acquisition targets with strong management infrastructures and opportunities to increase operating efficiencies as well as to expand our customer base, presence in geographic areas and product lines. Our management team has extensive experience in identifying attractive acquisition targets and integrating acquired businesses into our operations.

   OPERATING LEVERAGE

   We believe that we will continue to realize cost savings as a result of volume related purchases of paper, ink and other raw materials used in the printing process. As we acquire additional businesses in each of our market segments, we believe we will be able to leverage these cost structures to realize additional savings. We have also achieved cost savings through the consolidation of insurance administration, financial management and other administrative functions. We believe that by continuing to centralize administrative and support functions the management of our operating subsidiaries and businesses acquired in the future will be able to focus on pursuing new customers and business opportunities and increasing capacity utilization.

   OPERATING EFFICIENCIES

   We believe that there are opportunities to eliminate redundant facilities and equipment by consolidation or through coordination among our current operations as well as operations to be acquired in the future. We periodically review our operations at the local, regional and national operating levels (as well as examining other industry practices) in order to identify "best practices" that can be standardized and implemented throughout our operations.

   NATIONAL SALES AND MARKETING PROGRAM

   We have established a sales and marketing program targeting national accounts as a means to expand our printing businesses. This program allows us to both utilize our current network of strategically located plants and sales offices to attract new customers that require production from multiple locations, as well as to increase sales to existing customers by offering greater flexibility in meeting their product needs due to more available capacity and equipment capabilities.

   INTERNAL SALES GROWTH

   A component of our strategy is to accelerate internal sales growth for all of our printing segments. The key elements of our internal growth strategy include the expansion of the products and services sold to existing customers and the addition of new customers. We believe that we have the ability to combine the responsiveness of a local facility with the full service advantages of a large national company. We intend to increase growth in each of our regions by adding manufacturing facilities to expand our product offerings and complement our product lines on a regional basis. By targeting markets in which we believe there is demand for additional product lines, we believe we may be able to achieve significant internal growth.

THE PRINTING INDUSTRY

   The printing industry is one of the largest and most fragmented industries in the United States with total estimated 1997 sales of $142 billion among an estimated 52,000 printing businesses, according to the Printing Industry of America, Inc. The printing industry includes general commercial printing, financial printing, printing and publishing of books, newspapers and periodicals, quick printing and production of business forms and greeting cards. Due to the fragmented nature of the printing industry, we believe an abundance of acquisition opportunities exist. The printing industry is characterized by a significant number of locally oriented, privately held businesses, many of which are viable acquisition candidates. Owners of these independent companies are often motivated to sell their printing businesses to access the financial capital and other operating strengths we have to offer to grow the business, increase their personal financial liquidity or facilitate retirement. Moreover, by consolidating independent companies we expect to achieve the substantial economies of scale of a large multi-plant and geographically diverse organization.

ACQUISITIONS

   The Parent Company commenced operations in February 1994 with the acquisition of the Mail-Well envelope division of Georgia Pacific and Pavey Envelope and Tag Corp. From 1994 to 1997 we made 12 acquisitions in the envelope and commercial printing segments. During 1998, we completed the following 30 acquisitions in various printing segments:

Company                             Location                      Date              Segment            Revenues<F1>
-------                             --------                      ----              -------            ------------
Poser Business Forms, Inc.          Fairhope, Alabama             January           Distributor           $ 90
Rono Graphic Communications Co.     Portland, Oregon              March             Commercial              12
Lawson Mardon Label Division        Toronto, Ontario              March             Labels                  81
Denver Forms Company                Denver, Colorado              March             Distributor             12
National Graphics Company           Denver, Colorado              March             Envelopes                8
EPX Denver                          Denver, Colorado              March             Distributor              4
Blue Line Envelope                  Montreal, Quebec              April             Envelopes                6
South Press, Inc.                   Dallas, Texas                 April             Commercial              12
Century Index Corporation           Anaheim, California           May               Envelopes                8
Label Division, IP Paper            Bowling Green, Kentucky       May               Labels                  30
Anderson Lithograph                 Los Angeles, California       May               Commercial             135
Color Art, Inc.                     St. Louis, Missouri           May               Commercial              76
Accu-color, Inc.                    St. Louis, Missouri           May               Commercial              14
Industrial Printing Company         Toledo, Ohio                  May               Commercial              20
IPC Graphics, Inc.                  Toledo, Ohio                  May               Distributor             11
United Lithograph, Inc.             Somerville, Mass.             May               Commercial              21
French Bray, Inc.                   Glen Burnie, Maryland         May               Commercial              23
Clarke Printing Co.                 San Antonio, Texas            May               Commercial              11
Illinois Envelope, Inc.             Kalamazoo, Michigan           June              Envelopes                7
Gould Packaging, Inc.               Vancouver, Washington         June              Envelopes               14


                              - 41 -


Graphics Illustrated, Inc.          West Palm Beach, Florida      August            Commercial              11
McLaren, Morris and Todd Ltd.       Mississauga, Ontario          August            Commercial              34
John D. Lucas Printing Co.          Baltimore, Maryland           August            Commercial              27
Armstrong-White, Inc.               Bloomfield Hills, Michigan    August            Commercial               2
Richtman Printing                   Englewood, Colorado           Sept.             Commercial               6
Production Press, Inc.              Jacksonville, Illinois        Sept.             Commercial               9
APICO Corp. and Perfection Forms    Girard, Kansas                October           Distributor             20
Trafton Printing, Inc.              Amarillo, Texas               October           Commercial               9
Imperial Litho & Dryography         Phoenix, Arizona              Nov.              Commercial              26
                                                                                                          ----
       Total                                                                                              $739

________________________
<F1> Represents most recent revenues in millions for the full twelve-
     month period for which financial information was available immediately preceding the acquisition as provided to the Parent Company by the respective sellers and may not be indicative of revenue generated or to be generated following the date of acquisition. In many cases, these estimated revenue amounts were not derived from audited financial statements and may not coincide with the revenue generated by the acquired business for a full fiscal year prior to the date of acquisition. The information relating to estimated revenue prior to the date of acquisition set forth above is presented solely for the purpose of providing information with respect to the relative sizes of the businesses acquired and is not intended to depict information relating to profitability or cash flow.


   Please refer to Notes 2 and 3 of our consolidated financial statements included elsewhere in this Prospectus for additional information concerning our acquisitions.

PRODUCTS

   ENVELOPES

   The approximately $3.2 billion United States and Canadian envelope market is divided into two primary segments: (1) the consumer direct segment, which consists of customized conventional and specialty envelopes and packaging products sold directly to end users or to independent distributors who sell to end users, and (2) the wholesale segment, which consists of envelope and other products sold to wholesalers, paper merchants, printers, brokers, office product establishments and superstores.

   In the consumer direct segment, we offer printed customized conventional envelopes to direct mail marketers and other end-users, such as banks, brokers and credit card companies. We have focused a significant part of our marketing efforts on the direct mail market and have developed envelopes with assorted features such as vivid graphics, multiple colors, various closures, and interactive devices such as pull-tabs, scratch-offs, perforations and three-dimensional viewing devices. These customized features are designed to catch the attention of the recipient, and therefore increase responses to the solicitation. By doing so, these envelopes are more valuable to our direct mail customers who are therefore willing to pay the higher cost of producing them.

   We also compete in the wholesale segment, particularly in the office products market. Through our Quality Park Products and Murray Envelope divisions, we manufacture and print a broad line of custom envelopes, which are featured in national catalogs for the office products market or offered through office products retailers, including contract stationers.

   We sell the following envelope products:

   * Customized Conventional Envelopes

   * Specialty Envelopes and Packaging Products

   * Commodity Oriented Products

   * Two-Way Envelopes

   For the fiscal year ended December 31, 1998, customized conventional envelopes accounted for approximately 64.9% and commodity-oriented products accounted for approximately 20.3% of the envelope segment's net sales, respectively.

   COMMERCIAL PRINTING

   Our commercial printing group was recently formed by the combination of our High Impact Color Printing Division, which was formed with the acquisition of Graphic Arts Center in 1996, and the General Commercial Printing Division, which was formed in May 1998 with the simultaneous merger of six geographically dispersed commercial printing businesses. This group produces a wide range of printing, from premium color printing requiring sophisticated graphic design techniques to more commonplace printed materials. We consider each of our commercial printers to be a market leader in the geographic area it serves.

   The group prints virtually every type of product in the commercial market including:

   * Advertising Literature      * High-end Catalogs

   * Annual Reports              * Calendars and Posters

   * Brochures                   * Manuals

   * Catalogs                    * Financial Printing

   * Advertising Circulars       * Point of Purchase Displays (POPs)

   * Maps                        * Direct Mail

   * Magazines                   * Greeting Cards

   * Web In-line Products

   The commercial printing group offers a wide range of commercial printing services to its customers, including electronic pre-press, digital archiving, direct-to-plate technology and high-speed web and sheet-fed presses.

   PRINTING FOR DISTRIBUTORS

   This division, which was acquired in 1998, prints a diverse line of custom products addressing the business document needs of small and medium-sized end users. This is a market made up of businesses with generally less than 500 employees and average annual purchases of business forms of between $5,000 and $200,000. These products include both traditional and specialty products, many of which are targeted for non-impact laser applications designed to meet the desktop needs of the end-user, as well as the growing use of minicomputers and local area networks.

   * Custom Continuous Forms--forms printed from a continuous roll of paper

   * Snap-a-Parts--designed for quick separation

   * Very Short Run (VSR) Forms--produced in small quantities (from 500 to 10,000 units)

   * Mailers--continuous forms with glued margins and custom carbon or carbonless coatings

   * Cut Sheets--forms primarily used in non-impact laser printers

   * Labels and Label Forms--made of paper or film and temporarily affixed to carrier sheets with pressure sensitive adhesive

   We also offer the following specialized products:

   * VersaSeal(TM)--This is a proprietary print-to-mail system that allows the user to print data on a single ply cut sheet form that is then folded and sealed automatically so that the form becomes an outgoing envelope. We offer stand alone and desktop folders that also seal the form. Applications include checks, notices, packing slips, invoices, grade reports and transcripts. These forms may also be used for smaller, customized direct mail advertising campaigns.

   * High-Color/Offline Finishing--High-color, or web, products are typically forms that are printed in larger quantities with multiple colors. They are printed on our heat set web offset presses. Offline finishing features include foil stamping, embossing, die cutting and other processes which enhance the design, security and effectiveness of the product. Their main application is in marketing and sales, including direct mail.

   LABELS

   In 1998, we acquired substantially all of the assets of the North American paper label division of Lawson Mardon Packaging, a leading supplier of glue-applied labels to the North American food and beverage markets. We operate this division under the name "Mail-Well Label." Mail-Well Label is one of the largest suppliers in the $6.5 billion North American label printing market. It currently operates five production facilities, two in Canada and three in the United States, producing glue-applied labels primarily for the food and beverage markets.

   The primary function of a label is to decorate a container such as a metal can, glass container or plastic bottle or jar. The label plays a key role in creating a brand image and in communicating product information. Glue-applied labels are typically printed for application to various container formats by customers or third party packing operations. These products are generally divided into two categories: conventional labels and premium labels.

   * Conventional Labels. Conventional labels are typically offset printed in up to 7 colors on coated one sided paper with standard press varnishes and either square cut or die cut into other simple shapes. Conventional labels are then applied to food and beverage containers by the customer.

   * Premium Labels. Premium labels are typically characterized by superior print fidelity, often in 8 or more colors, unique or specialty substrates, high gloss or matte coatings, and specialized finishes such as embossing, foil stamping and tailored die-cut shapes.

SERVICES

   We believe that the success of all of our printing businesses is largely due to our emphasis on customer responsiveness and service.
Our sales force works closely with customers from product design to delivery. Most of our products are made to customer specifications.
We also offer our customers related services, such as digital archiving, flexible "just-in-time" delivery programs, warehousing, inventory management systems and electronic communications systems. We have a large number of customers across diverse geographic and product markets. Many of our customers have been supplied by the Parent Company or its predecessors for over ten years.

   We provide the following services to our customers:

   * Prepress. The traditional design phase typically requires us to set type, incorporate customer-submitted graphics, photograph the artwork, develop the negative and prepare a plate from which to print.

   * Electronic Prepress. This is a fully automated electronic process which allows the customer to submit its artwork and other data in digital format, either on a diskette or via modem, or in hard copy that can be computer-scanned. We can then manipulate the image, prepare color separations and edit the design on a computer to create the negative from which the printing plate is made. Electronic prepress greatly reduces the time and the number of people involved in the production of plates, and we believe that we are an industry leader in fully automated electronic prepress operations.

   * Digital Archiving. We allow customers to store digitally rendered artwork on our file servers. The artwork can then be accessed and retrieved either at the plant during the prepress stage, or from a remote site via high speed transmission during the design stage.

   * Delivery Systems. We offer a flexible "just-in-time" delivery program. This program allows customers to receive their products just prior to when they are needed.

   * Warehousing Services. A customer will often place an order for significantly more envelopes than it may need at the time. When this occurs, we offer to store the finished product and drop-ship the envelopes on an "as-needed" basis.

   * Inventory Management Systems. We offer this service primarily to large national organizations with centralized purchasing and supply departments that service multiple locations. We facilitate order processing by giving customers information on usage by item and/or available supply in our warehouses and provide for summary billing.

   * Electronic Data Communications Interface ("EDI"). EDI is a direct computer link between customers and our plant which allows customers to send orders electronically. This allows streamlining of the order process, which in turn allows for quicker order delivery and more efficient and accurate communications with our customers. EDI also allows customers to make payments electronically.

   Our goal is to offer the highest standards in meeting our printing customers' needs with our primary focus on responding quickly and competitively to customer demands and requirements. Many of our production facilities are open 24 hours a day, seven days a week, to allow for timely production of materials. At some facilities we also offer a number of unique services to our customers such as complimentary transportation between the airport and our offices, in-plant overnight accommodations, on-site meeting rooms and lounge, travel and hotel arrangements and computers for use by the customers when on-site.

   At some of our advanced printing facilities we offer digital direct-to-plate technology, which eliminates the production of film and several manual functions in the platemaking process. This technology offers a complete digital workflow, providing a better printed product with faster turn around without additional cost.

   We believe that the ongoing consolidation of the printing industry is being driven in part by the rapid pace of technological change. Recent advances in computer-based prepress equipment, for example, now enable printers to output plate-ready film directly from digital files, allowing for faster and more precise manipulation of images and text prior to printing. Similarly, recent advances in photo imaging technology have greatly increased the quality of the final image produced in the printing process. These advances have increased the capital requirements for maintaining technologically advanced equipment. We believe that many smaller local and regional commercial printers will find it increasingly difficult to obtain adequate financial resources to remain competitive in the segments of the commercial printing market in which we operate.

MARKETING AND DISTRIBUTION

   ENVELOPES

   As a result of the wide array of applications, customer preferences and order sizes, our envelope marketing and advertising efforts vary significantly among markets and by region. We believe that our customer responsiveness and service have resulted in the long-term retention of a significant number of our customers. Although our marketing efforts have traditionally been local or regional, we continue to emphasize a more focused national account program to attract customers whose needs are national or cover multiple regions.

   We market the majority of our envelopes and packaging products through sales representatives, who generally work with customers from the initial product design stage through product delivery to ensure that finished products meet the customers' applications and marketing needs. Our sales representatives are the primary points of contact for customers in the consumer direct market segment. Accordingly, our goal is to retain an experienced, well-qualified sales force by providing appropriate training and competitive compensation. Compensation is typically either salary plus commission or straight commission depending on several factors including customer size and type, plant location and order size. Our plans call for increased coordination among regions, which will help us to compete for national account business, enhance the internal dissemination of successful new product ideas, efficiently allocate our production equipment, share technical expertise and increase company-wide selling of specialty products manufactured at selected facilities.

   Products not marketed by our own sales force are sold through distributors to better serve selected wholesale markets, geographic regions without direct sales representation and certain specialty markets, including the medical and photo finishing packaging markets. Our office products sales staff attends trade shows to market products. These products are also featured in national catalogs produced for the office products market.

   COMMERCIAL PRINTING

   The vast majority of commercial printing is sold through sales representatives, the exception being occasional "house" or company accounts. Our sales representatives work closely with customers from the initial concept through prepress, proofing and finally the press run. Because our sales representatives are our primary contacts with our customers, our goal is to attract, train and retain an experienced, qualified sales force in the commercial printing group. Sales representatives are typically compensated by straight commission. Commissions generally depend on such factors as order size, prepress work, reruns or rework and overall profitability of the job.

   The group's marketing efforts differ between two broad product areas: high impact color products, such as auto brochures, annual reports and high end catalogs, and general commercial work. We market high impact printing primarily on a regional basis, through sales representatives working out of sales offices across the United States. Our customers include Fortune 500 companies, graphic designers and advertising agencies. We maintain one of the largest sales staffs in the industry dedicated to marketing to and through the graphic design community. This sales staff represents the primary point of contact for many customers and reinforces our policy of providing the highest level of customer service possible.

   Because of the fragmented nature of the commercial printing business, and the wide array of customer needs and preferences, we market general commercial printing locally. Each of our commercial printing facilities is a leader in their respective commercial printing markets. Our sales efforts vary by market, but typically our sales representatives work closely with our design, prepress and pressroom teams to implement the customer solutions we offer. We believe that our customer responsiveness, combined with our state of the art facilities, distinguish us from our competitors in the commercial printing markets we serve. We also believe that our ability to cross sell throughout the commercial printing group products and services that have not been available to our local plants will enhance our leadership position in these markets.

   We believe that the level of quality and customer service that we provide is well-suited for buyers in these market segments who require superior printed materials to complement the quality and features of their products, services and corporate images. We serve a broad base of customers, including manufacturers, retailers, service organizations and advertising agencies. Due to the project-oriented nature of the commercial printing industry, sales to particular customers may vary significantly from year to year depending upon the number and size of their projects.

   PRINTING FOR DISTRIBUTORS

   We sell custom printed business documents through 83 sales service representatives to over 7,000 independent distributor customers located throughout the United States. These distributors resell the products to hundreds of thousands of end users.

   We believe that the key to a successful sales and marketing effort in this segment is maintaining frequent contact with our distributor customers. Account development is driven through the use of written sales plans that profile targeted distributors for sales development. Our sales plans provide for a coordinated approach in developing accounts with specific roles and responsibilities within the sales organization. We have made a strong commitment to direct and personalized marketing to both existing and potential distributor accounts. This strategy is different from that of the majority of distributor manufacturers who primarily market using direct mail.

   Sales service representatives and telemarketing representatives are located at each plant to assist specifically assigned customers and new prospect development. Sales office managers co-ordinate the activities of sales service representatives and monitor customer interaction. National account managers have responsibility for developing new "key accounts," providing distributor education, attending industry trade shows, and maintaining and developing business relations. Call schedules and reports are automated on each national account manager's laptop computer and disseminated to the division in which a lead is generated. Senior management actively maintains an ongoing relationship with our largest accounts as well as those that indicate the most opportunity for growth.

   LABELS

   We market our label printing through a sales force that is specialized according to product lines and geographic coverage, and is supported by a team of customer service representatives located at each plant. The sales and marketing function is organized into national and regional teams. The sales force is supported by a technical service team which provides customers with highly customized label solutions. All of our label printing facilities have Customer Service Representatives (CSR's) that work with the sales team and the customers to manage orders efficiently and effectively. In some cases, the customer service representatives have direct responsibility for accounts. CSR's report to local Customer Service Managers who in return report to General Managers.

   Our customer supply agreements are on an order by order basis or for a specified period of time. We sell exclusively through our own sales force and management has close direct relationships with the major customers supported by technical service staff.

PRINTING AND MANUFACTURING

   ENVELOPES

   Envelopes are produced from either flat sheets or rolls of paper. The paper is folded into an envelope, which is glued at the seems and on the flap, and then printed as required. There are essentially two types of folding machines used in the envelope converting process: (1) high-speed web machines, capable of folding and printing directly from paper rolls and (2) die cut machines, which require a preliminary step to provide die cut envelope blanks from paper sheets. Webs are typically used for larger runs with multiple colors and numerous features, and die cut machines are used primarily for smaller orders typically including customized value added features. The manufacturing process used is dependent upon the size of a particular order, custom features required, machine availability and delivery requirements.

   We purchase most of the paper we use in envelope printing in rolls. In the die cut process, typically used for small to medium-sized orders of 500,000 units or less, paper is cut into varying sizes by a sheeter. Stacks of sheets are then cut into envelope blanks using either manually-placed dies or by computer-controlled die-cutting machines. In almost all cases, envelopes are imprinted on one or both sides, either in-line on the folding machine or off-line preceding or subsequent to the folding process. Large volume envelope orders (generally over 500,000 units) can bypass the separate sheeting and cutting operations to be manufactured directly from the paper roll using the web machine process. The paper is fed as one continuous roll through the equipment where it is printed, cut, folded and glued, emerging as finished envelopes ready for packing and shipping.

   Envelope manufacturing equipment typically has a relatively long useful life. Our manufacturing personnel are skilled at maintaining and rebuilding equipment, and can convert existing equipment to that needed for specialized products, such as those sold to the medical, photo finishing packaging and diskette markets.

   We have also established programs to implement new production technologies related to flexographic printing, lithographic web printing and variable imaging technology. Flexographic printing has long been the mainstay of the envelope industry and we have flexographic printing capabilities at virtually all of our facilities. We continue to implement improvements to our flexographic printing processes which we believe will provide higher-quality products. In addition, we are trying to combine lithographic technology with web converting capability, which will improve the quality of our graphics.

   We believe that we can enhance our competitive position in the envelope industry by using improved management systems. We are in the process of implementing management systems designed to improve order flow, improve turnaround capabilities and provide more information with respect to equipment utilization, asset management, customer requirements and product line profitability. All of these systems will also be able to distinguish between the Year 1900 and the Year 2000, avoiding interruptions in our envelope business at the turn of the century.

   COMMERCIAL PRINTING

   The commercial printing group combines advanced prepress technology with high-quality color presses and extensive binding and finishing operations. Many of our facilities are open 7 days a week, 24 hours a day to meet customer printing requirements.

   The typical commercial printing job involves one or more of the following steps and services:

   * Prepress. Our prepress services include all the processes necessary to prepare the media (art, photographs, typed copy), photographically duplicate and/or digitally produce images, separate color images into process colors, assemble films and reproduce (or "burn") film images onto plates using photochemical processes. We use electronic technology to compose the elements of the individual pages of the project and to create screen tints, produce color blends and retouch photos. These images can then be reviewed for exact color and content. The digital information is then processed to a film plotter for film output. Our film plotters are capable of plotting 3600 dots per inch resolution, giving a clean detail of the imagery. We have also developed an advanced screening process which allows larger quantities of ink to be used in the printing process, thereby producing a higher quality image than is available using conventional techniques.

   * Electronic Prepress. This is a fully-automated electronic process which allows the customer to submit its design in digital format, either on a diskette or via modem, or in hard copy that can be computer-scanned. We then edit the design on a computer to create the negative from which the printing plate is made. Electronic prepress greatly reduces the time and the number of people involved in the production of plates, and we believe that we are an industry leader in fully-automated electronic prepress operations.

   * Digital Archiving. We offer customers the opportunity to store their artwork in digital form on our data storage facilities. These images are then accessible by the customer from our file servers, either on location at our plant or in-house via electronic file transfer. This allows the customer to update or re-use specific artwork in repeat jobs.

   * Printing. We currently operate heatset web presses, including half-webs, full-webs and double-web presses, as well as sheet-fed presses at our printing facilities. We primarily use sheet-fed presses for short to medium run jobs. The sheet-fed presses are capable of printing up to eight colors, running at standard press speeds of 6,000 to 10,000 sheets per hour. The web presses are higher-production presses which start with a roll of paper at one end, print on both sides and produce a product which may be folded, glued and perforated on the press. Our web presses are capable of simultaneously printing up to 16 colors at one time.

   * Postpress and Fulfillment. We provide extensive postpress and fulfillment services in the final stages of the production cycle.
These services include cutting, folding, binding, finishing and distribution of the finished product. We also provide warehousing, packaging and distribution services to customers, a critical element to quality service. In addition, we maintain a catalog packaging assembly line which uses both computer-printed mailing labels and ink-jet applied addresses to facilitate its customers' mass mailings.

   PRINTING FOR DISTRIBUTORS

   We offer our customers design services using desktop publishing. Each of our plants has multiple laser composition equipment which uses both Windows and Macintosh platforms. This hardware, along with various industry application software packages, enables us to create documents, add custom text and logos, and produce negatives. Distributors can also send documents to us electronically or on disk which can be turned into a negative by the laser image setting devices, thereby reducing customer lead times. This equipment enables us to perform a laser composition of a document, thereby providing additional tone and density to the logo and other design features of the document. Design services have become particularly valuable in the VSR and short-run continuous form market and have given us a distinct competitive advantage. In addition, this "state of the art" equipment enables us to easily make changes to repeat order and produce the documents as cost effectively as an exact repeat.

   The majority of our orders are accompanied by a "camera-ready" copy of the document. Once the pre-press area receives hard copy, our camera professionals produce a negative on film. The negative is used by our plate making machines to create a metal plate. The plate will be mounted on the web press to produce a custom document. During the pre-press stage, particular care is taken to detect imperfections in the camera-ready copy, negative or plate to ensure that each is perfect in form and content.

   Our equipment includes a variety of single web presses using the web offset process. The majority of our equipment is designed to feed roll-to-roll and roll-to-fold, and, in the case of the VSR equipment, a pack-to-pack feed. These presses print at high speeds in one or multiple colors and on one or both sides of the paper. Our presses vary by cylinder size and web width to accommodate the short run customer orders and are between 17" to 33" widths. The majority of our presses are narrow web widths and are used for short to medium-run production jobs.

   Set-up for our presses involves adjusting the press, feeding the roll paper, filling ink stations, and running several trial runs. Once the press operator is satisfied with the print quality, the final sample document is checked by the shift foreman and approved prior to running an order. Paper enters the press in the unwind section and passes through an adjustable feed device, which regulates the tension in the paper. In the printing section of the press, an inked plate on the cylinder is rotated against a rubber blanket on the blanket cylinder and then against the blank paper to transfer the image. Subsequently, the press can number, punch, or perforate depending on the desired format of the document.

   The finished imprinted roll or pack of documents is automatically collated, packed and transferred to the warehouse section of the facility for shipping. Orders are usually shipped to the end-user in boxes labeled with the distributor's name or, in the case of orders from larger distributors, delivered to the distributor's warehouse.

   LABELS

   Label printing consists of four main processes: film preparation, printing, cutting and finishing. Finished labels are then stored and distributed. Conventional labels tend to require printing and cutting only, while Premium labels generally make use of all three processes.

   Film preparation requires prepress capabilities similar to commercial printing. Customer art work is prepared and refined digitally, and film is produced to make printing plates.

   Label printing is usually lithographic, although we also offer rotogravure and flexographic processes. For conventional labels, printing is a single operation; however, for Premium labels, multiple printing operations are often used. We use sheet-fed lithography at all facilities.

   Cutting is usually a combination of square cutting, using guillotines, and PMC die cutting. Some premium labels are cut on flatbed die cutters--which also may combine embossing. Labels are generally produced in bundles of 500 to 1,000 each (cut and stacked). Finishing encompasses a number of technologies: embossing to add texture, bronzing and/or foil stamping to add metallic effects. We use all of these processes in our label printing operations.

   Because much of the focus of quality assurance within the labels plants relates to the control of the printing process, the day-to-day control activities are undertaken by the equipment operators. The focus is on real-time process control rather than inspection after the fact. The more modern press equipment has enhanced color control systems to help operators manage color and print issues very effectively. On more mature equipment, more manual effort is involved and the systems are not close-looped (i.e., information from the systems does not automatically feed back to process controls). As far

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
as finishing operations are concerned, cutting variances have been greatly improved as a result of newly installed cutters. In most facilities, the finishing operations are automated so as to reduce the risk of mixing one product label with another. Four of our facilities are registered to the ISO 9002 quality standards.

MATERIALS AND SUPPLY ARRANGEMENTS

   The primary materials used in each of our printing divisions are paper, ink, film, offset plates, chemicals and cartons, with paper accounting for the majority of total material costs. We purchase these materials from a number of suppliers and have not experienced any significant difficulties in obtaining the raw materials necessary for operations. We have implemented an inventory management system in which a limited number of paper suppliers supply all of our paper needs. These suppliers are responsible for delivering paper on a "just-in-time" basis directly to our facilities. We believe that this system has allowed us to enhance the flexibility and speed with which we can serve customers, improve pricing on paper purchases, eliminate a significant amount of paper inventory and reduce costs by reducing warehousing capacity.

PATENTS, TRADEMARKS AND BRAND NAMES

   We market products under a number of trademarks and brand names. We also hold or have rights to use various patents relating to our envelope business, which expire at various times through 2012. Our sales do not materially depend upon any single or related group of patents.

COMPETITION

   ENVELOPES

   We are the largest envelope printer in North America. We compete with a few multi-plant and many single-plant companies that primarily service regional and local markets. We also face competition from alternative sources of communication and information transfer such as facsimile machines, electronic mail, the Internet, interactive video disks, interactive television and electronic retailing. Although these sources of communication and advertising may eliminate some domestic envelope sales in the future, we believe that we will experience continued demand for envelope products due to (1) the ability of our customers to obtain a relatively low-cost information delivery vehicle that may be customized with text, color, graphics and action devices to achieve the desired presentation effect, (2) the ability of our direct mail customers to penetrate desired markets as a result of the widespread delivery of mail to residences and businesses through the United States Postal Service and the Canadian Post Corporation and (3) the ability of our direct mail customers to include return materials in their mail-outs. Principal bases of competition are quality, service and price. Although all three are equally important, various customers may emphasize one or more over the others.

   COMMERCIAL PRINTING

   The commercial printing industry is highly competitive and fragmented. We are one of the leading commercial printers in the United States. We compete against a number of large, diversified and financially stronger printing companies, as well as regional and local commercial printers, many of which are capable of competing with us in both volume and production quality. Although we believe customers are price sensitive, we also believe that customer service and high-quality products are important

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
competitive factors. We believe we provide premium quality and customer service while maintaining competitive prices through stringent cost control efforts. The main competitive factors in our markets are customer service, product quality, reliability, flexibility, technical capabilities and price. We believe we compete effectively in each of these areas.

   PRINTING FOR DISTRIBUTORS

   We are the largest printer of custom business documents for the distributor market in the United States. Our closest competitors are other document printers with nationwide manufacturing locations and regional/local printers, which typically sell within a 100 to 300-mile radius of their plants. To a limited extent we compete with much larger direct selling forms manufacturers. We compete mainly on the breadth of our product offerings and close customer relationships.

   LABELS

   We are a leading printer of glue applied paper labels for the food and beverage industry. The labels industry is highly fragmented with a few large manufacturers with significant North American market presence. As a result of recent merger and acquisition activity, the food and beverage manufacturers have started to move toward centralized corporate purchasing. Premium or specialty labels are popular at the higher price and higher quality end of the market, usually premium branded beverages, such as spirits and wines. However, we expect that conventional glue-applied labels will continue to remain the industry label of choice due to increasingly cost conscious grocery shoppers, stiff pressure from large retailers to keep prices low, low inflationary levels and recent increases in commodity food prices.

SEASONALITY

   Several consumer direct market segments served by our Envelopes division, such as photo finishing packaging and certain segments of the direct mail market, experience seasonality, with a higher percentage of the volume of products sold to these markets occurring during the fourth quarter of the year. This seasonality is due to the increase in sales to the direct mail market due to holiday purchases. Seasonality is offset by the diversity of our other products and markets which are not materially affected by seasonal conditions.

   The commercial printing industry experiences seasonal variations. Our revenues from annual reports are generally concentrated from February through April. Revenues associated with holiday catalogs and automobile brochures tend to be concentrated from July through October and calendars from May to September. As a result of these seasonal variations, we are at or near capacity at certain times during these periods.

EMPLOYEES

   We employ approximately 12,100 people. Approximately 3,000 people employed at the various facilities are represented by unions affiliated with the AFL-CIO or Affiliated National Federation of Independent Unions. These employees are governed by collective bargaining agreements, each of which covers the workers at a particular facility, expires from time to time and is negotiated separately. Accordingly, we believe that no single collective bargaining agreement is material to our operations as a whole.

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

ENVIRONMENTAL MATTERS

   Our operations are subject to federal, state and local environmental laws and regulations relating to air emissions, waste generation, handling, management and disposal, and at some facilities, wastewater treatment and discharge. We have implemented environmental programs designed to ensure that we operate in compliance with the applicable laws and regulations governing environmental protection.
Our policy is that management at all levels be aware of the environmental impact of operations and direct such operations in compliance with applicable standards. We believe we are in substantial compliance with applicable federal, state and local laws and regulations relating to environmental protection.

   Although we do not anticipate that material capital expenditures will be required to achieve or maintain compliance with environmental laws and regulations, changing environmental laws and regulations might affect the printing industry as well as the manufacture or transportation of envelopes and related packaging products. For example, we will be subject to regulations being developed by the federal Environmental Protection Agency and state environmental agencies to implement the Clean Air Act Amendments of 1990. Accordingly, there can be no assurance that environmental matters resulting in material liabilities or expenditures will not be discovered or that, in the future, material expenditures for environmental matters will not be required by changes in law or regulations.

   The Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended (also known as the "Superfund" legislation), imposes joint and several liability, without regard to fault or the legality of the original conduct, on certain classes of persons for the costs of investigation and remediation of sites at which there have been releases or threatened releases of hazardous substances. These persons, known as potentially responsible parties ("PRPs"), include the owners and operators of property and persons that generated, disposed of or arranged for the disposal of hazardous substances found at a site. Many states have similar programs. Although certain of our predecessors have been designated as PRPs under CERCLA with respect to off-site disposal of hazardous waste, we believe that we have minimal exposure as a result of such designation, particularly because of the indemnifications described below. We have not been named as a PRP at any Superfund sites as a result of ongoing operations. Due to our waste management and minimization programs and our current use of permitted hazardous waste disposal facilities, we do not believe that our current operations will give rise to future material liability under CERCLA.

   In the asset purchase agreement related to the Georgia Pacific acquisition, GP agreed to retain all liabilities arising from releases of hazardous substances at any off-site locations occurring prior to the closing date of the GP acquisition (other than the migration of hazardous substances from adjacent locations to the plants or from the plants to adjacent locations. Accordingly, except for liability associated with migration, if any, the GP acquisition should not expose us to liability under CERCLA for historical off-site disposal practices.

   Additionally, GP also agreed to indemnify and hold us harmless from damages that relate to the use, condition, ownership or operation of any purchased assets or the conduct of its envelope business on or prior to the closing date of the GP acquisition, including environmental third party claims. Such damages include on-site liabilities under CERCLA or corresponding state laws attributable to operations prior to the closing date. GP's indemnification obligation is subject to (1) a $35.0 million limitation and (2) a six-year term limit. This indemnity also is subject to contribution arrangements with us, which begin with GP paying 90% of the indemnifiable damages in the first two years and decreasing annually to 50% in the sixth year. The indemnity for environmental third party claims is not subject to any

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
contribution arrangements. Conversely, we have agreed to indemnify GP for (1) environmental liabilities incurred subsequent to the closing date, (2) environmental cleanup liabilities at the sites or related to migration to or from such sites incurred prior to the closing date, subject to contribution arrangements with GP, which begin with our paying 10% of the indemnifiable damages in the first two years increasing annually to 50% in the sixth year, and (3) third party claims for pre-closing events arising six years after the closing date. Georgia-Pacific guaranteed all of GP's obligations under the asset purchase agreement related to the GP acquisition.

   In the asset purchase agreement related to the American Envelope Company acquisition, American Envelope agreed to indemnify and hold us harmless from certain liabilities and obligations. In addition to an indemnification for certain retained liabilities, the indemnification provides that (1) American Envelope's indemnification obligation for out of pocket costs arising out of or related to certain disclosed environmental matters and the presence of any hazardous materials on the purchased assets ("Costs of Remediation") is subject to a $25.0 million limitation and a six year claims period, and (2) to the extent that a claim consists of costs and expenses related to any Costs of Remediation as to which American Envelope is obligated to indemnify us, the parties shall contribute and share in the items on a sliding scale, such that American Envelope bears 90% of each item of Costs of Remediation for which a claim has been made during the first two years after closing of the American Envelope acquisition, with American Envelope's share decreasing by 10% each year thereafter until the sixth anniversary of such closing date, when American Envelope's indemnification obligations related to unclaimed Costs of Remediation matters cease. These sharing percentages are fixed based upon the date the claim is made with respect to any claim for Costs of Remediation and the parties' relative obligations with respect to any such claim do not change thereafter. The indemnity for environmental third party claims is not subject to any contribution by the Parent Company.

   In connection with the American Envelope acquisition, American Envelope and the Parent Company applied to and/or filed notices with regulatory agencies for the transfer or issuance of all material permits or authorizations relating to the operations of its plants and related facilities, including but not limited to, wastewater permits and air permits. All such permits and authorizations have been transferred or issued, as applicable.

   Environmental claims relating to the properties acquired in our various other acquisitions are not subject to separate indemnification provisions, but are subsumed under the general indemnification provisions of the applicable purchase agreements. Management is not aware of any existing environmental claims in connection with these acquired properties, and we believe that the indemnities provided will be adequate should any future claims arise.

PROPERTIES

   At December 31, 1998, we operated 100 printing facilities in the United States and Canada, of which 51 were owned and 49 leased. In addition to on-site storage at each of the foregoing facilities, we also store products in 13 warehouses, of which 2 are owned. We also lease 12,000 square feet of office space for our corporate headquarters and 9,500 square feet for the Envelope division headquarters in Englewood, Colorado, and an additional 5,000 square feet of office space in Chicago, Illinois for information systems support persons. We believe that we have adequate facilities for the conduct of current and future operations.

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

LEGAL PROCEEDINGS

   From time to time we may be involved in claims or lawsuits that arise in the ordinary course of business. Accruals for claims or lawsuits have been provided for to the extent that losses are deemed probable and estimable. Although the ultimate outcome of these claims or lawsuits cannot be ascertained, on the basis of present information and advice received from counsel, it is our opinion that the disposition or ultimate determination of such claims or lawsuits will not have a material adverse effect on the Company. In the case of administrative proceedings related to environmental matters involving governmental authorities, management does not believe that any imposition of monetary damages or fines would be material.

                         MANAGEMENT

     Under the terms of the Parent Company's Articles of Incorporation and Bylaws, each of the Directors named below is to serve until the next annual meeting of shareholders.

Name                         Age  Position                                      Director Since
----                         ---  --------                                      --------------
Gerald F. Mahoney<F1>        55   Director, Chairman of the Board and
                                  Chief Executive Officer                             1994

Paul V. Reilly               46   Director, President & Chief Operating Officer       1998

V. Bruce Thompson            51   Senior Vice President, Corporate Development

Michael Zawalski             39   Senior Vice President, Chief Financial Officer

Douglas A. Mahoney           50   Vice President, Controller

Robert Meyer                 42   Vice President, Treasury and Tax

Roger Wertheimer             39   Vice President, General Counsel and Secretary

Frank P. Diassi<F2>          65   Director                                            1993

Frank J. Hevrdejs<F2>        53   Director                                            1993

Jerome W. Pickholz<F1><F3>   66   Director                                            1994

William R. Thomas<F3>        70   Director                                            1998

------------
<F1>    Member of the Nominating Committee.
<F2>    Member of the Compensation Committee.
<F3>    Member of the Audit Committee.


   Gerald F. Mahoney has been a director, Chairman of the Board and Chief Executive Officer of the Parent Company since February 1994. He was Chairman of the Board, President and Chief Executive Officer of Pavey Envelope and Tag Corp. from January 1991, until it became a subsidiary of the Parent Company in February 1994. From September 1987 to September 1989, Mr. Mahoney served as President of Transkrit Corp., a business forms manufacturing company. Mr. Mahoney serves as Chairman of the Nominating Committee of the Board of Directors.

   Paul V. Reilly has been a director, President and Chief Operating Officer of the Parent Company since January 1998. Prior to that, Mr. Reilly was Senior Vice President--Finance and Chief Financial Officer of the Parent Company from September 1995. Mr. Reilly spent 14 years with Polychrome Corporation, a prepress supplier to the printing industry, where he held a number of positions including Assistant Corporate Treasurer, Corporate Treasurer, Vice President and Chief Financial Officer, and General Manager of United States Operations. During 1994 and 1995, Mr. Reilly worked with Saddle

River Capital, an investment banking firm which purchased and managed small businesses and as Vice President with a direct marketer of educational materials. Mr. Reilly is a Certified Public Accountant.

   V. Bruce Thompson has been Senior Vice President, Corporate Development of the Parent Company since August 1998. From 1994 until August 1998, Mr. Thompson was Senior Vice President, Marketing & Administration and General Counsel of Forest Oil Corporation, a publicly held exploration and production company. From 1993 to 1994, Mr. Thompson was Vice President, Legal Affairs for Mid-America Dairymen, Inc. From 1990 to 1993 he served as Chief of Staff for James M. Inhofe, currently a U.S. Senator for Oklahoma.

   Michael Zawalski has been Senior Vice President and Chief
Financial Officer of the Parent Company since August 1998. From 1997 to 1998, Mr. Zawalski was Chief Financial Officer of Ryder TRS, Inc. a moving and transportation business, responsible for all facets of finance including investor and bank relations. From 1996 to 1997, Mr. Zawalski was Vice President--Finance with the Coleman Company, directing worldwide planning and analysis, tax, accounting and reporting. Prior to 1996, Mr. Zawalski also held various executive positions with Quaker Oats. Mr. Zawalski, a Certified Public Accountant, began his career with Arthur Andersen & Co.

   Douglas A. Mahoney has been Vice President, Controller of the
Parent Company since July 1997. From 1991 until July 1997, Mr. Mahoney was Senior Vice President Administration and Chief Financial Officer of Quality Park Products, a manufacturer of envelopes and filing supplies which was acquired by the Parent Company in March 1996. Prior to that, Mr. Mahoney spent ten years with Tetra Pak, the U.S. division of a worldwide packaging equipment and paperboard converter supplying the food and beverage industry, holding a variety of position including Director of Finance, Vice President and Controller. Mr. Mahoney is a Certified Public Accountant.

   Robert Meyer has been Vice President, Treasury and Tax of the
Parent Company since October 1998. Mr. Meyer is a licensed attorney, Certified Public Accountant and Certified Financial Planner. From 1988 to 1998, Mr. Meyer was with the accounting firm of Deloitte & Touche LLP, as a Partner in their tax function.

   Roger Wertheimer has been Vice President--General Counsel and Secretary since February 1995. Mr. Wertheimer began practicing law in 1984 and served as Corporate Counsel for PACE Membership Warehouse, Inc. from 1988 to 1994. After that, Mr. Wertheimer had a private practice from March 1994 until February 1995, when he joined the Parent Company.

   Frank P. Diassi has been a director of the Parent Company since its inception in November 1993. Mr. Diassi has been Chairman of Sterling Chemicals, Inc., a manufacturer of commodity chemicals, pulp chemicals, acrylic and fibers, since August 1996. He was a founding director of Arcadian Corporation, the largest nitrogen fertilizer company in North America. Mr. Diassi was formerly a Director and Chairman of the Finance Committee of Arcadian Corporation from 1989 to 1994. Mr. Diassi is a member of the Board of Directors of Fiberglass Holdings, Inc., Amerlux Corp. and Software Plus, Inc. Mr. Diassi serves as a member of the Compensation Committee of the Board of Directors.

   Frank J. Hevrdejs has been a director of the Parent Company since its inception in November 1993. In 1982, Mr. Hevrdejs co-founded The Sterling Group, Inc., a major management buyout company. Mr. Hevrdejs is a principal and president of The Sterling Group, Inc. Additionally, he is

Chairman of First Sterling Ventures, Corp., an investment company, Enduro Holdings, Inc., a structural and electrical manufacturing company, and Fiberglass Holdings, Inc., a truck accessory manufacturer. He is also a board member of Eagle U.S.A., an air-freight company and a board member of Sterling Chemicals, Inc., a petroleum chemical company. Mr. Hevrdejs serves as Chairman of the Compensation Committee of the Board of Directors.

   Jerome W. Pickholz has been a director of the Parent Company since September 1994. From 1978 until 1994, he was Chief Executive Officer of Ogilvy & Mather Direct Worldwide, a direct advertising agency. From 1994 until September 1995, he served as Chairman of the Board of Ogilvy & Mather Direct worldwide where he is now Chairman Emeritus. Since January 1, 1996, Mr. Pickholz has served as founder and Chairman of Pickholz, Tweedy, Cowan, L.L.C., a marketing communications company.
Mr. Pickholz serves as the Chairman of the Audit Committee and as a member of the Nominating Committee of the Board of Directors.

   William R. Thomas has been a director of the Parent Company since November 3, 1998. He has served as Chairman of the Board of Directors of Capital Southwest Corporation, a publicly owned venture capital investment company, since July 1982 and as President of that company since 1980. In addition, Mr. Thomas has been a director of Capital Southwest Corporation since 1972 and was previously Senior Vice President from 1969 to 1980. Mr. Thomas also serves as a director of Alamo Group, Inc., Encore Wire Corporation and Palm Harbor Homes, Inc. Mr. Thomas is a member of the Audit Committee.

                  DESCRIPTION OF THE NOTES

   In this description, the word "Company" refers only to Mail-Well I Corporation and not to the Parent Company or any Subsidiaries of the Company. Also, several defined terms are used in this description, and their definitions are in the "--Definitions in the Indenture" section beginning on page 89.

   The Company will issue the new notes under an indenture among itself, the Guarantors and State Street Bank and Trust Company, as trustee. The terms of the new notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.

   The following description is a summary of the material provisions of the indenture for the old notes and the new notes. The description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the indenture. We incorporate the indenture into this Prospectus by this reference. A copy of the indenture has been filed as an exhibit to the Parent Company's Annual Report on Form 10-K for the year ended December 31, 1998. You may obtain a copy of the indenture from the Commission, the Company or from any of the initial purchasers of the old notes.

BRIEF DESCRIPTION OF THE NEW NOTES AND THE GUARANTEES

   THE NEW NOTES

   These new notes:

   * are identical to the old notes in all material respects, including the Guarantees, except that the new notes are registered under federal securities laws and will not contain any legends restricting their transfer;

   *    are general unsecured obligations of the Company;

   * are subordinated in right of payment to the existing and any future Senior Debt of the Company, including borrowings under the Company's bank credit agreement;

   * are equal in right of payment to any senior subordinated debt incurred by the Company in the future;

   * are senior in right of payment to existing and any future subordinated Indebtedness of the Company, including existing intercompany subordinated Indebtedness from the Company to the Parent Company, that expressly provides by its terms that is subordinated to the new notes; and

   *    are unconditionally guaranteed by the Guarantors.

   THE GUARANTEES

   The new notes are unconditionally guaranteed on an unsecured senior subordinated basis, jointly and severally, by the Parent Company and each of the current Subsidiaries of the Company (other than special purpose financing vehicles) that was formed under the laws of a state of the United States

(including the District of Columbia) and has its principal place of business within the United States (the "Subsidiary Guarantors"). The following is a list of the Subsidiary Guarantors as of the date of this
Prospectus:

   Graphics Arts Center, Inc.
   Mail-Well Commercial Printing, Inc.
   Mail-Well Canada Holdings, Inc.
   Mail-Well Label Holdings, Inc.
   Mail-Well Label USA, Inc.
   Mail-Well West, Inc.
   Murray Envelope Holdings, Inc.
   Murray Envelope Corporation
   N-M Envelope, Inc.
   National Graphics Company
   Poser Business Forms, Inc.
   Wisco II, L.L.C.
   Wisco Envelope Corp.

   The following former Subsidiaries of the Company were Guarantors of the old notes, but were merged into the Company or one of the Subsidiary Guarantors on December 31, 1998:

   Anderson Lithograph Company
   Armstrong-White, Inc.
   Barkley, Inc.
   Denver Forms Company
   Digital X-Press, Inc.
   Gould Packaging, Inc.
   Graphics Illustrated, Inc.
   Griffin Envelope, Inc.
   Imperial Litho and Dryography, Inc.
   John D. Lucas Printing Co.
   Production Press, Inc.
   Richtman's Printing of Colorado, LLC
   Trafton Printing, Inc.

   The new notes will be guaranteed by each new Restricted Subsidiary of either the Company or the Parent Company (other than special purpose financing vehicles) that is or becomes a Significant Subsidiary of the Company or the Parent Company, as applicable, is formed under the laws of a state of the United States (including the District of Columbia) and has its principal place of business with the United States.

   The Guarantees of these new notes:

   *    are general unsecured obligations of each Guarantor;

   * are subordinated in right of payment to all existing and any future Senior Debt of each Guarantor including Guarantees of each Guarantor of Senior Debt of the Company;


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   *    are equal in right of payment to all existing and any future senior subordinated debt of each Guarantor, including
        Guarantees of any future senior subordinated debt of the Company; and

   * are senior in right of payment to any existing and future subordinated Indebtedness of each Guarantor that expressly provides by its terms that it is subordinated to the Guarantee of such Guarantor.

   As of December 31, 1998, the old notes and the Guarantees were subordinated to $139.4 million of Senior Debt and approximately $207.0 million available under our bank credit agreement. As indicated above and as discussed in detail below under the subheading "Subordination," payments on the new notes and under the Guarantees will be subordinated to the payment of Senior Debt. The indenture permits the Company and the Guarantors to incur additional Senior Debt.

   As of the issue date of the old notes, all Subsidiaries of either the Company or the Parent Company (other than special purpose financing vehicles) were "Restricted Subsidiaries." However, under the circumstances described below under the subheading "Covenants in the Indenture--Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate certain of our Subsidiaries as "Unrestricted Subsidiaries." Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture. Unrestricted Subsidiaries will not guarantee the new notes.

   Not all of our Subsidiaries will guarantee the new notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, these non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. The non-guarantor Subsidiaries generated 10.3% of our consolidated revenues in the year ended December 31, 1998, and held 14.6% of our consolidated assets as of December 31, 1998.

PRINCIPAL, MATURITY AND INTEREST

   The Company will issue new notes with an aggregate principal amount of $300 million in exchange for the old notes, which have an aggregate outstanding principal amount of $300 million. The Company will issue new notes in denominations of $1,000 and integral multiples of $1,000 in exchange for each $1,000 and integral multiple of $1,000 in old notes. The new notes will mature on December 15, 2008.

   Interest on the new notes will accrue at the rate of 8 3/4% per annum and will be payable semiannually in arrears on June 15 and December 15 commencing on June 15, 1999. The Company will make each interest payment to the Holders of record of the new notes on the immediately preceding June 1 and December 1.

   Interest on the new notes will accrue from the date of original issuance of the old notes or, if interest has already been paid on the old notes, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

NOTE GUARANTEES; RESTRICTIONS ON PARENT COMPANY AND SUBSIDIARIES

   The Guarantors, which, as of the issue date of the old notes included the Parent Company and each of the current Subsidiaries of the Company (other than special purpose financing vehicles) that was


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formed under the laws of a state of the United States, including the
District of Columbia, and has its principal place of business within the United States, jointly and severally guarantee the Company's obligations under the new notes. The new notes will also be guaranteed by each new Restricted Subsidiary of either the Company or the Parent Company (other than special purpose financing vehicles) that is a Significant Subsidiary of either the Company or the Parent Company formed under the laws of a state of the United States (including the District of Columbia) with its principal place of business within the United States. Each Note Guarantee will be subordinated to the prior payment in full of all existing and future Senior Debt of that Guarantor and the Guarantees of that Guarantor of the Company's Senior Debt. Each Note Guarantee will be equal in rank with all senior subordinated debt of that Guarantor and the Guarantees of that Guarantor of the Company's existing and any future senior subordinated debt.

   The Guarantees will rank at least on a parity with claims of all unsecured creditors (including unsecured trade creditors and tort claimants), other than holders of Senior Debt, of the respective Guarantors; however, because of the subordination provisions of the Guarantees, unless sufficient sums are available to pay the full amounts required under the Guarantees and to pay the unsecured creditors of the respective Guarantors, such other unsecured creditors of the Guarantors may recover more, ratably, than the holders of the new notes would recover with respect to the Guarantees. Each Guarantor will be prohibited from making payments under its Guarantee if defaults and certain other events with respect to Senior Debt of a Guarantor have occurred that prohibit the Guarantor from making payment on the new notes pursuant to the Guarantees.

   The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors--What are the Risks Related to the New Notes--Fraudulent Conveyance Matters."

   Neither the Parent Company nor any Restricted Subsidiary may sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into (whether or not the Parent Company or Restricted Subsidiary, as applicable, is the surviving Person), another Person (other than another Restricted Subsidiary) unless:

   (1) either: (a) the Parent Company or Restricted Subsidiary is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Parent Company or Restricted Subsidiary) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia or the jurisdiction in which the Restricted Subsidiary is organized and under the laws of which it is existing;

   (2) the Person formed by or surviving any such consolidation or merger (if other than the Parent Company, or Restricted Subsidiary, or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made) assumes all the obligations of the Parent Company or Restricted Subsidiary, as applicable, under the Note Guarantees and the indenture, as applicable, pursuant to agreements reasonably satisfactory to the trustee;

   (3) immediately after such transaction no Default or Event of Default exists; and


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

   (4) the Parent Company, the Restricted Subsidiary or the Person formed by or surviving any such consolidation or merger (if other than the Parent Company or Restricted Subsidiary) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Parent Company or Restricted Subsidiary immediately preceding the transaction.

   In addition, neither the Parent Company nor any Restricted
Subsidiary may, directly or indirectly, sell or lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

   The Note Guarantee of a Subsidiary Guarantor will be released:

   (1) in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation), if the Company applies the Net Proceeds of that sale or other disposition in accordance with the applicable provisions of the indenture; or

   (2) in connection with any sale of all of the capital stock of a Subsidiary Guarantor, if the Company applies the Net
        Proceeds of that sale in accordance with the applicable provisions of the indenture.

   See "--Repurchase at the Option of Holders--Asset Sales."

SUBORDINATION

   The payment of principal, premium, Liquidated Damages (as defined under the caption "--Registration Rights; Liquidated Damages") and interest, if any, on the new notes will be subordinated to the prior payment in full of all Senior Debt of the Company.

   The holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before the Holders of new notes will be entitled to receive any payment with respect to the new notes, in the event of any distribution to creditors of the Company:

   (1)  in a liquidation or dissolution of the Company;

   (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property;

   (3)  in an assignment for the benefit of creditors; or

   (4)  in any marshaling of the Company's assets and liabilities.

   The Company also may not make any payment in respect of the new notes if:

   (1) a payment default on Designated Senior Debt occurs and is continuing beyond any applicable grace period; or



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   (2)  any other default occurs and is continuing on Designated
        Senior Debt that permits holders of the Designated Senior Debt to accelerate its maturity and the trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Debt.

   Payments on the new notes may and shall be resumed:

   (1) in the case of a payment default, upon the date on which such default is cured or waived; and

   (2) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

   No new Payment Blockage Notice may be delivered unless and until 365 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice.

   No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

   The Company must promptly notify holders of Senior Debt if payment of the new notes is accelerated because of an Event of Default.

   As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of the Company, Holders of the new notes may recover less ratably than creditors of the Company who are holders of Senior Debt. See "Risk Factors--What are the Risks Related to the New Notes--The New Notes and Guarantees are Subordinated to Senior Creditors."

OPTIONAL REDEMPTION

   The new notes will not be redeemable at the Company's option prior to December 15, 2003.

   After December 15, 2003, the Company may redeem all or a part of the new notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

            Year                                       Percentage
            ----                                       ----------

            2003                                        104.375%
            2004                                        102.917%
            2005                                        101.458%
            2006 and thereafter                         100.000%




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   Notwithstanding the foregoing, prior to December 15, 2001, the
Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of new notes originally issued under the indenture at a redemption price of 108.75% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

   (1) at least $130 million in aggregate principal amount of new notes remains outstanding immediately after the occurrence of such redemption (excluding new notes held by the Parent Company, the Company and their Subsidiaries); and

   (2) the redemption must occur within 45 days of the date of the closing of such Equity Offering.

REPURCHASE AT THE OPTION OF HOLDERS

   CHANGE OF CONTROL

   If a Change of Control occurs, each Holder of new notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's new notes pursuant to the offer described below (the "Change of Control Offer"). In the Change of Control Offer, the Company will offer a "Change of Control Payment" in cash equal to 101% of the aggregate principal amount of new notes repurchased plus accrued and unpaid interest thereon, if any, to the date of purchase. Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase new notes on the Change of Control Payment Date specified in such notice, pursuant to the procedures required by the indenture and described in such notice. The Company will comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the new notes as a result of a Change of Control.

   On the Change of Control Payment Date, the Company will, to the extent lawful;

   (1) accept for payment all new notes or portions thereof properly tendered pursuant to the Change of Control Offer;

   (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all new notes or portions thereof so tendered; and

   (3) deliver or cause to be delivered to the trustee the new notes so accepted together with an Officers' Certificate stating the aggregate principal amount of new notes or portions thereof being purchased by the Company.

   The Paying Agent will promptly mail to each Holder of new notes so tendered the Change of Control Payment for such new notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a replacement new note equal in principal amount to any unpurchased portion of the new notes surrendered, if any; provided that each such replacement new note will be in a principal amount of $1,000 or an integral multiple thereof.


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

   Prior to complying with any of the provisions of this "Change of Control" covenant, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of new notes required by this covenant. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

   The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable regardless of whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the Holders of the new notes to require that the Company repurchase or redeem the new notes in the event of a takeover, recapitalization or similar transaction.

   In the event a Change of Control occurs at a time when the Company is prohibited from purchasing new notes, the Company could seek the consent of its senior lenders to the purchase of new notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing new notes. In such case, the Company's failure to purchase tendered new notes would constitute an Event of Default under the indenture which would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the indenture would likely restrict payments to the Holders of new notes.

   The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Company and purchases all new notes validly tendered and not withdrawn under such Change of Control Offer.

   The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of new notes to require the Company to repurchase such new notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

   ASSET SALES

   The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

   (1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

   (2) such fair market value is determined by the Company's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the trustee; and



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

   (3) at least 80% of the Net Proceeds received by the Company or such Restricted Subsidiary is in the form of cash. For purposes of this provision, each of the following shall be deemed to be cash:

        (a) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the new notes or any Note Guarantee) that are used by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

        (b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion).

   Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company, or a Restricted Subsidiary must apply such Net
Proceeds:

   (1) by reinvesting in the business of the Company or such Restricted Subsidiary;

   (2)  by repaying outstanding Senior Debt; or

   (3) by offering to purchase the new notes at 100% of principal amount, plus accrued and unpaid interest, if any.

   SELECTION AND NOTICE

   If less than all of the new notes are to be redeemed at any time, the trustee will select new notes for redemption on a pro rata basis, by lot or by such method as the trustee shall deem fair and appropriate.

   No new notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of new notes to be redeemed at its registered address. Notices of redemption may not be conditional.

   If any new note is to be redeemed in part only, the notice of redemption that relates to that new note shall state the portion of the principal amount thereof to be redeemed. A replacement new note in principal amount equal to the unredeemed portion of the original new note will be issued in the name of the Holder thereof upon cancellation of the original new note. New notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on new notes or portions of them called for redemption.




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COVENANTS IN THE INDENTURE

   RESTRICTED PAYMENTS

   The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

   (1) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests of the Company or a Restricted Subsidiary or to the Company or a Restricted Subsidiary of the Company);

   (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company or any Restricted Subsidiary of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company);

   (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is of equal rank with or subordinated to the new notes or the Note Guarantees (other than the new notes or the Note Guarantees), except a payment of interest or principal at the Stated Maturity thereof; or

   (4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted
Payment:

   (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

   (2) the Company, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness"; and

   (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the indenture (excluding Restricted Payments permitted by clauses (2),
        (3), (4), (6), (8) and (9) of the next succeeding paragraph), is less than the sum, without duplication, of

        (a) 50% of the Consolidated Net Income (minus 100% of any Consolidated Net Loss) of the Company since January 1, 1999, plus

        (b) the aggregate net cash proceeds received after the issue date of the old notes from the sale of Equity
             Interests or any Indebtedness that is convertible into Capital Stock and has been so converted, plus




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        (c)  the aggregate cash received by the Company as capital contributions after the issue date of the old notes, plus

        (d)  $15 million.

   So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

   (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the indenture;

   (2) the repurchase, redemption, defeasance, retirement or other acquisition of any equal rank or subordinated Indebtedness of the Company or any Guarantor or of any Equity Interests of the Company or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company;

   (3) the redemption, repurchase, defeasance, retirement or other acquisition of any equal rank or subordinated Indebtedness of the Company or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

   (4) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis;

   (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Parent Company or the Company or any Restricted Subsidiary of the Company held by any member of the Parent Company's or Company's (or any of its Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement in effect as of the date of the indenture; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1 million in any twelve-month period;

   (6) the making of any Restricted Investment, directly or indirectly, out of the net cash proceeds of substantially concurrent sales (other than to a Subsidiary) of Equity
        Interests of the Company;

   (7) the repurchase, redemption, retirement or other acquisition of Equity Interests of the Company or any Restricted
        Subsidiary issued, or Indebtedness incurred, by the Company or any Restricted Subsidiary in connection with the acquisition of any Person or any assets to the former owners of such Person or assets; and

   (8)  Permitted Payments to the Parent Company.

   The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be


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determined by the Board of Directors whose resolution with respect thereto shall be delivered to the trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $5 million. Not later than 15 days after the end of the fiscal quarter in which any Restricted Payment is made, the Company shall deliver to the trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant, were computed, together with a copy of any fairness opinion or appraisal required by the indenture.

   INCURRENCE OF INDEBTEDNESS

   The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt); provided, however, that the Company and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt), if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period.

   The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

   (1) the incurrence by the Company and any Restricted Subsidiary of the Indebtedness under Credit Facilities; provided that the aggregate principal amount of all Indebtedness, under such Credit Facilities does not exceed an amount equal to $300 million;

   (2) the incurrence by the Company and its Subsidiaries of Existing Indebtedness;

   (3) the incurrence by the Company and the Subsidiary Guarantors of Indebtedness represented by the new notes and the Note
        Guarantees;

   (4) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligation, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed $25 million at any time outstanding;

   (5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clause (2) or (3) of this paragraph;



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   (6)  the incurrence by the Company or any of its Restricted
        Subsidiaries of intercompany Indebtedness between or among the Company and any of its Wholly Owned Restricted
        Subsidiaries; provided, however, that:

        (a) if the Company or any Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the new notes, in the case of the Company, or the Note Guarantee of such Subsidiary Guarantor, in the case of a Subsidiary Guarantor; and

        (b) (1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary thereof and (2) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

   (7) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the indenture to be outstanding;

   (8)  the guarantee by the Company or any of its Restricted
        Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant;

   (9) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accrued value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (9), not to exceed $50 million;

   (10) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (10);

   (11) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of judgment, appeal, surety, performance and other like bonds, bankers acceptances and letters of credit provided by the Company and its Subsidiaries in the ordinary course of business (including any Indebtedness incurred to refinance, retire, renew, defease, refund or otherwise replace any Indebtedness referred to in this clause (11)); and

   (12) Indebtedness incurred by the Company or any of its Subsidiaries arising from agreements or their respective bylaws providing for indemnification, adjustment of purchase price or


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

        similar obligations, or from guarantees of letters of credit, surety bonds or performance bonds securing the performance of the Company or any of its Subsidiaries to any Person acquiring all or a portion of such business or assets of a Subsidiary of the Company for the purpose of financing such acquisition.

   For purposes of determining compliance with this "Incurrence of Indebtedness" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (12) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence in any manner that complies with this covenant.

   ANTI-LAYERING

   The Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of the Company and senior in any respect in right of payment to the new notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor's Note Guarantee.

   LIENS

   The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to own any Lien of any kind securing Indebtedness, Attributable Debt or trade payables on any asset now owned or hereafter acquired, except Permitted Liens.

   DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

   The Company will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to pay dividends or make any other distributions or pay Indebtedness to the Company or any of the Company's Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of the Company's Restricted Subsidiaries.

   MERGER, CONSOLIDATION, OR SALE OF ASSETS

   The Company may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person; unless:

   (1) either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;


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

   (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made, expressly assumes all the obligations of the Company under the new notes and the indenture pursuant to agreements reasonably satisfactory to the trustee;

   (3) immediately after such transaction no Default or Event of Default exists; and

   (4) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company):

        (a) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction; and

        (b) will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness."

   In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This "Merger, Consolidation, or Sale of Assets" covenant will not apply to a merger, consolidation, sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Wholly Owned Subsidiaries.

   TRANSACTIONS WITH AFFILIATES

   The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

   (1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

   (2)  the Company delivers to the trustee:

        (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1 million, a resolution of the Board of Directors set forth in the Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and


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

        (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

   The following items shall not be deemed to be Affiliate
Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

   (1) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary;

   (2) indemnification agreements permitted by law entered into by the Company or any of its Restricted Subsidiaries with any of its Affiliates who are directors, employees or agents of the Company or any of its Restricted Subsidiaries;

   (3) transactions between or among the Company and/or its Restricted Subsidiaries;

   (4) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company; and

   (5) Restricted Payments that are permitted by the provisions of the indenture described above under the caption
        "--Restricted Payments."

   ADDITIONAL SUBSIDIARY GUARANTEES

   If the Company, the Parent Company or any Restricted Subsidiary of the Company acquires or creates another Restricted Subsidiary (other than a special purpose finance vehicle) and such Restricted Subsidiary is formed under the laws of a state of the United States (including the District of Columbia) and has its principal place of business within the United States, then as such time as such Restricted Subsidiary first becomes a Significant Subsidiary of the Company or the Parent Company, as applicable, that newly acquired or created Restricted Subsidiary must become a Guarantor and execute a supplemental indenture satisfactory to the trustee and deliver an opinion of counsel to the trustee within 10 Business Days of the date on which it was acquired or created.

   DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES

   As of the issue date of the old notes, all of the Subsidiaries of the Company (other than special purpose financing vehicles) were Restricted Subsidiaries. The Board of Directors may designate any Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by the Company and its Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "--Restricted Payments" or Permitted Investments, as applicable. All such outstanding Investments will be valued at their fair market value at the time of such designation. In addition, such designation will only be permitted if such Restricted Payment would be permitted at that time and if such Subsidiary otherwise meets the definition of an Unrestricted


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

Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

   LIMITATIONS ON ISSUANCES OF GUARANTEES OF INDEBTEDNESS

   The Company will not permit any of its Restricted Subsidiaries that is not a Guarantor of the new notes, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Company or the Parent Company unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the new notes by such Restricted Subsidiary to the same extent as such Guarantee of such other Indebtedness, which Guarantee shall be senior to or of equal rank with such Restricted Subsidiary's Guarantee of or pledge to secure such other Indebtedness, unless such other Indebtedness is Senior Debt, in which case the Guarantee of the new notes may be subordinated to the Guarantee of such Senior Debt to the same extent as the new notes are subordinated to such Senior Debt.

   Notwithstanding the preceding paragraph, any Note Guarantee of the new notes provides by its terms that it will be automatically and unconditionally released and discharged under the circumstances described above under the caption "Note Guarantees; Restrictions on Parent Company and Subsidiaries." The form of the Note Guarantee is attached as an exhibit to the indenture.

   BUSINESS ACTIVITIES

   The Company will not, and will not permit any Restricted
Subsidiary to, engage in any business other than Permitted Businesses.

   ADVANCES TO SUBSIDIARIES

   Any advance made by the Company to a Restricted Subsidiary that is not a Guarantor will be evidenced by an Intercompany Note in favor of the Company. Each Intercompany Note will be payable upon demand and will bear interest at the same rate as the new notes. A form of Intercompany Note is attached as an exhibit to the indenture.

   PAYMENTS FOR CONSENT

   The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of new notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the new notes unless such consideration is offered to be paid and is paid to all Holders of the new notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

   REPORTS

   Whether or not required by the Commission, so long as any new notes are outstanding, the Company will furnish to the Holders of new notes, within the time periods specified in the Commission's rules and regulations:


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

   (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K, if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

   (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

   The quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Subsidiary Guarantors separate from the financial condition and results of operations of the other Subsidiaries of the Company.

   In addition, whether or not required by the Commission, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

   The foregoing reporting obligation may be satisfied by reports prepared and filed by the Parent Company on a consolidated basis under the requirements of the Exchange Act.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

   The Company and the Guarantors (the "Obligors") and the initial purchasers of the old notes entered into the Registration Rights Agreement on December 16, 1998. In the Registration Rights Agreement, the Obligors agreed, among other things, to file with the Commission the Registration Statement of which this Prospectus is a part. See "The Exchange Offer."

   If (1) this exchange offer is not permitted by applicable law or Commission policy; (2) this exchange offer is not consummated within 210 days of the issue date of the old notes; or (3) any Holder of the old notes which are Transfer Restricted Securities notifies the Company prior to the 20th business day following the consummation of the exchange offer that (a) it is prohibited by law or Commission policy from participating in the exchange offer, (b) it may not resell the new notes acquired by it in the exchange offer to the public without delivering a prospectus, and the prospectus contained in the Registration Statement is not appropriate or available for such resales by it, or (c) it is a broker-dealer and holds the old notes acquired directly from the Company or any of the Company's affiliates, the Obligors (x) will cause to be filed on or prior to 30 days after the date on which the Company determines that it is not required to file the Registration Statement pursuant to clause (1) above, 30 days after the date on which the obligation specified in clause (2) above becomes not satisfied or 30 days after the date on which the Company receives the notice specified in clause (3) above, a Shelf Registration Statement relating to all Transfer Restricted Securities and (y) will use their best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act on or prior to 90 days after the date on which the Obligors become obligated to file such Shelf Registration Statement and keep the Shelf Registration Statement effective until the earlier of (A) the time when the old notes covered by the Shelf


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

Registration Statement can be sold pursuant to Rule 144 without any limitations under clauses (c), (e), (f) and (h) of Rule 144 and (B) three years from the issue date of the old notes. The Company will, in the event the Shelf Registration Statement is filed, among other things, provide to each Holder for whom such Shelf Registration Statement was filed copies of the prospectus which is part of the Shelf Registration Statement, notify each such Holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the old notes or the new notes, as the case may be. A Holder selling such old notes or new notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such holder (including certain indemnification obligations).

   For the purposes of the Registration Rights Agreement, "Transfer Restricted Securities" means each old note until the earliest on the date of which (1) such old note is exchanged in the exchange offer and entitled to be resold to the public by the holder thereof without complying with the prospectus delivery requirements of the Securities Act, (2) such old note has been disposed of in accordance with the Shelf Registration Statement, (3) such old note is disposed of by a broker-dealer pursuant to the "Plan of Distribution" contemplated by the Registration Statement (including delivery of the Prospectus) or (4) such old note is distributed to the public pursuant to Rule 144 under the Securities Act.

   The Registration Rights Agreement provides that (1) if the
Obligors fail to file the Registration Statement with the Commission on or prior to the 90th day after the issue date of the old notes, (2) if the Registration Statement is not declared effective by the Commission on or prior to the 180th day after the issue date of the old notes, (3) if the exchange offer is not consummated on or before the 30th business day after the Registration Statement is declared effective, (4) if obligated to file the Shelf Registration Statement and the Obligors fail to file the Shelf Registration Statement with the Commission on or prior to the 30th business day after such filing obligation arises (but no earlier than 90 days after the issue date of the old notes), (5) if obligated to file a Shelf Registration Statement and the Shelf Registration Statement is not declared effective on or prior to the 90th day after the obligation to file a Shelf Registration Statement arises (but no earlier than 180 days after the issue date of the old notes), or
(6) if the Registration Statement or the Shelf Registration Statement, as the case may be, is declared effective but thereafter ceases to be effective or useable in connection with resales of the Transfer Restricted Securities, for such time of non-effectiveness or non-usability (each, a "Registration Default"), the Obligors agree to pay to each Holder of Transfer Restricted Securities affected thereby liquidated damages ("Liquidated Damages") in an amount equal to $0.05 per week per $1,000 in principal amount of Transfer Restricted Securities held by such Holder for each week or portion thereof that the Registration Default continues for the first 90-day period immediately following the occurrence of such Registration Default. The amount of the Liquidated Damages shall increase by an additional $0.05 per week per $1,000 in principal amount of Transfer Restricted Securities at the beginning of and for each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $0.50 per week, per $1,000 in principal amount of Transfer Restricted Securities. The Obligors shall not be required to pay Liquidated Damages for more than one Registration Default at any given time. No Holder of Transfer Restricted Securities will be entitled to receive Liquidated Damages pursuant to the Registration Rights Agreement unless and until such Holder has provided certain information to the Company for use in connection with the applicable Shelf Registration




                              - 78 -

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

Statement. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

   All accrued Liquidated Damages shall be paid by the Obligors to Holders entitled thereto in the same manner as interest payments on the old notes on semi-annual damages payment dates which correspond to interest payment dates for the old notes.

   The summary herein of provisions of the Registration Rights
Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement. We incorporate the Registration Rights Agreement into this Prospectus by this reference. A copy of the Registration Rights Agreement has been filed as an exhibit to the Parent Company's Annual Report on Form 10-K for the year ended December 31, 1998, and is available from the Company or the Commission upon request. See "Where You Can Find More Information."

EVENTS OF DEFAULT AND REMEDIES

   Each of the following is an Event of Default:

   (1) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the new notes, whether or not prohibited by the subordination provisions of the indenture;

   (2) default in payment when due of the principal of or premium, if any, on the new notes, whether or not prohibited by the subordination provisions of the indenture for the new notes;

   (3) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described under the captions "--Change of Control," "--Asset Sales," "--Restricted
        Payments," "--Incurrence of Indebtedness" or "--Merger,
        Consolidation, or Sale of Assets";

   (4) failure by the Company or any of its Restricted Subsidiaries to comply with any of the other agreements in the indenture for 60 days after notice to the Company by the trustee or the Holders of at least 25% in aggregate principal amount of the new notes then outstanding;

   (5) default under any mortgage, indenture or instrument under which they may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:

        (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment
             Default"); or

        (b) results in the acceleration of such Indebtedness prior to its express maturity,



                              - 79 -


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

        and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more;

   (6) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10 million, which judgments are not paid, discharged or stayed for a period of 60 days;

   (7) except as permitted by the indenture, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee; and

   (8) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries.

   In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding new notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the Holders of at least 25% in principal amount of the then outstanding new notes may declare all the new notes to be due and payable immediately.

   Holders of the new notes may not enforce the indenture or the new notes except as provided in the indenture. Subject to limitations, Holders of a majority in principal amount of the then outstanding new notes may direct the trustee in its exercise of any trust or power.

   The Holder of a majority in aggregate principal amount of the new notes then outstanding by notice to the trustee may on behalf of the Holders of all of the new notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the new notes.

   In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the new notes pursuant to the optional redemption provisions of the indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the new notes. If an Event of Default occurs prior to December 15, 2003, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the new notes prior to December 15, 2003, then the premium specified in the indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the new notes.

   The Company is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the trustee a statement specifying such Default or Event of Default.



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

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

   No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the new notes, the indenture, the Note Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation.

   Each Holder of new notes by accepting a new note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the new notes. The waiver may not be effective to waive liabilities under the federal securities laws.

SATISFACTION AND DISCHARGE OF THE INDENTURE

   The Company may terminate its obligations and the obligations of the Guarantors under the new notes, the indenture, and the Guarantees when (1) either (A) all outstanding new notes have been delivered to the trustee for cancellation or (B) all such new notes not therefore delivered to the trustee for cancellation have become due and payable, will become due and payable within one year or are to be called for redemption within one year under irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name and at the expense of the Company, and the Company has irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the new notes not theretofore delivered to the trustee for cancellation, for principal of (premium, if any, on) and interest to the date of deposit or Stated Maturity or date of redemption; (2) the Company has paid or caused to be paid all sums then due and payable by the Company under the indenture; and (3) the Company has delivered an Officers' Certificate and an opinion of counsel relating to compliance with the conditions set forth in the indenture.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

   The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding new notes ("Legal Defeasance"), except for:

   (1) the rights of Holders of outstanding new notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages on such new notes when such payments are due from the trust referred to below;

   (2) the Company's obligations with respect to the new notes concerning issuing temporary new notes, registration of new notes, mutilated, destroyed, lost or stolen new notes and the maintenance of an office or agency for payment and money for security payments held in trust;

   (3) the rights, powers, trusts, duties and immunities of the trustee, and the Company's obligations in connection therewith; and

   (4)  the Legal Defeasance provisions of the indenture.

   In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any failure to comply with such obligations shall not constitute a Default or



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

Event of Default with respect to the new notes. In the event Covenant Defeasance occurs, certain events (other than nonpayment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default and Remedies" will no longer constitute an Event of Default with respect to the new notes.

   In order to exercise either Legal Defeasance or Covenant
Defeasance,

   (1) the Company must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the new notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages on the outstanding new notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the new notes are being defeased to maturity or to a particular redemption date;

   (2) in the case of Legal Defeasance, the Company shall deliver to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the issue date of the old notes, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding new notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

   (3) in the case of Covenant Defeasance, the Company shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that the Holders of the outstanding new notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

   (4) no Event of Default or Default shall have occurred and be continuing on the date of such deposit (other than an Event of Default or Default resulting from the borrowing of funds to be applied to such deposit);

   (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, the Company's bank credit agreement, Credit Facilities or any other material agreement or instrument (other than the indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

   (6) the Company must have delivered to the trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;



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

   (7) the Company must deliver to the trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of new notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

   (8) the Company must deliver to the trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for, in the case of the Officers' Certificate, (1) through (7) and, in the case of the opinion of counsel, clauses (1) (with respect to the validity and perfection of the security interest), (2), (3) and (5) of this paragraph relating to the Legal Defeasance or the Covenant Defeasance, as applicable, have been complied with.

AMENDMENT, SUPPLEMENT AND WAIVER

   Without the consent of each Holder affected, an amendment or waiver may not (with respect to any new notes held by a non-consenting Holder):

   (1) reduce the principal amount of new notes whose Holders must consent to an amendment, supplement or waiver;

   (2) reduce the principal of or change the fixed maturity of any new note or alter or waive the provisions with respect to the redemption of the new notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders");

   (3) reduce the rate of or change the time for payment of interest on any new note;

   (4) waive a Default or Event of Default in the payment of principal or premium, if any, or Liquidated Damages or interest on the new notes (except a rescission of acceleration of the new notes by the Holders of at least a majority in aggregate principal amount of the new notes and a waiver of the payment default that resulted from such acceleration);

   (5) make any new note payable in money other than that stated in the new notes;

   (6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of Holders of new notes to receive payments of principal of or premium, if any, or Liquidated Damages or interest on the new notes;

   (7)  waive a redemption payment with respect to any new note
        (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders"); or

   (8) release any Guarantor from any of its obligations under its Note Guarantee or the indenture, or amend the provisions of the indenture relating to the release of Guarantors; or

   (9) make any change in the preceding amendment and waiver provisions.



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

   In addition, any amendment to, or waiver of, the provisions of the indenture relating to subordination that adversely affects the rights of the Holders of the new notes will require the consent of the Holders of at least 75% in aggregate principal amount of new notes then outstanding.

   Notwithstanding the preceding, without the consent of any Holder of new notes, the Company and the trustee may amend or supplement the indenture or the new notes:

   (1)  to cure any ambiguity, defect or inconsistency;

   (2) to provide for uncertificated new notes in addition to or in place of certificated new notes;

   (3) to provide for the assumption of the Company's obligations to Holders of new notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets;

   (4) to make any change that would provide any additional rights or benefits to the Holders of new notes or that does not adversely affect the legal rights under the indenture of any such Holder; or

   (5) to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

   If the trustee becomes a creditor of the Company or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in aspect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

   The Holders of a majority in principal amount of the then outstanding new notes will have the right to direct the time, method and place of conducting any proceeding for exercising any, remedy available to the trustee, subject to exceptions. The indenture provides that in case an Event of Default shall occur and be continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of new notes, unless such Holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

METHODS OF RECEIVING PAYMENTS ON THE NEW NOTES

   If a Holder has given wire transfer instructions to the Company, the Company will make all principal, premium, Liquidated Damages and interest payments on those new notes in accordance with those instructions. All other payments on these new notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.



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PAYING AGENT AND REGISTRAR FOR THE NEW NOTES

   The trustee will initially act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders of the new notes, and the Company or any of its Subsidiaries may act as Paying Agent or Registrar.

BOOK-ENTRY; DELIVERY; FORM AND TRANSFER

   The new notes initially will be in the form of one or more registered global notes without interest coupons (collectively, the "Global Notes"). Upon issuance, the U.S. Global Notes will be deposited with the trustee, as custodian for The Depository Trust Company in New York, New York and registered in the name of DTC or its nominee for credit to the accounts of DTC's Direct Participants and Indirect Participants (each as defined).

   The Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor DTC or its nominee in certain limited circumstances. Beneficial interests in the Global Notes may be exchanged for new notes in certificated form in certain limited circumstances. See "--Transfer of Interests in Global Notes for Certificated Notes." Such Certificated Notes may, unless the Global Note has previously been exchanged for Certificated Notes, be exchanged for an interest in the Global Note representing the principal amount of new notes being transferred. In addition, transfer of beneficial interests in Global Notes will be subject to the applicable rules and procedures of DTC and its Direct Participants or Indirect Participants (including, if applicable, those of Euroclear and CEDEL), which may change from time to time.

   The new notes may be presented from registration of transfer and exchanged at the offices of the Registrar.

DEPOSITARY PROCEDURES

   DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Direct Participants") and to facilitate the clearance and settlement of transactions in those securities between Direct Participants through electronic book-entry changes in accounts of Participants. The Direct Participants include securities brokers and dealers (including the initial purchasers of the old notes), banks, trust companies, clearing corporations and certain other organizations, including the Euroclear System ("Euroclear") and CEDEL Bank, societe anonyme ("CEDEL"). Access to DTC's system is also available to other entities that clear through or maintain a direct or indirect, custodial relationship with a Direct Participant (collectively, the "Indirect Participants"). DTC may hold securities beneficially owned by other persons only through the Direct Participants or Indirect Participants and such other person's ownership interest and transfer of ownership interest will be recorded only on the records of the Direct Participant and/or Indirect Participant and not on the records maintained by DTC.

   DTC has also advised the Company that, pursuant to DTC's procedures, (1) upon deposit of the Global Notes, DTC will credit the accounts of Direct Participants with portions of the principal amount of the Global Notes allocated to them by the initial purchasers, and (2) DTC will maintain records of the ownership interests of such Direct Participants in the Global Notes and the transfer of ownership interests by and between Direct Participants. DTC will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, Indirect Participants or other owners of beneficial



                              - 85 -


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

interests in the Global Notes. Direct Participants and Indirect Participants must maintain their own records of the ownership interests of, and the transfer of ownership interests by and between, Indirect Participants and other owners of beneficial interests in the Global Notes. The Company expects that payments by Direct Participants to owners of beneficial interests in such Global Notes held through such Direct Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the name of nominees for such customers. Such payments will be the responsibility of such Direct Participants.

   Investors in the Global Notes may hold their interests therein directly through DTC if they are Direct Participants in DTC or indirectly through organizations that are Direct Participants in DTC. Euroclear and CEDEL will hold interests in the Global Notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositaries, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator and depositary of Euroclear, and Citibank, N.A. as the operator and depositary of CEDEL (each a "Nominee" of Euroclear and CEDEL, respectively). The depositaries, in turn, will hold such interests in the Global Notes in customers' securities accounts in the depositaries' names on the books of DTC. All ownership interests in any Global Notes, including those of customers' securities accounts held through Euroclear or CEDEL, may be subject to the procedures and requirements of DTC.

   The laws of some states in the United States require that certain persons take physical delivery in definitive, certificated form, of securities that they own. This may limit or curtail the ability to transfer beneficial interests in a Global Note to such persons. Because DTC can act only on behalf of Direct Participants, which in turn act on behalf of Indirect Participants and others, the ability of a person having a beneficial interest in a Global Note to pledge such interest to persons or entities that are not Direct participants in DTC, or to otherwise take actions in respect of such interests, may be affected by the lack of physical certificates evidencing such interests. For certain other restrictions on the transferability of the new notes see "--Transfers of Interests in Global Notes for Certificated Notes."

   EXCEPT AS DESCRIBED IN "--TRANSFERS OF INTEREST IN GLOBAL NOTES
FOR CERTIFICATED NOTES," OWNERS OF BENEFICIAL INTERESTS IN THE GLOBAL NOTES WILL NOT HAVE NEW NOTES REGISTERED IN THEIR NAMES, WILL NOT
RECEIVE PHYSICAL DELIVERY OF NEW NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE
INDENTURE FOR ANY PURPOSE.

   Under the terms of the indenture, the Company, the Guarantors and the trustee will treat the persons in whose names the new notes are registered (including new notes represented by Global Notes) as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal, premium, Liquidated Damages, if any, and interest on Global Notes registered in the name of DTC or its nominee will be payable by the trustee to DTC or its nominee as the registered holder under the indenture. Consequently, none of the Company, the Guarantors, the trustee or any agent of the Company, the Guarantors or the trustee has or will have any responsibility or liability for (1) any aspect of DTC's records or any Direct Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Note or for maintaining, supervising or reviewing any of DTC's records or any Direct Participant's or Indirect Participant's records relating to the beneficial ownership interests in any Global Note or (2) any other matter relating to the actions and practices of DTC or any of its Direct Participants or Indirect Participants.



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

   DTC has advised the Company that its current payment practice (for payments of principal, interest and the like) with respect to securities such as the new notes is to credit the accounts of the relevant Direct Participants with such payment on the payment date in amounts proportionate to such Direct Participant's respective ownership interests in the Global Notes as shown on DTC's records. Payments by Direct Participants and Indirect Participants to the beneficial owners of the new notes will be governed by standing instructions and customary practices between them and will not be the responsibility of DTC, the trustee, the Company or the Guarantors. None of the Company, the Guarantors or the trustee will be liable for any delay by DTC or its Direct Participants or Indirect Participants in identifying the beneficial owners of the new notes, and the Company and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the new notes for all purposes.

   The Global Notes will trade in DTC's Same-Day Funds Settlement
System and, therefore, transfers between Direct Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in immediately available funds. Transfers between Indirect Participants (other than Indirect Participants who hold an interest in the new notes through Euroclear or CEDEL) who hold an interest through a Direct Participant will be effected in accordance with the procedures of such Direct Participant but generally will settle in immediately available funds. Transfers between and among Indirect Participants who hold interests in the new notes through Euroclear and CEDEL will be effected in the ordinary way in accordance with their respective rules and operating procedures.

   Subject to compliance with the transfer restrictions applicable to the new notes described herein, cross-market transfers between Direct Participants in DTC, on the one hand, and Indirect Participants who hold interests in the new notes through Euroclear or CEDEL, on the other hand, will be effected by Euroclear's or CEDEL's respective Nominee through DTC in accordance with DTC's rules on behalf of Euroclear or CEDEL; however, delivery of instructions relating to crossmarket transactions must be made directly to Euroclear or CEDEL, as the case may be, by the counterparty in accordance with the rules and procedures of Euroclear or CEDEL and within their established deadlines (Brussels time for Euroclear and U.K. time for CEDEL). Indirect Participants who hold interest in the new notes through Euroclear and CEDEL may not deliver instructions directly to Euroclear's or CEDEL's Nominee. Euroclear or CEDEL will, if the transaction meets its settlement requirements, deliver instructions to its respective Nominee to deliver or receive interests on Euroclear's or CEDEL's behalf in the relevant Global Note in DTC, and make or receive payment in accordance with normal procedures for same-day funds settlement applicable to DTC.

   Because of time zone differences, the securities of accounts of an Indirect participant who holds an interest in the new notes through Euroclear or CEDEL purchasing an interest in a Global Note from a Direct Participant in DTC will be credited, and any such crediting will be reported to Euroclear or CEDEL during the European business day immediately following the settlement date of DTC in New York. Although recorded in DTC's accounting records as of DTC's settlement date in New York, Euroclear and CEDEL customers will not have access to the cash amount credited to their accounts as a result of a sale of an interest in a Global Note to a DTC Participant until the European business day for Euroclear or CEDEL immediately following DTC's settlement date.

   DTC has advised the Company that it will take any action permitted to be taken by a holder of new notes only at the direction of one or more Direct Participants to whose account interest in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the new notes to which such Direct Participant or Direct Participants has or have given direction. However, if there is



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

an Event of Default under the new notes, DTC reserves the right to exchange Global Notes (without the direction of one or more of its Direct Participants) for legended new notes in certificated form, and to distribute such certificated forms of new notes to its Direct
Participants.  See "--Transfers of Interests in Global Notes for
Certificated Notes."

   Although DTC, Euroclear and CEDEL have agreed to the foregoing procedures to facilitate transfers of interest in the Global Notes among Direct Participants, including Euroclear and CEDEL, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Guarantors, the initial purchasers or the trustee shall have any responsibility for the performance by DTC, Euroclear or CEDEL or their respective Direct Participants and Indirect Participants of their respective obligations under the rules and procedures governing any of their operations.

   The information in this section concerning DTC, Euroclear and CEDEL and their book-entry systems has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

TRANSFERS OF INTERESTS IN GLOBAL NOTES FOR CERTIFICATED NOTES

   An entire Global Note may be exchanged for definitive new notes in registered, certificated form with interest coupons ("Certificated Notes") if (1) DTC (x) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes and the Company thereupon fails to appoint a successor depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act,
(2) the Company, at its option, notifies that trustee in writing that it elects to cause the issuance of Certificated Notes or (3) there shall have occurred and be continuing a Default or an Event of Default with respect to the new notes. In any such case, the Company will notify the trustee in writing that, upon surrender by the Direct Participants and Indirect Participants of their interest in such Global Note, Certificated Notes will be issued to each person that such Direct Participants and Indirect Participants and the DTC identify as being the beneficial owner of the related new notes.

   Beneficial interests in Global Notes held by any Direct
Participants or Indirect Participant may be exchanged for Certificated Notes upon request to DTC, by such Direct Participant (for itself or on behalf of an Indirect Participant), to the trustee in accordance with customary DTC procedures. Certificated Notes delivered in exchange for any beneficial interests in any Global Note will be registered in the names, and issued in any approved denominations, requested by DTC on behalf of such Direct Participants or Indirect Participants (in accordance with DTC's customary procedures).

   None of the Company, the Guarantors or the trustee will be liable for any delay by the holder of any Global Note or DTC in identifying the beneficial owners of new notes, and the Company and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of the Global Note or DTC for all purposes.

SAME DAY SETTLEMENT AND PAYMENT

   The indenture will require that payments in respect of the new notes represented by the Global Notes (including principal, premium, if any, interest and liquidated damages, if any) be made by wire transfer of immediately available same day funds to the accounts specified by the Holder of interests in such Global Note. With respect to Certificated Notes, the Company will make all payments of principal,

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

premium, if any, interest and Liquidated Damages, if any by wire transfer of immediately available same day funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The Company expects that secondary trading in the Certificated Notes will also be settled in immediately available funds.

DEFINITIONS IN THE INDENTURE

   Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

   "Acquired Debt" means, with respect to any specified Person:

   (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

   (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

   "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

   "Asset Sale" means:

   (1) the sale, lease, conveyance or other disposition of any assets or rights, including sales and leasebacks, but excluding sales of inventory in the ordinary course of business consistent with past practices; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "Repurchase at the Option of Holders--Change of Control," and/or the provisions described above under the caption "Covenants in the Indenture--Merger, Consolidation, or Sale of Assets" and not by the provisions described under the caption "Repurchase at the Option of Holders--Asset Sale"; and

   (2)  the issuance of Equity Interests by any of the Company's
        Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries,

   Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

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

   (1) any single transaction or series of related transactions that: (a) involves assets having a fair market value of less than $5 million; or (b) results in net proceeds to the Company and its Restricted Subsidiaries of less than $5 million;

   (2) a transfer of assets between or among the Company and its Wholly Owned Restricted Subsidiaries;

   (3) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned
        Restricted Subsidiary; and

   (4) a Restricted Payment that is permitted by the covenant described above under the caption "--Restricted Payments."

   "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

   "Beneficial Owner" has the meaning assigned to such term in Rule l3d-3 and Rule l3d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as such term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

   "Capital Stock" means:

   (1)  in the case of a corporation, corporate stock;

   (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

   (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

   (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

   "Change of Control" means the occurrence of any of the following:

   (1) the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal;

   (2) the adoption of a plan relating to the liquidation or dissolution of the Company;

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

   (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 35% of the Voting Stock of the Company or the Parent Company, measured by voting power rather than number of shares;

   (4) the first day on which a majority of the members of the Board of Directors of the Company or the Parent Company are not Continuing Directors; or

   (5) the Company or the Parent Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company or the Parent Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or the Parent Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company or the Parent Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person immediately after giving effect to such issuance.

   "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus:

   (1) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

   (2) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

   (3) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with aspect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

   (4) depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash expenses of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

   (5) non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.



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   Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

   "Consolidated Net Income" means, with respect to any specified
Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

   (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Wholly Owned Subsidiary thereof;

   (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

   (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

   (4) the Net Income (but not loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the specified Person or one of its Subsidiaries; and

   (5) the cumulative effect of a change in accounting principles shall be excluded.

   "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of:

   (1) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date;
        plus

   (2) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock.

   "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company or the Parent Company who:

   (1)  was a member of such Board of Directors on the Issue Date;
        or

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

   (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors of the Parent Company at the time of such nomination or election.

   "Credit Facilities" means, with respect to the Company or any Restricted Subsidiary, one or more debt facilities or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

   "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

   "Designated Senior Debt" means:

   (1)  all Senior Debt under the Credit Facilities; and

   (2) any Senior Debt permitted under the indenture the principal amount of which is $50 million or more and that has been designated by the Company as "Designated Senior Debt."

   "Equity Interests" mean Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

   "Equity Offering" means any private or underwritten public offering of common stock of the Company or the Parent Company in which the gross proceeds to the Company or the Parent Company, as applicable, are at least $50 million and, in the case of an offering by the Parent Company, the net proceeds are contributed to the Company.

   "Existing Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries in existence on the Issue Date.

   "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

   (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts, and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations; plus

   (2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

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   (3)  any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted
        Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

   (4) all cash dividend payments on any series of preferred stock of such Person or any of its Restricted Subsidiaries.

   "Fixed Charge Coverage Ratio" means, with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period.

   In addition, for purposes of calculating the Fixed Charge Coverage
Ratio:

   (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

   (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

   (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

   "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements, and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

   "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without

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

limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

   "Guarantors" means each of:

   (1)  the Parent Company,

   (2)  each Subsidiary Guarantor; and

   (3) any other Subsidiary of the Company or the Parent Company that executes a Note Guarantee in accordance with the provisions of the indenture and their respective successors and assigns.

   "Hedging Obligations" means, with respect to any Person, the obligations of such Person under:

   (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

   (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or the value of currencies purchased or received by such Person in the ordinary course of business.

   "Holder" means the Person in whose name a new note or an old note, as applicable, is registered on the Registrar's books.

   "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of:

   (1)  borrowed money;

   (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

   (3)  banker's acceptances;

   (4)  representing Capital Lease Obligations;

   (5) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

   (6)  representing any Hedging Obligations

if and to the extent any of the preceding item (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

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

   The amount of any Indebtedness outstanding as of any date shall be:

   (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

   (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

   "Intercompany Notes" means the intercompany notes issued by Restricted Subsidiaries that are not Guarantors of the Company in favor of the Company to evidence advances by the Company, in the form attached as Annex B to the indenture.

   "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity interests or other securities, together with all items that would be classified as investments on a balance sheet prepared in accordance with GAAP excluding Hedging Obligations. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "Covenants in the Indenture--Restricted Payments."

   "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

   "Net Income" means, with respect to any Person, the net income
(loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

   (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

   (2) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

   "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset
Sale), net of the

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

direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements and amounts required to be applied to the repayment of Indebtedness, other than Senior Debt, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

   "Non-Recourse Debt" means Indebtedness:

   (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

   (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the new notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

   (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

   "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

   "Permitted Businesses" means the printing business generally including the business conducted by the Company and its Subsidiaries as of the Issue Date and any other business or businesses ancillary, complementary or related thereto.

   "Permitted Investments" means:

   (1) any Investment in the Company or in a Restricted Subsidiary of the Company;

   (2)  any Investment in Cash Equivalents;

   (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person if as a result of such
        Investment:

        (a) such Person becomes a Restricted Subsidiary of the Company; or

        (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

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   (4)  any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holder--Asset Sales";

   (5)  Investments existing as of the Issue Date;

   (6) any acquisition of assets solely in exchange for the issuance of Equity Interests of the Company;

   (7) accounts receivable, endorsements for collection, deposits or similar Investments arising in the ordinary course of business;

   (8) any Investment by the Company or a Restricted Subsidiary in assets of a Permitted Business or assets to be used in a Permitted Business;

   (9) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Subsidiary or in satisfaction of judgments;

   (10) the acceptance of notes payable from employees of the Company or its Subsidiaries in payment for the purchase of Capital Stock by such employees; and

   (11) any other Investment in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (11) since the date of the Issue Date and existing at the time such Investment was made, did not exceed $25 million.

   "Permitted Liens" means:

   (1)  Liens securing Senior Debt;

   (2)  Liens in favor of the Company or the Guarantors;

   (3) Liens when the new notes are secured by such Lien on an equal and ratable basis unless the Obligation secured by any such Lien is subordinate or junior in right of payment to the new notes, in which case the Lien securing such Obligation must be subordinate and junior to the Lien securing the new notes with the same or lesser relative priority as such Obligation shall have been with respect to the new notes;

   (4) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

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   (5)  Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition;

   (6) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

   (7)  Liens to secure Indebtedness (including Capital Lease
        Obligations) permitted by clause (4) of the second paragraph of the covenant entitled "Incurrence of Indebtedness" covering only the assets acquired with such Indebtedness;

   (8)  Liens existing on the date of the indenture;

   (9) Liens on assets of Restricted Subsidiaries to secure Senior Debt of such Restricted Subsidiaries that was permitted by the indenture to be incurred;

   (10) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

   (11) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, old age pension or public liability obligations or to secure the payment or performance of bids, tenders, statutory or regulatory obligations, surety, stay, or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

   (12) easements, rights-of-way, restrictions, defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any of its Subsidiaries;

   (13) purchase money liens (including extensions and renewals thereof);

   (14) Liens securing reimbursement obligations with respect to letters of credit which encumber only documents and other property relating to such letters of credit and the products and proceeds thereof;

   (15) judgment and attachment Liens not giving rise to an Event of Default;

   (16) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements;

   (17) Liens arising out of consignment or similar arrangements for the sale of goods;

   (18) any interest or title of a lessor in property subject to any Capital Lease Obligation or operating lease;

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   (19) statutory Liens of landlords and Liens of carriers,
        warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith by appropriate proceeding, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

   (20) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

   (21) Liens securing Hedge Obligations that are otherwise permitted under the indenture;

   (22) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Subsidiaries;

   (23) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

   (24) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods;

   (25) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Subsidiary on deposit with or in possession of such bank;

   (26) Liens to secure Non-Recourse Indebtedness; and

   (27) Liens not otherwise permitted by clauses (1) through (26) that are incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $10 million at any one time outstanding.

   "Permitted Payments to Parent Company" means

   (1) payments to the Parent Company in an amount sufficient to permit the Parent Company to pay reasonable and necessary operating expenses and other general corporate expenses to the extent such expenses relate or are fairly allocable to the Company and its Subsidiaries including any reasonable professional fees and expenses not in excess of $1 million in the aggregate during any consecutive 12-month period; and

   (2) payment to the Parent Company to enable the Parent Company to pay foreign, federal, state or local tax liabilities ("Tax Payment"), not to exceed the amount of any tax liabilities that would be otherwise payable by the Company and its Subsidiaries to the appropriate taxing authorities if they filed separate tax returns, to the extent that the Parent Company has an obligation to pay such tax liabilities relating to the operations, assets or capital of the Company or its Subsidiaries; provided, however that (a), notwithstanding the foregoing, in the case of determining the amount of a Tax Payment that is permitted to be paid by the Company and any of its U.S. Subsidiaries in respect of

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

        their Federal income tax liability, such payment shall be determined assuming that the Company is the parent company of an affiliated group (the "Company Affiliated Group") filing a consolidated federal income tax return and that the Parent Company and each such U.S. Subsidiary is a member of the Company's Affiliated Group and (b) any Tax Payments shall either by used by the Parent Company to pay such tax liabilities within 90 days of the Parent Company's receipt of such payment or refunded to the party from whom the Parent Company received such payments.

   "Permitted Refinancing Indebtedness" means any Indebtedness of the Company any of its Restricted Subsidiaries issued in exchange for, or the net of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted (other than intercompany Indebtedness); provided that:

   (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith including premiums paid, if any, to the Holders thereof);

   (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

   (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the new notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the new notes on terms at least as favorable to the Holders of new notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

   (4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

   "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

   "Principals" means the officers and directors of the Parent
Company at the Issue Date, their Affiliates (as such term is defined under the Exchange Act) and the Parent Company's and Company's Employee Stock Ownership Plan and Trust.

   "Related Party" with respect to any Principal means:

   (1) any controlling stockholder, 80% or more owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal; or

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   (2)  any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/ or such other Persons, referred to in the immediately preceding clause (1).

   "Restricted Investment" means an Investment other than a Permitted
Investment.

   "Restricted Subsidiary" of a Person means any Subsidiary of the referenced Person that is not an Unrestricted Subsidiary.

   "Senior Debt" means:

   (1) all Indebtedness outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

   (2) any other Indebtedness permitted to be incurred by the Company under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the new notes; and

   (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

   Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

   (1) any liability for federal, state, local or other taxes owed or owing by the Company;

   (2) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates;

   (3)  any trade payables; or

   (4) any Indebtedness that is incurred in violation of the indenture other than Indebtedness under a Credit Facility that is incurred on the basis of a representation by the Company to the applicable lenders that it is permitted to incur such as Indebtedness under the indenture.

   "Shelf Registration Statement" means that certain shelf registration statement filed by the Company with the Commission to register resales of the old notes or the new notes.

   "Significant Subsidiary" means any Subsidiary that is, or would be, a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as such Regulation is in effect on the date hereof.

   "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

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   "Subsidiary" means, with respect to any Person:

   (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

   (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

   "Unrestricted Subsidiary" means any Subsidiary of the Company or the Parent Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

   (1)  has no Indebtedness other than Non-Recourse Debt;

   (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement of understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

   (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

   (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and

   (5) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries.

   Any designation of a Subsidiary of the Company or the Parent
Company as an Unrestricted Subsidiary shall be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation compiled with the preceding conditions and was permitted by the covenant described above under the caption "Covenants in the Indenture--Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company or the Parent Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "Incurrence of Indebtedness," the Company shall be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted

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

Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if
(1) such Indebtedness is permitted under the covenant described under the caption "Covenants in the Indenture--Incurrence of Indebtedness," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

   "Voting Stock" of any Person as of any date means the Capital
Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.


   "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

   (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by
        (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

   (2)  the then outstanding principal amount of such Indebtedness.

   "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.

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                DESCRIPTION OF OUTSTANDING INDEBTEDNESS

   The following descriptions of significant outstanding indebtedness of the Company and the Parent Company do not purport to be complete and are qualified in their entirety by reference to the provisions of the various agreements and indentures related thereto, copies of which may be obtained from the Company.

THE CREDIT AGREEMENT

   On March 16, 1998, the Company entered into a bank credit agreement and the Company's Canadian subsidiary Supremex, Inc. also entered into a bank credit agreement, in each case with Bank of America National Trust & Savings Association acting as administrative agent for a syndicate of financial institutions (collectively, the "Credit Agreement"). The Credit Agreement establishes a five year, unsecured revolving loan facility in the maximum principal amount of $300 million, of which $100 million (in U.S. dollar equivalents) may be borrowed by Supremex in Canadian dollars. The Credit Agreement also provides a letter of credit subfacility which the Company has yet to utilize. The subfacility does not increase the maximum principal amount of the Credit Agreement. All current and future debt outstanding under the Credit Agreement will constitute Senior Debt.

   Borrowings under the Credit Agreement bear interest at the Applicable Margin (as defined in the Credit Agreement) plus, at the Company's option, either (1) the base rate, which is the higher of (a) 50 basis points above the most recently published Federal Funds Rate or
(b) BA's most recently published "reference rate"; or (2) the prime rate, which is the rate publicly announced by Bank of America Canada in Toronto, Ontario as its "prime rate"; or (3) offshore rate, which is the quotient of the London Interbank Offer Rate for deposits in U.S. or Canadian dollars, as applicable, divided by one minus the regulatory reserve requirement for Eurocurrency funding. The Applicable Margin is fixed at 0.0% for base rate and prime rate loans, and varies based on the Company's ratio of Consolidated Funded Debt to EBITDA, each as defined in the Credit Agreement. Outstanding borrowings under the Credit Agreement currently bear interest at the offshore rate plus an Applicable Margin of 0.75%.

   The obligations of the Company under the Credit Agreement are guaranteed by the Parent Company and by each of the Company's existing or after-acquired Material Subsidiaries (as defined in the Credit Agreement). Generally, a "Material Subsidiary" is defined as a subsidiary of the Company which either (1) exceeds 10% of the Company's consolidated assets, (2) the Company's investments in such subsidiary exceed 10% of the Company's consolidated assets, or (3) the Company's income from such subsidiary exceeds 10% of the Company's consolidated income. The obligations of Supremex under the Credit Agreement are guaranteed by the Parent Company and the Company. The obligations are not otherwise secured.

   The Credit Agreement contains covenants and provisions that restrict, among other things, the Company and its subsidiaries' ability to (1) incur liens; (2) dispose of assets outside the ordinary course of business; (3) effect certain mergers, consolidations or bulk asset sales; (4) make certain loans or investments, other than investments in similar businesses that do not otherwise cause a default under the Credit Agreement; (5) incur additional secured indebtedness and certain contingent obligations; (6) engage in certain transactions with affiliates; (7) pay dividends and other distributions on, and make repurchases or redemptions of, capital stock; and (8) modify or prepay certain debt and other agreements. In addition, the Credit Agreement requires the Company to satisfy certain financial requirements, including (A) maintaining a minimum consolidated net worth not less than the sum of 85% of the

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

Company's consolidated net worth as of September 30, 1997, plus 50% of consolidated net income through the end of each fiscal quarter thereafter, and 75% of the net proceeds from the sale of equity securities since such date, (B) not to exceed a Maximum Leverage Ratio (as defined in the Credit Agreement) of 3.75 to 1.00, which ratio may be reduced to 3.25 to 1.00 under certain circumstances, and (C) a Minimum Interest Coverage Ratio of less than 2.00 to 1.00.

   The events of default under the Credit Agreement include the following: (1) failure to pay interest within three days after it becomes due; (2) failure to pay the principal when due; (3) breach of any representation or warranty; (4) failure to perform any covenant or agreement in the Credit Agreement (in some cases only if the failure continues for a certain period of time); (5) certain defaults under other agreements, debts and other obligations, including certain contingent obligations; (6) imposition of certain judgments or decrees against the Company or any subsidiary; (7) certain events of bankruptcy, insolvency or reorganization; (8) certain violations of the Employee Retirement Income Security Act; (9) certain changes of control of the Company; and other customary provisions.

   The Company's Supremex subsidiary is also party to an unsecured term loan directly with BA in Canada. At December 31, 1998, the Company owed $25.5 million under the loan, which matures in 2003, bearing interest at 6.88%. This term loan will constitute Senior Debt under the indenture.

5% CONVERTIBLE SUBORDINATED NOTES

   The Parent Company has outstanding $152.1 million in aggregate principal amount of 5% Convertible Subordinated Notes due November 1, 2002. The convertible notes are direct, unsecured obligations of the Parent Company. The convertible notes may be converted at the option of the holder into shares of Parent Company Stock at a conversion price of $19.00 per share (equivalent to a conversion rate of 13.1579 shares per $1,000 principal amount of new notes), subject to adjustments. The convertible notes are traded on the NYSE under the symbol "MWL 02."

   Subject to exceptions, the convertible notes are subordinated to all current and future Senior Debt of the Company. The indenture governing the convertible notes defines Senior Debt as indebtedness of the Parent Company that is not expressly made, by its governing instruments, subordinate to or of equal rank with the convertible notes. The convertible notes are also effectively subordinated to all existing and future indebtedness and liabilities of subsidiaries of the Parent Company, including the Company. The convertible notes will be effectively subordinated to the new notes.

   Approximately $147.5 million of the proceeds of the convertible notes were loaned to the Company by the Parent Company under a loan agreement that will be subordinated to the new notes.

   The indenture for the convertible notes does not restrict the amount of senior debt or other indebtedness that may be incurred in the future by the Parent Company or any subsidiary of the Parent Company.

   The Parent Company may from time to time reduce the conversion price of the convertible notes by any amount for any period of at least 20 days, in which case the Parent Company must give at least 15 days' notice of such reduction, if the Board of Directors of the Parent Company has made a determination that such reduction would be in the best interests of the Parent Company.

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

   The events of default under the indenture for the convertible notes include the following: (1) failure to pay interest upon any convertible note when it becomes due and payable, and continuance of such default for a period of 30 days; (2) failure to pay the principal of (or premium, if any, on) any convertible note at its maturity; (3) failure to pay the redemption price or the repurchase price when and as due; (4) failure to perform any covenant or agreement in the indenture for the convertible notes which continues for 60 days after written notice; (5) certain defaults under any mortgage, indenture or instrument of indebtedness of the Parent Company or any of its subsidiaries (or the payment of which is guaranteed by the Parent Company or any of its subsidiaries); (6) imposition of certain judgments or decrees against the Parent Company or any subsidiary; and (7) certain events of bankruptcy, insolvency or reorganization of the Parent Company or certain subsidiaries.

   The convertible notes may be redeemed at the option of the Parent Company, in whole or in part, at any time on or after November 1, 2000, at the redemption prices set forth below, together with accrued and unpaid interest, if any, to the date of redemption. The redemption price beginning on November 1, 2000, is 102% of the principal amount; the redemption price beginning on November 1, 2001, is 101% of the principal amount; and the redemption price beginning on November 1, 2002 is 100% of the principal amount.

   In case of the acquisition of more than 50% of Parent Company
Stock by another person, any merger or consolidation of the Parent Company or the sale or conveyance by the Parent Company of all or substantially all of its assets (each, a "Change in Control"), or termination of trading in Parent Company stock on a national securities exchange, each holder of convertible notes will have the right, at such holder's option, to require the Parent Company to purchase all or part of such holder's convertible notes at a redemption price equal to 101% of the principal amount thereof, together with accrued and unpaid interest thereon provided that a Change in Control shall not be deemed to have occurred if (1) the sales price of Parent Company Stock is at least equal to 110% of the conversion price or (2) at least 90% of the consideration for the Change in Control transaction consists of common stock trading on a national exchange or the over the counter system. The right to require the Parent Company to repurchase convertible notes as a result of a change of control could have the effect of delaying or preventing a change of control or other attempts to acquire control of the Parent Company unless arrangements have been made to enable the Parent Company to repurchase all the convertible notes.

   In case of any merger or consolidation of the Parent Company or the sale or conveyance by the Parent Company of all or substantially all its assets, the holder of each outstanding convertible note will have the right to convert such convertible note into the kind and amount of shares of stock and other securities and property (including cash) received in such transaction by a holder of the number of shares of Parent Company stock into which such convertible note was convertible immediately prior to the effective date of such transaction.

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

                            TAXATION

   The following discussion is a summary of certain of the expected material United States federal income tax considerations with respect to the new notes relevant to each Holder who, except as noted below, is a U.S. Holder (as defined below) of the old notes, and who (1) purchased the old notes from the Company for cash, (2) exchanges the old notes for new notes in this exchange offer, and (3) holds the old notes and the new notes as capital assets. This discussion does not purport to deal with the tax consequences of owning the new notes to all categories of investors, some of which (such as insurance companies, tax-exempt organizations, financial institutions, dealers in securities, investors who own 5% or more of our shares, and investors whose functional currency is not the U.S. dollar) may be subject to special rules. Prospective holders of new notes are advised to consult their own tax advisors concerning the overall tax consequences arising in their own particular situations under U.S. federal, state, local or foreign law of the ownership of the new notes.

FEDERAL INCOME TAX CONSIDERATIONS

   This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing, temporary and proposed Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect or proposed on the date hereof and all of which are subject to change, possibly with retroactive effect, or different interpretations. This discussion does not address the tax consequences to subsequent purchasers of new notes and is limited to purchasers who hold the new notes as capital assets within the meaning of section 1221 of the Code. Moreover, this discussion is for general information only and does not address all of the tax consequences that may be relevant to particular Holders in light of their personal circumstances (including, for example, persons subject to the alternative minimum tax provisions of the Code), or to certain types of initial purchasers (such as certain financial institutions, insurance companies, tax-exempt entities, dealers in securities, persons holding new notes as part of a hedging or conversion transaction, straddle or other risk reduction transactions or U.S. expatriates or persons who have hedged the risk of owning a Senior
Note) and purchasers whose functional currency is not U.S. dollars.
This discussion also does not address any aspect of foreign, state or local tax law, or U.S. federal estate and gift tax law.

   Holders are urged to consult their own tax advisors as to the particular tax consequences to them of the exchange, ownership and disposition of the new notes, including the applicability of any U.S. federal tax laws or any foreign, state or local tax laws, and any changes (or proposed changes) in applicable tax laws or interpretations thereof.

   U.S. FEDERAL INCOME TAXATION OF THE EXCHANGE OF OLD NOTES FOR NEW
NOTES

   The federal income tax regulations provide that gain or loss is realized on the sale of property or on the "exchange of property for other property differing materially, either in kind or in extent." Treas. Reg. Section 1.1001-1(a).

   Earlier this decade, the United State Supreme Court reviewed this regulation in Cottage Savings Association v. Commissioner, 499 U.S.
              -------------------------------------------
554 (1991).  In Cottage, a savings and loan association engaged in a
                -------
series of purchases and sales of mortgage participation interests. In each transaction, the taxpayer sold mortgage participation interests to another financial institution and purchased substantially identical mortgage participation interests from the other institution. Although cast as sales and purchases, the holders exchanged mortgage participation interests. The taxpayer treated the exchanges as realization

                              - 108 -


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

events under section 1001 of the Code and claimed losses. The I.R.S. sought to disallow the losses on the ground that the exchanged properties were economically equivalent and thus did not differ materially within the meaning of Section 1.1001-1(a) of the regulations.

   The Court held that the taxpayer had realized a loss. After concluding that Section 1.001-1 of the regulations is a reasonable interpretation of section 1001(a) of the Code, the Court determined that, because the participation interests exchanged by the taxpayer were derived from loans made to different obligors and secured by different homes, the exchanged interests embodied legally distinct entitlements and therefore were materially different. Thus, the transaction resulted in a taxable sale or disposition under section 1001 of the Code.

   In response to the issues raised by the Cottage decision, and in
                                           -------
an effort to provide certainty, the I.R.S. issued regulations under section 1001 of the Code to deal explicitly with the modification of debt instruments. The regulations define when a modification will be deemed to be an exchange of the original instrument or a modified instrument that differs materially either in kind or in extent.

   The new regulations are found in Treas. Reg. Section 1.1001-3. Under the general rule, a "significant modification" of a debt instrument is treated as an exchange of the original instrument for a modified instrument that differs materially either in kind or extent. Modifications that are not significant modifications are not exchanges.

   As special tax counsel, Rothgerber Johnson & Lyons LLP has issued an opinion that the exchange of the old notes for the new notes will not constitute an exchange as set forth in the regulations. The Company encourages holders of the old notes to refer to the full text of this legal opinion attached as an exhibit to this Prospectus.

   U.S. FEDERAL INCOME TAXATION OF U.S. HOLDERS

   As used herein, the term "U.S. Holder" means a beneficial owner of a new note that is, for U.S. federal income tax purposes, (1) an individual who is a citizen or resident of the United States, (2) a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States or of any state thereof (including the District of Columbia), (3) an estate the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source or (4) a trust if a U.S. court is able to exercise primary supervision over the trust's administration and one or more U.S. persons have authority to control all substantial decisions of such trust.

   TAXATION OF INTEREST

   This discussion assumes that the new notes will be treated as debt, not equity, for U.S. federal income tax purposes. Interest paid or accrued on a new note will be taxable to a U.S. Holder as ordinary interest income, generally at the time it is received or accrued, in accordance with such holder's regular method of accounting for U.S. federal income tax purposes.

   We intend to take the position (which generally will be binding on all U.S. Holders) that the new notes are not issued with original issue discount ("OID") for U.S. federal income tax purposes and that no amounts other than stated interest will be treated as interest. This position is based on the assumption that the price at which the new notes are sold to the public will equal their face amount (or will be within the de minimis exception for OID). This position also is based on the view that the likelihood of the

                              - 109 -


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

payment of Liquidated Damages, as of the date the new notes are issued, is remote. In the unlikely event that Liquidated Damages are paid, then such Liquidated Damages may be treated as OID, includable by a U.S. Holder in income as such interest accrues, in advance of receipt of any cash payment thereof.

   SALE, REDEMPTION OR RETIREMENT OF THE NEW NOTES

   Upon the sale, redemption, retirement at maturity or other taxable disposition of a new note, a U.S. Holder generally will recognize gain or loss equal to the difference (if any) between (1) the sum of cash plus the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued but unpaid interest not previously included in income, which will be taxable as ordinary income) and (2) such U.S. Holder's tax basis in the new note (generally its cost).

   Gain or loss recognized on the disposition of a new note generally will be capital gain or loss and will be long-term capital gain or loss if, at the time of such disposition, the new note had been held for more than one year. In the case of a U.S. Holder who is an individual, the maximum long-term capital gains rate is 20%.

   BACKUP WITHHOLDING AND INFORMATION REPORTING

   Information reporting requirements may apply to certain payments made by a U.S. paying agent or other U.S. intermediary of principal, premium, if any, and interest on a new note and to proceeds of the sale or other disposition of a new note. In addition, backup withholding at the rate of 31% may apply to such payments if a U.S. Holder fails to furnish its taxpayer identification number (social security or employer identification number), certify that such number is correct, certify that such U.S. Holder is not subject to backup withholding or otherwise comply with the applicable requirements of the backup withholding rules. Certain U.S. Holders, including corporations, generally are not subject to backup withholding and information reporting. Recently issued Treasury Regulations modify certain of the certification requirements for backup withholding. These modifications generally will apply to payments made after December 31, 1998. Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder generally will be allowed as a credit against such U.S. Holder's U.S. federal income tax and may entitle the U.S. Holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

U.S. FEDERAL INCOME TAXATION OF NON-U.S. HOLDERS

   The following discussion is limited to the U.S. federal income tax consequences relevant to a holder of a new note that is not a U.S. Holder (a "Non-U.S. Holder").

   PAYMENT OF INTEREST ON NEW NOTES

   Payment of interest on the new notes to a Non-U.S. Holder generally will be exempt from U.S. federal income and withholding tax if such interest is not effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Holder and such Non-U.S. Holder (1) does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company, (2) is not a controlled foreign corporation with respect to which the Company is a "related person" within the meaning of the Code, and (3) certifies, under penalties of perjury, that such holder is not a U.S. person and provides such holder's name and address.

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

   SALE, REDEMPTION OR RETIREMENT OF THE NEW NOTES

   A Non-U.S. Holder generally will not be subject to U.S. federal income tax (and generally no tax will be withheld) with respect to gain realized on the sale, redemption, retirement at maturity or other disposition of a new note unless (1) the Non-U.S. Holder is an individual who is present in the United States for 183 or more days in the taxable year of the sale, redemption, retirement at maturity or other disposition of the new note and certain other conditions are met, or (2) the gain is treated as effectively connected with a U.S. trade or business conducted by the Non-U.S. Holder.

   WITHHOLDING, REPORTING AND CERTIFICATION REQUIREMENTS

   New regulations effective for payments made after December 31, 1999, do not alter the substantive withholding and incorporation reporting requirements, but unify current certification procedures regarding withholding, backup withholding and information reporting on certain amounts paid to persons other than "United States persons" within the meaning of the Code. Prospective investors should consult their tax advisors concerning the effect, if any, of these new regulations on an investment in the new notes.

   THE FOREGOING SUMMARY OF UNITED STATES TAX CONSEQUENCES IS BASED
ON THE APPLICABLE UNITED STATES LAW AND REGULATIONS, ADMINISTRATIVE RULINGS AND PRACTICES OF THE UNITED STATES, ALL AS THEY EXIST AS OF THE DATE OF THIS PROSPECTUS. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS THAT MAY BE RELEVANT TO PROSPECTIVE INVESTORS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THEIR OWN PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS, ESTATE TAX LAWS AND PROPOSED CHANGES IN APPLICABLE LAWS.

                      PLAN OF DISTRIBUTION

   Each broker-dealer that receives new notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. A broker-dealer may use this Prospectus, as it may be amended or supplemented from time to time, in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. The Company has agreed to make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

   The Company will not receive any proceeds from any sale of new notes by any broker-dealer. New notes received by broker-dealers for their own account pursuant to this exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to this exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. The Company has agreed to send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the letter of transmittal. The Company has agreed to pay all expenses incident to the Company's performance of, or compliance with, the Registration Rights Agreement and all expenses incident to this exchange offer (including the expenses of one counsel for the Holders of the old notes) other than commissions or concessions of any brokers or dealers, and will indemnify the Holders (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

   The Company has not entered into any arrangements or understandings with any person to distribute the new notes to be received in this exchange offer.

   There is no existing market for the new notes and although the new notes will be traded in the over-the-counter market, there can be no assurance as to the liquidity of any market that may develop for the new notes, the ability of the holders of the new notes to sell their new notes or the price at which holders would be able to sell their new notes. Future trading prices of the new notes will depend on many factors, including, among other things, prevailing interest rates, the Company's operating results and the market for similar securities. The Company has been advised by the initial purchasers of the old notes that the initial purchasers are making a market in the old notes, and intend to make a market in the new notes, subject to the limits imposed by the Securities Act and the Exchange Act; however, they are not obligated to do so, and may discontinue such market-making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the new notes. In addition, such market-making activities may be limited during the exchange offer and the pendency of any Shelf Registration Statement relating to the new notes.

   This Prospectus does not constitute an offer to purchase or a solicitation of an offer to sell any of the new notes offered hereby in any jurisdiction in which such an offer or a solicitation is unlawful.

            WHERE YOU CAN FIND MORE INFORMATION

   The Company has filed the Registration Statement with the Commission which registers the new notes being offered by this Prospectus. The Registration Statement, including its attached exhibits and schedules, contains additional relevant information about the Company and the new notes. The rules and regulations of the Commission allow us to omit certain information included in the Registration
Statement from this Prospectus. Such additional information is available for inspection and copying at the offices of the Commission.

   The Parent Company files annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any reports, statements or other information that the Parent Company files at the following locations of the Commission:

 Public Reference Room   New York Regional Office  Chicago Regional Office
 Room 1024               13th Floor                Suite 1400
 450 Fifth Street, N.W.  7 World Trade Center      500 West Madison Street
 Washington, DC 20549    New York, NY 10048        Chicago, IL 60661

   Please call the Commission at 1-800-SEC-0330 for further information. The Parent Company's public filings are also available from commercial document retrieval services and at the Internet web site maintained by the Commission at http://www.sec.gov.

   The Commission allows the Company to "incorporate by reference" information into this Prospectus, which means that the Company can disclose important information to investors by referring them to another document filed separately by the Parent Company with the Commission.
The information incorporated by reference is deemed to be part of this Prospectus, except for any information superseded by information contained directly in this document. This Prospectus incorporates by reference the Parent Company's Annual Report on Form 10-K for the year ended December 31, 1998, File No. 1-12551, the Parent Company's Current Report on Form 8-K filed March 9, 1998, File No. 1-12551, and the following sections of the Parent Company's Proxy Statement for the 1999 annual meeting of shareholders, filed on March ___, 1999: "Executive Officers and Executive Compensation--Executive Compensation"; "--Stock Option Plans"; "--Employee Benefits"; "Compensation Committee Report on Executive Compensation"; and "Stock Price Performance Graph." These documents contain important information about the Parent Company and its financial condition.

   Additional documents that the Parent Company may file with the Commission between the date of this Prospectus and the date this exchange offer is terminated are also incorporated by reference. These include any periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any proxy statements.

   You can obtain any of the documents incorporated by reference in, but not included with, this Prospectus from the Company without charge, excluding all exhibits unless the Company has specifically incorporated by reference an exhibit in this Prospectus, by requesting them in writing or by telephone from the following address:

        Mail-Well, Inc.
        Attn:  Investor Relations
        23 Inverness Way East, Suite 160
        Englewood, Colorado 80112

        Telephone:  (303) 790-8023

                           LEGAL MATTERS

   Certain legal matters relating to the exchange offer will be passed upon for the Company by Rothgerber Johnson & Lyons LLP, Denver, Colorado, a limited liability partnership. Members of the firm collectively hold 13,449 shares of Parent Company Stock.

                              EXPERTS

   The financial statements of the Parent Company and its consolidated subsidiaries, except the 1997 and 1996 consolidated financial statements of Color Art, Inc. and Subsidiaries, as of December 31, 1998, and 1997 and for each of the three years in the period ended December 31, 1998, and the related financial statement schedules included and incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are included and incorporated by reference herein. The 1997 and 1996 financial statements of Color Art, Inc. and Subsidiaries (consolidated with those of the Parent Company) have been audited by Rubin, Brown, Gornstein & Co., LLP, independent auditors, as stated in their reports, which are included and incorporated by reference herein. Such financial statements of the Parent Company and its consolidated subsidiaries have been included and incorporated by reference herein in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing.

         INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES

CONSOLIDATED FINANCIAL STATEMENTS

Independent Auditors' Reports                                          F-2

Consolidated Balance Sheets as of December 31, 1998 and 1997           F-4

Consolidated Statements of Operations for the Years Ended
December 31, 1998, 1997 and 1996                                       F-5

Consolidated Statements of Cash Flows for the Years Ended
December 31, 1998, 1997 and 1996                                       F-6

Consolidated Statements of Changes in Shareholders' Equity for the
Years Ended December 31, 1998, 1997 and 1996                           F-7

Notes to Consolidated Financial Statements                             F-8

CONSOLIDATED FINANCIAL STATEMENT SCHEDULES

Condensed Balance Sheets as of December 31, 1998 and
1997, Condensed Statements of Operations and Cash Flows
for the Years Ended December 31, 1998, 1997 and 1996                   F-39

Valuation and Qualifying Accounts for the Years Ended
December 31, 1998, 1997 and 1996                                       F-43

                INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of Mail-Well, Inc.

We have audited the accompanying consolidated balance sheets of Mail-Well, Inc. and Subsidiaries ("Company") as of December 31, 1998 and 1997, and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1998. Our audits also included the financial statement schedules listed in the Index. These financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits. We did not audit the financial statements of Color Art, Inc.
and Subsidiaries as of December 31, 1997 and for the years ended December 31, 1997 and 1996, which reflect total assets of $31,414,000 as of December 31, 1997 and total revenues of $76,099,000 and $66,023,000 for the years ended December 31, 1997 and 1996. Those financial statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Color Art, Inc. and Subsidiaries for such periods, is based solely on the report of such other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Mail-Well, Inc. and Subsidiaries at December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles. Also, in our opinion, the financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.




DELOITTE & TOUCHE LLP

Denver, Colorado
January 28, 1999

                INDEPENDENT AUDITOR'S REPORT

Board of Directors
Color Art, Inc.
St. Louis, Missouri

We have audited the consolidated balance sheets of Color Art, Inc., an S Corporation, and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended (which are not included herein). These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Color Art, Inc. and subsidiaries as of December 31, 1997 and 1996 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



Rubin, Brown, Gornstein & Co. LLP

St. Louis, Missouri
March 6, 1998  (Except for Notes 7
     and 13, which are dated May 15,
     1998 and May 22, 1998, respectively)

                              MAIL-WELL, INC. AND SUBSIDIARIES
                                CONSOLIDATED BALANCE SHEETS
                                   (DOLLARS IN THOUSANDS)

                                                                       DECEMBER 31,
                                                           ----------------------------------
                                                              1998                     1997
                                                           ----------                --------
                                     ASSETS
CURRENT ASSETS
 Cash and cash equivalents                                 $    1,375                $ 40,911
 Receivables, net                                             135,923                  64,958
 Investment in accounts receivable securitization              41,669                  22,319
 Accounts receivable-other                                     23,401                  10,307
 Inventories, net                                             114,131                  86,268
 Other current assets                                          19,351                  10,135
                                                           ----------                --------
     Total current assets                                     335,850                 234,898

PROPERTY, PLANT AND EQUIPMENT, NET                            437,732                 262,797
GOODWILL, NET                                                 322,149                 153,927
OTHER ASSETS, NET                                              32,225                  19,789
                                                           ----------                --------
TOTAL                                                      $1,127,956                $671,411
                                                           ==========                ========

                      LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
 Accounts payable                                          $   87,023                $ 53,641
 Accrued compensation and vacation                             41,401                  32,729
 Other current liabilities                                     47,192                  32,553
 Current portion of long-term debt and capital
   leases                                                       8,036                  10,533
                                                           ----------                --------
     Total current liabilities                                183,652                 129,456
LONG-TERM DEBT AND CAPITAL LEASES                             583,427                 330,357
DEFERRED INCOME TAXES                                          47,534                  29,299
OTHER LONG-TERM LIABILITIES                                    10,468                   6,979
                                                           ----------                --------
     Total liabilities                                        825,081                 496,091
                                                           ----------                --------

COMMITMENTS AND CONTINGENCIES (NOTE 6)
MINORITY INTEREST IN NON VOTING STOCK OF SUBSIDIARY             3,500                   3,500
                                                           ----------                --------

SHAREHOLDERS' EQUITY
 Preferred stock, $0.01 par value; 25,000 shares
   authorized, none issued and outstanding                          -                       -
 Common stock, $0.01 par value; 100,000,000 shares
   authorized, 48,846,904 and 43,042,959 shares issued
   at 1998 and 1997, respectively (including 3,896,544
   shares held by ESOP)                                           488                     430
 Paid-in capital                                              217,218                 102,475
 Retained earnings                                             90,740                  72,541
 Unearned ESOP compensation                                         -                  (2,406)
 Accumulated other comprehensive income (loss)                 (9,071)                 (1,220)
                                                           ----------                --------
     Total shareholders' equity                               299,375                 171,820
                                                           ----------                --------

TOTAL                                                      $1,127,956                $671,411
                                                           ==========                ========



                See notes to consolidated financial statements.



                               MAIL-WELL, INC. AND SUBSIDIARIES
                            CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT EARNINGS PER SHARE AMOUNTS)

                                                          YEAR ENDED DECEMBER 31,
                                               ----------------------------------------------
                                                  1998              1997               1996
                                               ----------        ----------          --------
NET SALES                                      $1,504,686        $1,073,937          $944,494

COST OF SALES                                   1,185,373           834,212           740,665
                                               ----------        ----------          --------

GROSS PROFIT                                      319,313           239,725           203,829

OTHER OPERATING COSTS
 Selling, administrative and other                200,193           153,897           133,697
 Restructuring and other unusual charge            28,922                 -                 -
 Merger costs                                       3,318                 -                 -
                                               ----------        ----------          --------
     Total other operating costs                  232,433           153,897           133,697
                                               ----------        ----------          --------

OPERATING INCOME                                   86,880            85,828            70,132

OTHER (INCOME) EXPENSE
 Interest expense                                  38,127            30,157            34,869
 Other (income) expense                            (1,036)           (2,088)              478
                                               ----------        ----------          --------
INCOME BEFORE INCOME TAXES AND
  EXTRAORDINARY ITEM                               49,789            57,759            34,785

PROVISION FOR INCOME TAXES                         23,948            22,783            13,627
                                               ----------        ----------          --------

INCOME BEFORE EXTRAORDINARY ITEM                   25,841            34,976            21,158

EXTRAORDINARY ITEM, NET OF TAX
  BENEFIT OF $2,587 and $3,814                     (4,132)           (6,100)                -
                                               ----------        ----------          --------

NET INCOME                                     $   21,709        $   28,876          $ 21,158
                                               ==========        ==========          ========

EARNINGS PER SHARE - BASIC
 BEFORE EXTRAORDINARY ITEM                     $     0.55        $     0.86          $   0.53
 EXTRAORDINARY ITEM                                 (0.08)            (0.15)                -
 EARNINGS PER SHARE - BASIC                    $     0.47        $     0.71          $   0.53

EARNINGS PER SHARE - DILUTED
 BEFORE EXTRAORDINARY ITEM                     $     0.53        $     0.82          $   0.52
 EXTRAORDINARY ITEM                                 (0.08)            (0.14)                -
 EARNINGS PER SHARE - DILUTED                  $     0.45        $     0.68          $   0.52

WEIGHTED AVERAGE SHARES - BASIC                    46,499            40,575            39,663
                                               ==========        ==========          ========

WEIGHTED AVERAGE SHARES - DILUTED                  48,585            43,027            40,449
                                               ==========        ==========          ========


                See notes to consolidated financial statements.

                               MAIL-WELL, INC. AND SUBSIDIARIES
                            CONSOLIDATED STATEMENTS OF CASH FLOWS
                                        (IN THOUSANDS)

                                                           YEAR ENDED DECEMBER 31,
                                                ---------------------------------------------
                                                   1998              1997              1996
                                                ---------         ---------         ---------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                     $  21,709         $  28,876         $  21,158
 Adjustments to reconcile net income to net
  cash provided by operating activities:
   Depreciation                                    30,678            21,590            21,602
   Amortization                                     9,576             7,696             7,935
   Extraordinary loss on early retirement of
    debt - pre-tax                                  6,719             9,914                 -
   Restructuring charges                           15,961                 -                 -
   Deferred income taxes                           12,204             8,512             9,328
   ESOP compensation expense                       14,326             2,614             1,973
   (Gain) loss on disposal of assets               (1,196)            2,719             1,785
   Other                                             (202)               38               533
   Changes in operating assets and liabilities,
    net of effects of acquired businesses:
     Receivables                                   (2,151)           11,177            11,220
     Inventories                                   10,339                47            22,800
     Accounts payable                              (7,164)           (5,576)            4,213
     Other working capital                        (13,787)            4,525             2,149
     Other assets and other long-term
      liabilities                                  (3,934)            2,277            (9,378)
                                                ---------         ---------         ---------

       Net cash provided by operating
        activities                                 93,078            94,409            95,318
                                                ---------         ---------         ---------

CASH FLOWS FROM INVESTING ACTIVITIES
 Acquisition costs, net of cash acquired         (351,603)          (82,874)          (64,316)
 Capital expenditures                             (87,335)          (36,838)          (22,039)
 Proceeds from sale of assets and other             9,661             1,817            35,354
                                                ---------         ---------         ---------

       Net cash used in investing
        activities                               (429,277)         (117,895)          (51,001)
                                                ---------         ---------         ---------

CASH FLOWS FROM FINANCING ACTIVITIES
 Changes due to accounts receivable
  securitization, net                             (19,350)          (12,814)           61,495
 Net proceeds from common stock issuance           92,336             1,202               294
 Proceeds from issuance of convertible
  subordinated notes, net of issuance costs             -           147,436                 -
 Proceeds from long-term debt                     799,111           139,616           323,963
 Repayments of long-term debt and capital
  leases                                         (556,736)         (219,125)         (416,206)
 Debt issuance costs                               (9,184)                -            (1,800)
 Repurchase of stock, dividends and
  distributions by pooled entities                 (3,738)           (5,254)           (1,862)
                                                ---------         ---------         ---------
       Net cash provided by (used in)
        financing activities                      302,439            51,061           (34,116)
                                                ---------         ---------         ---------

EFFECT OF EXCHANGE RATE CHANGES ON CASH            (5,776)            1,039              (282)
                                                ---------         ---------         ---------

NET CHANGE IN CASH AND CASH EQUIVALENTS           (39,536)           28,614             9,919

BALANCE AT BEGINNING OF YEAR                       40,911            12,297             2,378
                                                ---------         ---------         ---------

BALANCE AT END OF YEAR                          $   1,375         $  40,911         $  12,297
                                                =========         =========         =========


                See notes to consolidated financial statements.

                                                 MAIL-WELL, INC. AND SUBSIDIARIES
                                    CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                                                          (IN THOUSANDS)

                                                                                                    Accumulated Other    Total
                                                Common       Paid-In        Retained                  Comprehensive   Shareholders'
                                                Stock        Capital        Earnings       Other      Income (Loss)      Equity
                                                -----        -------        --------       -----      -------------      ------
BALANCE AT DECEMBER 31, 1995                     $436        $ 97,871       $29,166       $(5,243)       $  (231)       $121,999

Comprehensive income:
   Net income                                                                21,158                                       21,158
   Other comprehensive income (loss),
       net of tax:
      Pension liability adjustment                                                                           101             101
      Currency translation adjustments                                                                       (95)            (95)
      Unrealized loss on investments                                                                         (49)            (49)
                                                                                                                        --------
   Other comprehensive income (loss)                                                                                         (43)
                                                                                                                        --------
Total comprehensive income                                                                                                21,115

Issuance of common stock                                          254                                                        254
Exercise of stock options                                          40                                                         40
Change in unearned ESOP                                         1,231                         634                          1,865
Repurchase of stock by pooled entities                           (109)                                                      (109)
Distributions by pooled entities                                             (1,753)                                      (1,753)
                                                 ----        --------       -------       -------        -------        --------
BALANCE AT DECEMBER 31, 1996                      436          99,287        48,571        (4,609)          (274)        143,411

Comprehensive income:
   Net income                                                                28,876                                       28,876
   Other comprehensive income (loss),
       net of tax:
      Pension liability adjustment                                                                            37              37
      Currency translation adjustments                                                                      (917)           (917)
      Unrealized loss on investments                                                                         (66)            (66)
                                                                                                                        --------
   Other comprehensive income (loss)                                                                                        (946)
                                                                                                                        --------
Total comprehensive income                                                                                                27,930

Issuance of common stock                            7           2,713                                                      2,720
Exercise of stock options                           2             199                                                        201
Retirement of treasury stock                      (14)         (1,699)                      1,713                              -
Change in unearned ESOP                                         2,322                         490                          2,812
Distributions by pooled entities                                             (4,161)                                     (4,161)
Repurchase of stock by pooled entities
    and other                                      (1)           (347)         (745)                                      (1,093)
                                                 ----        --------       -------       -------        -------        --------
BALANCE AT DECEMBER 31, 1997                      430         102,475        72,541        (2,406)        (1,220)        171,820

Comprehensive income:
   Net income                                                                21,709                                       21,709
   Other comprehensive income (loss),
       net of tax:
      Pension liability adjustment                                                                           (80)            (80)
      Currency translation adjustments                                                                    (7,648)         (7,648)
      Unrealized loss on investments                                                                        (123)           (123)
                                                                                                                        --------
   Other comprehensive income (loss)                                                                                      (7,851)
                                                                                                                        --------
Total comprehensive income                                                                                                13,858

Issuance of common stock                           53         104,216                                                    104,269
Costs incurred from issuance of stock                          (4,733)                                                    (4,733)
Exercise of stock options                           5           1,763                                                      1,768
Changes in unearned ESOP                                       11,367                       2,406                         13,773
Adjustment to deferred tax asset for
    pooled entities                                             2,358                                                      2,358
Distributions by pooled entities                                             (3,290)                                      (3,290)
Repurchase of stock by pooled entities              -            (228)         (220)                                        (448)
                                                 ----        --------       -------       -------        -------        --------
BALANCE AT DECEMBER 31, 1998                     $488        $217,218       $90,740       $     -        $(9,071)       $299,375
                                                 ====        ========       =======       =======        =======        ========



                              See notes to consolidated financial statements.


                      MAIL-WELL, INC. AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     NATURE OF OPERATIONS - Mail-Well, Inc. and subsidiaries (collectively referred to as the "Company") is one of the largest printers in North America. The Company prints and manufactures envelopes in the United States and Canada and is a leading commercial printer in the United States. The Company is also a printer of custom business documents for the distributor market and a printer of labels for the food and beverage industry. Within envelope printing, the Company competes primarily in the consumer direct segment in which envelopes are designed and manufactured to customer specifications. In addition, the Company manufactures stock envelopes sold in the office products and merchant/printer markets. The Company is also a leading commercial printer specializing in printing advertising literature, high-end catalogs, annual reports, calendars and computer instruction books and is recognized as an innovative provider of quality printed products to leading companies in the United States. Printing for Distributors products include both traditional and specialty products for small and medium-sized end users. The Company commenced operations on February 24, 1994 with the acquisition of the envelope businesses of Georgia-Pacific Corporation ("GP Envelope") and Pavey Envelope and Tag Corp. ("Pavey").

     PRINCIPLES OF CONSOLIDATION - The Company, headquartered in Englewood, Colorado, is organized under Colorado law and its common stock is traded on the New York Stock Exchange. Mail-Well I Corporation ("MWI"), a wholly-owned subsidiary of Mail-Well, Inc., conducts most of the business of Mail-Well, Inc. MWI, together with its subsidiaries, is the owner of the Company's operating assets and the borrower of the debt (exclusive of the Convertible Subordinated Notes). All significant intercompany accounts and transactions have been eliminated.

     CASH AND CASH EQUIVALENTS - Cash and cash equivalents includes cash on hand, demand deposits, and short-term investments with original maturities of three months or less. The Company's domestic banking system provides for the daily replenishment of major bank accounts for check clearing requirements. Accordingly, outstanding checks that have not yet been paid by the banks at year end are reflected in accounts payable in the consolidated balance sheets.

     INVESTMENTS IN ACCOUNTS RECEIVABLE SECURITIZATION - In November 1996, the Company entered into a five-year accounts receivable securitization arrangement (the "Securitization") whereby it can sell, on a revolving basis, an undivided percentage ownership interest in a designated pool of accounts receivable up to a maximum of $100.0 million. The securitization represents a retained interest in the accounts receivable sold and is recorded at fair market value, with the unrealized gains and losses, net of tax, reported in other comprehensive income.

     INVENTORIES - Inventories are valued at the lower of first-in, first-out ("FIFO") cost or market and include the cost of materials, labor and manufacturing overhead.

     PROPERTY, PLANT AND EQUIPMENT - Property, plant and equipment are recorded at cost. Replacements of major units of property are capitalized and the replaced properties are retired. Replacements of minor units of property and repair and maintenance costs are charged to expense as incurred.

     Depreciation for financial reporting purposes is calculated using the straight-line method based on the estimated useful lives of the respective assets (or the life of the lease, if shorter), as follows:

      Land improvements                                      25 years
      Buildings, building and leasehold improvements      15-45 years
      Machinery and equipment                                15 years
      Furniture, fixtures and other                        3-10 years

     INTANGIBLE ASSETS - In connection with the issuance of both bank debt and public debt as well as in connection with acquisitions, the Company recorded certain intangible assets. The following schedule summarizes the amortization periods and amortization expense recorded in connection with the intangible assets (in thousands):

                      MAIL-WELL, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


                                           USEFUL
      Amortization of:                      LIFE             1998           1997         1996
                                            ----            ------         ------       ------
      Deferred Financing Costs <Fa>       5-6 years         $  614         $2,913       $3,588
      Debt Issue Costs                      5 years            940              -            -
      Goodwill                             40 years          6,914          3,778        2,915
      Non-Compete Agreements              3-5 years            652            489        1,153
      Acquisition Costs and Other        5-21 years            456            516          279
                                                            ------         ------       ------
      Total                                                 $9,576         $7,696       $7,935
                                                            ======         ======       ======

<Fa> Amount included in interest expense in the consolidated statements of operations.

     IMPAIRMENT OF LONG-LIVED ASSETS - The carrying amount of goodwill is reviewed if facts and circumstances suggest that it may be impaired. If this review indicates that goodwill will not be recoverable, as determined based on the estimated undiscounted cash flows of the entity acquired over the remaining amortization period, the carrying amount of the goodwill is reduced by the estimated shortfall of cash flows. In addition, long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may
     not be recoverable.   Recoverability is based on future discounted
     net cash flows from the use of the asset. Goodwill associated with assets acquired in a purchase business combination is included in impairment evaluations when events or circumstances exist that indicate the carrying amount of those assets may not be recoverable.

     STOCK SPLITS - In June 1997, the Company effected a 3:2 stock split of its common stock, and in May 1998, the Company declared a 2:1 stock split of its common stock effective June 10, 1998. All common stock, paid-in capital, share and earnings per share information has been retroactively restated to reflect these splits.

     INCOME TAXES - The Company provides for deferred taxes on temporary differences arising from assets and liabilities whose bases are different for financial reporting and state, federal and foreign income tax purposes. The Company does not provide U.S. income taxes on the unremitted earnings of its foreign subsidiary ($25,615,000 at December 31, 1998) because the Company intends to indefinitely reinvest such unremitted earnings. Upon distribution of those earnings in the form of dividends or otherwise, the Company would be subject to both U.S. income taxes (subject to an adjustment for foreign tax credits) and withholding taxes payable to the foreign country.

     OTHER COMPREHENSIVE INCOME - Effective January 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," ("SFAS 130") which establishes new rules for the reporting and display of comprehensive income and its components; however, the adoption of SFAS 130 had no impact on the Company's net income or shareholders' equity. SFAS 130 requires the Company's pension liability adjustment, currency translation adjustments, and unrealized gains and losses on its investments, which prior to adoption were reported separately in shareholders' equity, to be included in accumulated other comprehensive income. Prior year amounts have been reclassified to conform to the requirements of SFAS 130.

     NEW ACCOUNTING PRONOUNCEMENTS - In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (the "Statement"). The Statement, which will be effective for the year 2000, requires derivative instruments to be recorded in the balance sheet at their fair value with changes in fair value being recognized in earnings unless specific hedging accounting criteria are met. Although the Company believes it has a minimal current level of hedging and derivative activity, it has not determined the impact of this statement on its operations and financial position.

     EARNINGS PER SHARE - Earnings per share is computed in accordance with Statement of Financial Accounting Standards No. 128,
     "Earnings Per Share" ("SFAS 128"). Basic earnings per share excludes dilution and is computed by dividing earnings available to common shareholders by the weighted average number of

                      MAIL-WELL, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings.

     The unallocated shares issued under the Employee Stock Ownership Plan are excluded from both the basic and diluted earnings per share calculations. The effect of the convertible subordinated notes, which could potentially dilute earnings per share, was not included in the computation for the year ended December 31, 1998 because the result would have been antidilutive.


                                                  INCOME             SHARES           PER-SHARE
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)        (NUMERATOR)      (DENOMINATOR)         AMOUNT
                                                -----------      -------------         ------
FOR THE YEAR ENDED DECEMBER 31, 1998
EARNINGS PER SHARE - BASIC
Income available to common shareholders           $25,841            46,499             $0.55
                                                                                        =====

EFFECT OF DILUTIVE SECURITIES
Stock options                                           -             1,650
Other                                                   -               436
                                                  -------            ------

EARNINGS PER SHARE - DILUTED
Income available to common shareholders
  including assumed conversions                   $25,841            48,585             $0.53
                                                  =======            ======             =====

FOR THE YEAR ENDED DECEMBER 31, 1997
EARNINGS PER SHARE - BASIC
Income available to common shareholders           $34,976            40,575             $0.86
                                                                                        =====

EFFECT OF DILUTIVE SECURITIES
Stock options                                           -             1,508
Convertible Subordinated Notes                        476               834
Other                                                   -               110
                                                  -------            ------

EARNINGS PER SHARE - DILUTED
Income available to common shareholders
  including assumed conversions                   $35,452            43,027             $0.82
                                                  =======            ======             =====

FOR THE YEAR ENDED DECEMBER 31, 1996
EARNINGS PER SHARE - BASIC
Income available to common shareholders           $21,158            39,663             $0.53
                                                                                        =====

EFFECT OF DILUTIVE SECURITIES
Stock options                                           -               507
Other                                                   -               279
                                                  -------            ------

EARNINGS PER SHARE - DILUTED
Income available to common shareholders
  including assumed conversions                   $21,158            40,449             $0.52
                                                  =======            ======             =====



     FOREIGN CURRENCY TRANSLATION - The financial statements include the results of Canadian operations which are translated from Canadian dollars, their functional currency, into U.S. dollars. The balance sheet is translated at the year end rate of exchange. Results of operations are translated at average rates prevailing during the year. The effects of translation are included as a component of other comprehensive income (loss). Foreign currency transaction gains and losses are recorded in income when realized.

                      MAIL-WELL, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     RECLASSIFICATIONS - Certain reclassifications have been made to the 1996 and 1997 financial statements to conform to the 1998 presentation.

2.   MERGERS WITH COMMERCIAL PRINTING COMPANIES

     Effective May 30, 1998, the Company completed its mergers with seven commercial printing companies through the exchange of common stock, which had a market value of $21.965 per share, as shown in the table below:

                                                             SHARES OF MAIL-WELL
            OPERATING COMPANY NAME                          COMMON STOCK EXCHANGED
      Color Art, Inc. ("Color Art")                               2,351,951
      Accu-color, Inc. ("Accu-color")                               622,391
      Industrial Printing Company ("Industrial Printing")           570,161
      IPC Graphics, Inc. ("IPC Graphics")                           325,973
      United Lithograph, Inc. ("United Lithograph")                 519,568
      French Bray, Inc. ("French Bray")                             538,040
      Clarke Printing, Co. ("Clarke Printing")                      437,984

     The consolidated financial statements give retroactive effect to the mergers, which have been accounted for using the pooling of interests method and, as a result, the financial position, results of operations and cash flows are presented as if the combining companies had been consolidated for all periods presented. The consolidated statements of changes in shareholders' equity reflect the accounts of the Company as if the additional common stock had been issued during all periods presented.

     Color Art is a commercial printer with offices located in St. Louis and Osage Beach, Missouri, and also the operator of a short-run printing and graphics company through its subsidiary Graphic Links, LLC. Accu-color, located in St. Louis, Missouri, is primarily a supplier of color separation and other graphic arts services to the printing and advertising industries.

     Industrial Printing is located in Toledo, Ohio and is engaged in the printing and selling of advertising pieces and labels, and general commercial printing. IPC Graphics prints and sells advertising pieces, mailers and business forms from its facilities in Toledo, Ohio.

     United Lithograph provides commercial printing services to individuals and businesses located in the New England region from its offices in Somerville, Massachusetts. French Bray, located in Glen Burnie, Maryland, provides commercial, high quality, multi-color printing in the Mid-Atlantic region. Clarke Printing designs, manufactures and sells printed materials throughout Texas and Mexico.

     The companies listed above are hereafter collectively referred to as the Commercial Printing Group.

     Each of the mergers was negotiated and consummated as separate transactions and the separate mergers were not contingent upon each other. Except for French Bray and Clarke Printing, all of the above entities had elected Subchapter S corporation treatment for U.S. federal income tax purposes and, accordingly, did not pay U.S. federal income taxes. Subsequent to May 30, 1998, these companies were included in Mail-Well's consolidated U.S. federal income tax return. In connection with the mergers, the Company also issued common stock to acquire the net assets (including the assumption of the debt associated with such assets) of certain related real estate ventures owned by shareholders of the commercial printing companies. The shares of the Company's common stock exchanged for real estate assets are included with the shares exchanged for

                   MAIL-WELL, INC. AND SUBSIDIARIES
         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     the respective operating company in the table above. The results of operations and financial conditions of the real estate assets are reflected in the restated consolidated financial statements with significant intercompany transactions and balances eliminated. The mergers with the real estate entities have been accounted for as taxable business combinations and the recognizable tax benefits attributable to the increase in tax basis were allocated to additional paid-in-capital.

     Each of the above transactions has been accounted for individually as a pooling of interests and, accordingly, the consolidated financial statements for the periods subsequent to February 24, 1994 (inception) have been restated to include the accounts of the Commercial Printing Group. Prior to the mergers, Industrial Printing's and IPC Graphics' fiscal year ended on September 30, United Lithograph's fiscal year ended on June 30 and French Bray's fiscal year ended on July 31. Accordingly, the accompanying financial statements include those financial statements of entities with different fiscal years restated on a calendar year basis. Additionally, the accompanying consolidated financial statements reflect certain minor adjustments to conform the accounting policies of the Commercial Printing Group to the Company's.

     Net sales, income before extraordinary items and net income of the separate companies for the periods preceding the mergers were as follows:

                                                                                                                 UNAUDITED
                                                                INCOME (LOSS)                    UNAUDITED       PRO FORMA
                                                                   BEFORE            NET         PRO FORMA        DILUTED
                                                      NET       EXTRAORDINARY      INCOME        NET INCOME      EARNINGS
(THOUSANDS, EXCEPT PER SHARE AMOUNTS)                SALES          ITEMS          (LOSS)       (LOSS) <F1>      PER SHARE
                                                     -----          -----          ------       -----------      ---------
QUARTER ENDED MARCH 31, 1998 (UNAUDITED) <F2>
   Mail-Well, Inc. as previously reported         $  274,705        $ 9,510        $ 9,510        $ 9,510
   Pooled entities                                    44,029             23             23           (752)
                                                  ----------        -------        -------        -------
      Combined                                    $  318,734        $ 9,533        $ 9,533        $ 8,758          $0.18
                                                  ==========        =======        =======        =======          =====

YEAR ENDED DECEMBER 31, 1997
   Mail-Well, Inc. as previously reported         $  897,560        $28,276        $22,176        $22,176

   Color Art                                          76,099          3,218          3,218          1,930
   Accu-color                                         14,409          1,550          1,550            930
   Industrial Printing                                19,499            769            769            461
   IPC Graphics                                       10,429            405            405            243
   United Lithograph                                  21,232            502            502            301
   French Bray                                        23,353           (178)          (178)          (178)
   Clarke Printing                                    11,356            434            434            434
                                                  ----------        -------        -------        -------
   Pooled entities                                   176,377          6,700          6,700          4,121
                                                  ----------        -------        -------        -------
      Combined                                    $1,073,937        $34,976        $28,876        $26,297          $0.62
                                                  ==========        =======        =======        =======          =====

YEAR ENDED DECEMBER 31, 1996
   Mail-Well, Inc. as previously reported         $  778,524        $16,927        $16,927        $16,927

   Color Art                                          66,023          1,970          1,970          1,182
   Accu-color                                         15,572            629            629            377
   Industrial Printing                                24,642            540            540            324
   IPC Graphics <F3>                                   2,262             30             30             18
   United Lithograph                                  20,012            420            420            252
   French Bray                                        28,046            454            454            454
   Clarke Printing                                     9,413            188            188            188
                                                  ----------        -------        -------        -------
   Pooled entities                                   165,970          4,231          4,231          2,795
                                                  ----------        -------        -------        -------
      Combined                                    $  944,494        $21,158        $21,158        $19,722          $0.49
                                                  ==========        =======        =======        =======          =====

                               F-12


                   MAIL-WELL, INC. AND SUBSIDIARIES
         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     <F1> Unaudited pro forma net income reflects adjustments to net income to record an estimated provision for income taxes for each period presented assuming Color Art, Accu-color, Industrial Printing, IPC Graphics and United Lithograph were tax paying entities.
     <F2> Income (loss) includes aggregate merger expenses of the
          Commercial Printing Group totaling $2.2 million in the first quarter of 1998.
     <F3> IPC Graphics was spun-off from Industrial Printing on
          October 1, 1996. The results of IPC Graphics prior to October 1, 1996 are included in the results of Industrial Printing, and the spin-off transaction has been eliminated in the Company's consolidated financial statements.

     In connection with the mergers, transaction costs incurred by the Commercial Printing Group of approximately $3.3 million were expensed during 1998. These costs consist primarily of investment banking, legal and accounting fees.


3.   ACQUISITIONS

     The presentation below summarizes the Company's 1998 acquisitions:

                                                                                                               ESTIMATED
                                                                                                                 ANNUAL
                                                                         MONTH            OPERATING              SALES
NAME OF BUSINESS ACQUIRED                 LOCATION                      ACQUIRED           SEGMENT             (MILLIONS)
-------------------------                 --------                      --------           -------             ----------
Poser Business Forms, Inc.          Fairhope, Alabama                   January           Distributors            $ 90
Rono Graphic Communications         Portland, Oregon                    March             Commercial                12
Lawson Mardon Label Division        Toronto, Ontario                    March             Labels                    81
Denver Forms Company                Denver, Colorado                    March             Distributors              12
National Graphics Company           Denver, Colorado                    March             Envelopes                  8
EPX Denver                          Denver, Colorado                    March             Distributors               4
Blue Line Envelope                  Montreal, Quebec                    April             Envelopes                  6
South Press, Inc.                   Dallas, Texas                       April             Commercial                12
Century Index Corporation           Anaheim, California                 May               Envelopes                  8
Label Division, IP Paper            Bowling Green, Kentucky             May               Labels                    30
Anderson Lithograph                 Los Angeles, California             May               Commercial               135
Illinois Envelope, Inc.             Kalamazoo, Michigan                 June              Envelopes                  7
Gould Packaging, Inc.               Vancouver, Washington               June              Envelopes                 14
Graphics Illustrated, Inc.          West Palm Beach, Florida            August            Commercial                11
McLaren, Morris and Todd Ltd.       Mississauga, Ontario                August            Commercial                34
John D. Lucas Printing Co.          Baltimore, Maryland                 August            Commercial                27
Armstrong-White, Inc.               Bloomfield Hills, Michigan          August            Commercial                 2
Richtman Printing                   Englewood, Colorado                 September         Commercial                 6
Production Press, Inc.              Jacksonville, Illinois              September         Commercial                 9
Apico Corporation                   Girard, Kansas                      October           Distributors              10
Perfection Forms                    Girard, Kansas                      October           Distributors              10
Trafton Printing, Inc.              Amarillo, Texas                     October           Commercial                 9
Imperial Litho and Dryography       Phoenix, Arizona                    November          Commercial                26
                                                                                                                  ----
                                                                                                                  $563
                                                                                                                  ====

     The presentation below summarizes the purchase price, including all adjustments made through December 31, 1998. These acquisitions have been accounted for as purchases and, accordingly, the net purchase price of each acquisition was allocated to the various assets and liabilities according to their estimated fair values as of the date of the respective purchase. The results of operations of each of the acquisitions have been included in the accompanying consolidated statements of operations from the date of the acquisition.

                     MAIL-WELL, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                                                               CASH
                                                                                AND                          TOTAL
                                           TYPE OF               MONTH         STOCK            DEBT       PURCHASE       GOODWILL
(IN MILLIONS)                              PURCHASE             ACQUIRED       PAID           ASSUMED        PRICE        RECORDED
                                           --------             --------       ----           -------        -----        --------
1996 Acquisitions
Quality Park Products                     Assets               April          $ 27.6           $0.7         $ 28.3        $  3.4
Pac National Group                        Assets               November         20.2            0.0           20.2           6.4
Shepard Poorman (SP)                      Stock                December         18.9            0.8           19.7           7.9

1997 Acquisitions
Six acquisitions, as a group              Assets (3)           June, July,      86.4            0.6           87.0          38.1
                                          Stock (3)            September,
                                                               October and
                                                               December
1998 Acquisitions
23 acquisitions, as a group               Assets (10)          Various         360.4            9.1          369.5         170.2
                                          Stock (13)

     The fair value of stock issued for acquisitions was $8,780,000 and $6,018,000 for the years ended December 31, 1998 and 1997, respectively.

     The following table presents the unaudited pro forma results of operations as if the 1998, 1997 and 1996 acquisitions had occurred on January 1, 1997, 1996 and 1995, respectively. The summary pro forma results are based on assumptions and are not necessarily indicative of the actual results which would have occurred had these acquisitions occurred on January 1 of the year preceding the acquisition date, or of the future results of operations of the Company.

                                                                                   YEAR ENDED DECEMBER 31,
      (IN MILLIONS, EXCEPT PER SHARE)                                1998                    1997                    1996
                                                                     ----                    ----                    ----
      Net sales                                                    $1,729.4                $1,726.7                $1,193.6
      Income before extraordinary item                                 32.5                    47.2                    17.9
      Extraordinary item                                               (4.1)                   (6.1)                      -
      Net income                                                   $   28.4                $   41.1                $   17.9
      Earnings per basic share:
        Income before extraordinary item                           $   0.69                $   1.16                $   0.45
        Extraordinary item                                            (0.08)                  (0.15)                      -
        Net income                                                 $   0.61                $   1.01                $   0.45
      Earnings per diluted share:
        Income before extraordinary item                           $   0.66                $   1.11                $   0.44
        Extraordinary item                                            (0.08)                  (0.14)                      -
        Net income                                                 $   0.58                $   0.97                $   0.44

     In connection with the acquisition of Murray Envelope Corporation, in July 1997, a subsidiary of the Company issued 220,472 shares of non-voting common stock. These shares are redeemable by the holder during the period from January 1, 1999 to February 1, 2000 for $3,500,000. Alternatively, the holder may convert these shares into an equal number of shares of the Company's common stock. This interest in the non-voting common stock of the subsidiary has been recorded as a minority interest in the consolidated balance sheet.

     Certain purchase agreements require the payment of additional consideration in the form of cash payments if specific operating performance criteria are met. Any subsequent payment will be allocated to goodwill. In addition, purchase price allocation for certain acquisitions have not been finalized. Therefore, the amount of goodwill could be adjusted within one year of the purchase.

                        MAIL-WELL, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

4.    DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS

                                                                   DECEMBER 31,
      (IN THOUSANDS)                                          1998            1997
                                                              ----            ----
      INVENTORIES:
       Raw materials                                        $  45,720       $ 34,656
       Work in process                                         22,089         12,428
       Finished goods                                          49,256         42,132
                                                            ---------       --------
                                                              117,065         89,216
       Reserve for obsolescence, loss and other                (2,934)        (2,948)
                                                            ---------       --------
      Total                                                 $ 114,131        $86,268
                                                            =========       ========

      PROPERTY, PLANT AND EQUIPMENT:
       Land and land improvements                           $  23,818       $ 14,667
       Buildings, building and leasehold improvements         115,264         73,567
       Machinery and equipment                                336,509        229,214
       Furniture, fixtures and other                           33,108         26,453
       Construction in progress                                37,982         10,435
                                                            ---------       --------
                                                              546,681        354,336
       Less accumulated depreciation                         (108,949)       (91,539)
                                                            ---------       --------
      Total                                                 $ 437,732       $262,797
                                                            =========       ========

      RESERVES:
       Allowance for doubtful accounts receivable           $  (6,727)      $ (3,795)
       Accumulated amortization:
       Deferred financing costs                                (1,413)        (2,000)
       Goodwill                                               (15,902)        (9,030)
       Other intangibles included in other assets              (5,169)        (4,386)

5.   LONG-TERM DEBT AND CAPITAL LEASES

     Long term debt consists of the following (in thousands):

                                                 INTEREST RATE AT           DECEMBER 31,
                                                 DECEMBER 31, 1998      1998           1997
                                                 -----------------      ----           ----
      Bank Borrowings:
       Unsecured loan, due June 9, 2003                6.88%          $ 25,461       $      -
       Unsecured revolving loan facility, due
         March 31, 2003                                5.875%           93,000              -
       Demand note                                                           -         55,393
      Senior Subordinated Notes, due 2004             10.5%                  -         85,000
      Senior Subordinated Notes, due 2008              8.75%           300,000              -
      Convertible Subordinated Notes, due 2002         5.0%            152,050        152,050
      Other                                                             20,952         48,447
                                                                      --------       --------
                                                                       591,463        340,890
      Less current maturities                                           (8,036)       (10,533)
                                                                      --------       --------

      Long term debt and capital leases                               $583,427       $330,357
                                                                      ========       ========

     In November 1998, Mail-Well I Corporation issued $300,000,000 of 8.75% Senior Subordinated Notes (the "Senior Notes"), the net proceeds of which were used to legally extinguish the $85,000,000 of senior subordinated notes due 2004 and repay a portion of the unsecured line of credit. The Senior Notes constitute unsecured obligations of the Company. The Company can redeem the Senior Notes, in whole or in part, on or after December 15, 2003, at redemption prices which range from 100% to 104.375%, plus accrued and unpaid

                   MAIL-WELL, INC. AND SUBSIDIARIES
         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     interest. In addition, before December 15, 2001, the Company can redeem up to 35% of the Senior Notes at 108.75% of the principal amount thereof, plus accrued and unpaid interest, with the net cash proceeds from certain common stock offerings. Each holder of the Senior Notes has the right to require the Company to repurchase the Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest thereon, upon the occurrence of certain events constituting a change of control of the Company.

     On March 18, 1998, the Company entered into a revolving loan facility totaling $300 million with Bank of America, the lead agent for its syndicate of banks. The new bank facility consists of a five-year unsecured revolving loan facility. The same bank agreed to lend the Company and one of its Canadian subsidiaries up to an additional $20.0 million at LIBOR plus 0.75% per annum under a similar revolving credit facility. There were $93,000,000 and no amounts outstanding under these facilities as of December 31, 1998, respectively.

     In November 1997, the Company issued $152,050,000 of Convertible Subordinated Notes (the "Notes"). The Notes constitute unsecured subordinated obligations of the Company. The Notes are convertible at the option of the holder into shares of the Company's common stock, par value $0.01 per share, at a conversion price of $19.00 per share at anytime prior to November 1, 2002.
     In addition, each holder of the Notes has the right to require the Company to repurchase the Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest thereon, upon the occurrence of certain events constituting a change of control of the Company.

     Other long-term debt is comprised of capital lease obligations and term debt with banks of the Commercial Printing Group. Interest rates on other term debt with banks range from 6.0% to 9.0% at December 31, 1998.

     In 1998, the Company wrote off deferred financing costs of $4,132,000 (net of $2,587,000 of income tax benefits) capitalized in connection with the bank debt which was repaid in November 1998. In 1997, the Company wrote off deferred financing costs of $6,100,000 (net of $3,814,000 of income tax benefits) capitalized in connection with the bank debt which was repaid in November 1997. The write-offs are shown as extraordinary items in the statements of operations.

     The long-term debt agreements contain certain restrictive covenants that, among other things and with certain exceptions, limit the ability of the Company to incur additional indebtedness or issue capital stock, prepay subordinated debt, transfer assets outside of the Company, pay dividends or repurchase shares of common stock. In addition to these restrictions, the Company is required to satisfy certain financial covenants.

     The aggregate annual maturities for all long-term debt during the fiscal years subsequent to December 31, 1998 are (in thousands):

         1999                                 $  8,036
         2000                                   13,566
         2001                                    7,366
         2002                                  160,031
         2003                                   98,096
         2004 and thereafter                   304,368
                                              --------
                                              $591,463
                                              ========

     Cash paid for interest on long-term debt was $33,996,000, $22,818,000 and $28,886,000 for the years ended December 31, 1998,
     1997 and 1996, respectively.

                    MAIL-WELL, INC. AND SUBSIDIARIES
         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

6.   COMMITMENTS AND CONTINGENCIES

     In November 1996, the Company entered into a five-year agreement whereby it can sell, on a revolving basis, an undivided percentage ownership interest in a designated pool of accounts receivable up to a maximum of $100.0 million. At December 31, 1998 and 1997, $52.6 million and $72.0 million, respectively, had been sold (without recourse) under this agreement and the sale was reflected as a reduction of accounts receivable in the Company's consolidated balance sheets. The Company has retained a securitized interest in the accounts receivable of $41.7 million and $22.3 million at December 31, 1998 and 1997, respectively.
     The receivables were sold at a discount of 0.60% above the prevailing commercial paper rate plus certain other fees. The discount expense of $4.4 million, $4.9 million and $0.7 million on the receivables sold has been recorded in the Company's statements of operations for the years ended December 31, 1998, 1997 and 1996, respectively.

     In November 1996, the Company refinanced certain equipment under a sale/leaseback arrangement. The equipment was sold for $30.0 million. The transaction was accounted for as a sale whereby the equipment was removed from the Company's financial statements. There was no significant gain or loss on the sale of the equipment. In 1997, the Company reacquired the equipment from the original lessor and sold and leased back such equipment from a new buyer-lessor. The purchase price from the old buyer-lessor and selling price to the new buyer-lessor approximated its then fair market value ($27.6 million). The leasebacks are classified as operating leases. At the end of the five year lease term, the Company may either (i) purchase the equipment for $16.0 million,
     (ii) sell the equipment on behalf of the lessor for a selling price of no less than $13.2 million or (iii) return the equipment to the lessor. If the Company elects to return the equipment to the lessor at the end of the lease term, the Company has guaranteed a residual value of $13.2 million for the benefit of the lessor.

     The Company leases various office, warehouse and manufacturing facilities under operating leases. Minimum annual lease commitments at December 31, 1998 were as follows (in thousands):

         1999                                 $ 22,548
         2000                                   19,304
         2001                                   16,961
         2002                                   14,589
         2003                                   13,993
         2004 and thereafter                    12,950
                                              --------
         Total                                $100,345
                                              ========

     Lease expense for the years ended December 31, 1998, 1997 and 1996 was $25,831,000, $17,301,000 and $6,890,000, respectively.

     The Company is involved in various lawsuits incidental to its businesses. In management's opinion, an adverse determination against the Company relating to these suits would not be material to the consolidated financial statements. In the case of administrative proceedings related to environmental matters involving governmental authorities, management does not believe that any imposition of monetary sanctions would be material to the Company's results of operations and financial position.

                   MAIL-WELL, INC. AND SUBSIDIARIES
         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


7.   FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following is a comparison of the fair value and carrying value at December 31, 1998 and 1997 of the Company's financial instruments (in thousands):

                                                              1998                              1997
                                                     FAIR            CARRYING            FAIR         CARRYING
                                                     VALUE            VALUE              VALUE         VALUE
                                                     -----            -----              -----         -----
      Financial assets
       Cash and cash equivalents                   $  1,375          $  1,375          $ 40,911       $ 40,911
       Receivables (trade)                          135,923           135,923            64,958         64,958
       Investment in accounts receivable
        securitization                               41,669            41,669            22,319         22,319
      Financial liabilities
       Unsecured loan                                24,465            25,461                 -              -
       Demand note                                        -                 -            55,393         55,393
       Unsecured revolving loan facility             89,114            93,000                 -              -
       Senior subordinated notes                    304,500           300,000            91,163         85,000
       Convertible subordinated notes               128,482           152,050           185,501        152,050
       Other long-term debt                          20,952            20,952            48,447         48,447

     CASH AND CASH EQUIVALENTS AND RECEIVABLES - The carrying value of cash and cash equivalents and receivables approximates fair value due to the short term maturities of these investments.

     INVESTMENT IN ACCOUNTS RECEIVABLE SECURITIZATION - The fair value of the investment in accounts receivable securitization is based on discounting expected cash flows at rates currently available to the Company for instruments with similar risks and maturities.

     LONG-TERM DEBT - The fair value of the Company's long term debt to banks is based on quoted interest rates for borrowings of similar quality and terms. The fair value of the senior subordinated notes and the convertible subordinated notes is based upon quoted market prices. The fair value of other long-term debt was estimated using the incremental borrowing rate for each company for debt of the same remaining maturities.

     CONCENTRATIONS OF CREDIT RISK - Financial instruments that potentially subject the Company to significant concentrations of credit risk consists primarily of accounts receivable. Concentrations of credit risk with respect to accounts receivable are limited due to the large number of entities comprising the Company's customer base and their dispersion across many different industries and geographic areas. As of December 31, 1998 and 1997, the Company had no significant concentrations of credit risk.

8.   SHAREHOLDERS' EQUITY AND STOCK OPTION PLAN

     SECURITIES OFFERING - On November 13, 1997, the Company's shelf registration statement ("shelf") on Form S-3 was declared effective by the Securities and Exchange Commission. The shelf permits the Company to issue up to $300.0 million in debt securities, common stock, preferred stock or warrants over the two-year period following the effective date.

     On February 11, 1998, the Company completed the sale of 6,000,000 shares of its common stock at a price of $19.625 per share. Of these shares, the Company sold 4,864,600 and 1,135,400 were sold by a group of shareholders. Proceeds from the sale of common stock by the Company of $90.7 million, net of underwriting discounts and commissions, were used for general corporate purposes. The
     February 1998 stock offering and the Convertible Subordinated
     Notes were issued under the shelf registration statement and, at December 31, 1998, there was availability to issue another $52 million of securities under the shelf registration statement.

     PREFERRED STOCK - The Company has authorized 25,000 shares of $0.01 par value preferred stock. No shares have been issued at December 31, 1998 or 1997.

                   MAIL-WELL, INC. AND SUBSIDIARIES
         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     STOCK OPTION PLANS - The following summarizes the various stock option plans at December 31, 1998:

                                                                                            OPTIONS
                                                       OPTIONS           OPTIONS          ELIGIBLE TO         YEARS TO
                                                      AUTHORIZED       OUTSTANDING         BE ISSUED        FULL VESTING
                                                      ----------       -----------         ---------        ------------
      1994 Stock Option Plan <Fa>                     1,918,350         1,143,757            71,272            4 or 5
      1996 Directors Stock Option Plan <Fb>             420,000            60,000           318,000         Immediately
      1997 Non-Qualified Stock Option Plan <Fa>       1,950,000         1,106,130           764,670           5 years
      Allied Acquisition Non-Qualified Stock
       Option Plan <Fc>                                 124,800           119,902                 -           4 years
      1998 Incentive Stock Option Plan <Fa>           1,000,000           189,970           810,030           5 years

     <Fa> Plan is for directors and key employees
     <Fb> Plan is for directors only
     <Fc> Plan is for key employees of The Allied Printers

     All grants expire ten years from the grant date or until 90 days after termination of a directorship. All grants are administered by the Compensation Committee of the Board of Directors.

     On the grant date, all options had an exercise price equal to or greater than the fair market value of the Company's common stock. The following is a summary of the Company's stock option activity:

                                                                                                      WEIGHTED
                                                                                                      AVERAGE          WEIGHTED
                                                                                                     REMAINING          AVERAGE
                                                                                 EXERCISE           CONTRACTUAL        EXERCISE
                                                              OPTIONS              PRICE                LIFE            PRICE
                                                              -------              -----                ----            -----
      Outstanding, December 31, 1995                          832,958           $1.32 - $1.43         8.8 years         $ 1.33

      1996
      Granted                                                 481,500           $3.01 - $3.74                           $ 3.67
      Exercised                                               (30,258)              $1.32                               $ 1.32
      Canceled or forfeited                                    (7,674)              $1.32                               $ 1.32
                                                            ---------

      Outstanding, December 31, 1996                        1,276,526           $1.32 - $3.74         9.2 years         $ 2.21

      1997
      Granted                                               1,784,202           $6.17 - $13.69                          $ 7.29
      Exercised                                              (144,986)          $1.32 - $3.74                           $ 1.42
      Canceled or forfeited                                   (88,272)          $1.32 - $3.74                           $ 1.49
                                                            ---------

      Outstanding, December 31, 1997                        2,827,470           $1.32 - $13.69        8.9 years         $ 5.48

      1998
      Granted                                                 661,194           $9.31 - $21.86                          $12.80
      Exercised                                              (493,249)          $1.32 - $13.69                          $ 3.70
      Canceled or forfeited                                  (375,656)          $1.32 - $19.03                          $ 7.27
                                                            ---------

      Outstanding, December 31, 1998                        2,619,759           $1.32 - $21.86        8.2 years         $ 7.37
                                                            =========

       Vested and exercisable at December 31, 1996            219,974           $1.32 - $3.74                           $ 1.65
                                                            =========
       Vested and exercisable at December 31, 1997            424,896           $1.32 - $ 9.50                          $ 3.05
                                                            =========
       Vested and exercisable at December 31, 1998            569,943           $1.32 - $21.86                          $ 5.56
                                                            =========

                   MAIL-WELL, INC. AND SUBSIDIARIES
        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     The following table summarizes information about stock options outstanding at December 31, 1998:

                               OPTIONS                WEIGHTED            WEIGHTED                                     WEIGHTED
                            OUTSTANDING AT             AVERAGE            AVERAGE             OPTIONS VESTED           AVERAGE
    RANGE OF                 DECEMBER 31,             REMAINING           EXERCISE            AT DECEMBER 31,          EXERCISE
EXERCISE PRICES                  1998                   LIFE               PRICE                   1998                 PRICE
---------------                  ----                   ----               -----                   ----                 -----
$ 1.32 - $ 3.74                 610,065               7.0 years            $ 2.56                 298,452               $ 2.41
$ 6.17 - $ 7.00               1,242,092               8.2 years            $ 6.64                 190,440               $ 6.65
$ 9.11 - $12.00                 614,700               9.3 years            $11.74                  28,950               $ 9.58
$13.54 - $13.69                 128,902               8.6 years            $13.68                  28,101               $13.68
$19.03 - $21.86                  24,000               9.3 years            $21.86                  24,000               $21.86
                              ---------                                                           -------
$ 1.32 - $21.86               2,619,759               8.2 years            $ 7.37                 569,943               $ 5.56
                              =========                                                           =======

     The Company applies APB Opinion No. 25, "Accounting for Stock Issued to Employees" and related Interpretations in accounting for its employee stock option plans. The exercise price of the stock options is the fair value of the common stock as of the date of grant. Accordingly, no compensation cost has been recognized. Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123") was issued in October 1995 and, if fully adopted by the Company, would change the method for recognition of cost. Under SFAS 123, compensation expense is based upon the fair value of each option at the date of grant using an option-pricing model that takes into account as of the grant date the exercise price and expected life of the option, the current price of the underlying stock and its expected volatility, expected dividends on the stock and the risk-free interest rate for the expected term of the option. Had compensation expense been determined based on the guidance in SFAS 123, the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below. The weighted average fair values of options granted in 1998, 1997 and 1996 were $6.73, $3.83 and $1.72, respectively.

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions used for grants:

                                       DIVIDEND            EXPECTED         RISK FREE         EXPECTED
                                        YIELD             VOLATILITY      INTEREST RATE         LIFE
                                        -----             ----------      -------------         ----
      March 1, 1995 Options               0%                  33%              7.2%        5 and 6 years
      May 8, 1996 Options                 0%                  38%              6.2%              4 years
      October 1, 1996 Options             0%                  44%              6.7%        5 and 6 years
      1997 Options                        0%                  54%              5.4%              5 years
      1998 Options                        0%                  68%              4.8%              5 years

                     MAIL-WELL, INC. AND SUBSIDIARIES
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

   The following table presents the pro forma effect of applying SFAS 123:


                                                        1998                          1997                         1996
                                               ---------------------         ---------------------         --------------------
(IN THOUSANDS, EXCEPT                             AS            PRO             AS            PRO             AS           PRO
PER SHARE AMOUNTS)                             REPORTED        FORMA         REPORTED        FORMA         REPORTED       FORMA
                                               --------        -----         --------        -----         --------       -----
Income before
  extraordinary item                           $25,841        $24,073        $34,976        $33,852        $21,158       $20,956
Extraordinary item                              (4,132)        (4,132)        (6,100)        (6,100)             -             -
Net income                                     $21,709        $19,941        $28,876        $27,752        $21,158       $20,956

Income per basic share
  before extraordinary item                    $  0.55        $  0.52        $  0.86        $  0.83        $  0.53       $  0.53
Net income per basic share                     $  0.47        $  0.43        $  0.71        $  0.68        $  0.53       $  0.53
Income per diluted share
  before extraordinary item                    $  0.53        $  0.50        $  0.82        $  0.80        $  0.52       $  0.52
Net income per diluted share                   $  0.45        $  0.41        $  0.68        $  0.66        $  0.52       $  0.52

     The effects of applying SFAS 123 in this pro forma disclosure may not be indicative of future amounts. Additional awards in future years are anticipated.

     OTHER COMPREHENSIVE INCOME - The income tax effects allocated to and the cumulative balance of each component of other comprehensive income (loss) are as follows (in thousands):

                                                                               TAX
                                             BEGINNING      BEFORE-TAX      (BENEFIT)     NET-OF-TAX       ENDING
                                              BALANCE         AMOUNT         EXPENSE        AMOUNT        BALANCE
                                              -------         ------         -------        ------        -------
 DECEMBER 31, 1998
 Pension liability adjustment                 $   (73)       $  (120)         $ (40)       $   (80)       $  (153)
 Currency translation adjustments              (1,032)        (7,648)             -         (7,648)        (8,680)
 Unrealized loss on investments                  (115)          (199)           (76)          (123)          (238)
                                              -------        -------          -----        -------        -------
                                              $(1,220)       $(7,967)         $(116)       $(7,851)       $(9,071)
                                              =======        =======          =====        =======        =======
 DECEMBER 31, 1997
 Pension liability adjustment                 $  (110)       $    61          $  24        $    37        $   (73)
 Currency translation adjustments                (115)          (917)             -           (917)        (1,032)
 Unrealized loss on investments                   (49)          (108)           (42)           (66)          (115)
                                              -------        -------          -----        -------        -------
                                              $  (274)       $  (964)         $ (18)       $  (946)       $(1,220)
                                              =======        =======          =====        =======        =======
 DECEMBER 31, 1996
 Pension liability adjustment                 $  (211)       $   166          $  65        $   101        $  (110)
 Currency translation adjustments                 (20)           (95)             -            (95)          (115)
 Unrealized loss on investments                     -            (80)           (31)           (49)           (49)
                                              -------        -------          -----        -------        -------
                                              $  (231)       $    (9)         $  34        $   (43)       $  (274)
                                              =======        =======          =====        =======        =======

                     MAIL-WELL, INC. AND SUBSIDIARIES
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


9.   INCOME TAXES

     Taxes are based on income before income taxes and extraordinary item for the years ended December 31, as follows:

     (IN THOUSANDS)                             1998           1997           1996
                                                ----           ----           ----
     Domestic                                  $31,886        $42,677        $26,448
     Foreign                                    17,903         15,082          8,337
                                               -------        -------        -------
                                               $49,789        $57,759        $34,785
                                               =======        =======        =======

     The provision for income taxes consists of the following for the years ended December 31:

     (IN THOUSANDS)                              1998           1997           1996
                                                 ----           ----           ----
     Current:
        Federal                                 $5,550         $9,539         $2,029
        Foreign                                  5,246          3,335          2,138
        State                                      948          1,397            132
                                               -------        -------        -------
                                                11,744         14,271          4,299
     Deferred:
        Federal                                  9,492          5,298          6,968
        Foreign                                  1,792          2,651          1,475
        State                                      920            563            885
                                               -------        -------        -------
                                                12,204          8,512          9,328
                                               -------        -------        -------
        Total provision for income taxes       $23,948        $22,783        $13,627
                                               =======        =======        =======

     Components of the Company's deferred tax assets and liabilities at December 31 are as follows:

      (in thousands)                                            1998           1997
                                                                ----           ----
      Deferred tax assets:
         Alternative minimum tax credit carryforwards         $ 4,525        $ 5,541
         Net operating loss carryforwards                       3,533          1,032
         Compensation related accruals                          6,352          3,588
         Intangibles                                            3,735          3,386
         Miscellaneous accruals and reserves                    2,195          1,853
         Accounts receivable and inventories                    3,137          2,198
         Land basis differences and other                         691            675
         State tax credits                                        916             95
         Valuation allowance                                     (267)          (288)
                                                              -------        -------

      Total deferred tax assets                                24,817         18,080
                                                              -------        -------
      Deferred tax liabilities:
         Property, plant and equipment                         54,756         40,466
         Deferred financing costs                                   -             41
         Intangibles                                            5,035          3,825
         Prepaids and inventories                               1,197            489
                                                              -------        -------

      Total deferred tax liabilities                           60,988         44,821
                                                              -------        -------

      Deferred tax liability, net                             $36,171        $26,741
                                                              =======        =======


                     MAIL-WELL, INC. AND SUBSIDIARIES
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     The difference between the statutory federal income tax rate and the Company's effective income tax rate is summarized as follows:

                                                                            December 31,
                                                                 1998           1997           1996
                                                                 ----           ----           ----
      Statutory federal income tax rate                          35.0%          35.0%          34.0%
      State income tax, net of federal benefit                    3.5            3.4            3.3
      Goodwill amortization                                       3.5            1.5            1.8
      Employee stock ownership plan                               9.3            1.2            1.3
      Effect of pooled entities electing nontaxable
        status prior to the mergers                              (2.4)          (2.8)          (1.5)

      Other                                                       (.8)           1.1            0.3
                                                                 ----           ----           ----

      Effective income tax rate                                  48.1%          39.4%          39.2%
                                                                 ====           ====           ====


     At December 31, 1998, the following net federal operating loss and tax credit carryforwards are available. The Company is limited in the amounts of net operating loss carryforwards which may be used in any one year.


                                                             Operating      Expiration         Tax
      (in thousands)                                           Losses          Dates         Credits
                                                               ------          -----         -------
      Consolidated Company                                     $    -                        $2,538
      Acquired from Poser                                       7,976       2002 - 2012           -
      Acquired from GAC                                           678       2005 - 2009       1,203
      Acquired from SP                                              -                           590
      Acquired from Other                                         770       2005 - 2008         194
                                                               ------                        ------
      Total                                                    $9,424                        $4,525
                                                               ======                        ======


     Cash paid for income taxes was $23,762,000, $15,090,000 and $7,194,000 for the years ended December 31, 1998, 1997 and 1996, respectively.

10.  BENEFIT PLANS

     PENSION PLANS - The Company sponsors three noncontributory defined benefit pension plans under collective bargaining agreements with unions representing certain employees in the U.S. The Company also has obligations in the U.S. under a noncontributory defined benefit plan, which was curtailed in 1994. The Company sponsors four defined benefit pension plans covering certain salaried and hourly employees in Canada who have bargained for such benefits. During 1997, the Company terminated one Canada defined benefit plan. The 1996 amounts reflect the termination of the plan.

     The provisions of Statement of Financial Accounting Standards No. 87, "Employers' Accounting for Pensions," require the recognition of an additional minimum liability for each defined benefit plan for which the accumulated benefit obligation exceeds plan assets. This amount has been recorded as a long-term liability with an offsetting intangible asset. Because the asset recognized may not exceed the amount of unrecognized prior service cost and transition obligation on an individual plan basis, the balance, net of tax benefits, is reported as part of accumulated other comprehensive income (loss).

                     MAIL-WELL, INC. AND SUBSIDIARIES
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     The following table summarizes the funded status of the plans and the related amounts that are recognized in the consolidated balance sheets (in thousands).

                                                                      December 31,
                                                                1998              1997
                                                                ----              ----
      Change in benefit obligation:
      Benefit obligation at beginning of year                 $26,803           $26,390
      Service cost                                              1,477             1,300
      Interest cost                                             1,812             1,847
      Amendments                                                    -               177
      Actuarial gains and loss                                    837               369
      Foreign currency exchange rate changes                   (1,294)             (954)
      Benefits paid                                            (2,393)           (2,326)
      Curtailment                                                 (54)                -
                                                              -------           -------
        Benefit obligation at end of year                      27,188            26,803
                                                              -------           -------

      Change in plan assets:
      Fair value of plan assets at beginning of year           34,119            34,034
      Foreign currency exchange rate changes                   (1,822)           (1,334)
      Actual return on plan assets                              1,591             2,649
      Employer contributions                                    1,194             1,096
      Benefits paid                                            (2,393)           (2,326)
                                                              -------           -------
        Fair value of plan assets at end of year               32,689            34,119
                                                              -------           -------

      Funded status                                             5,501             7,316
      Unrecognized actuarial loss (gain)                        1,527              (155)
      Unrecognized prior service cost                             272               306
      Unrecognized transition asset                            (5,663)           (7,137)
                                                              -------           -------
        Net amount recognized                                 $ 1,637           $   330
                                                              =======           =======

     Amounts recognized in the consolidated
       balance sheet:
      Prepaid benefit cost                                    $ 2,404           $ 1,504
      Accrued benefit liability                                (1,283)           (1,490)
      Intangible asset                                            267               187
      Deferred tax asset                                           96                56
      Accumulated other comprehensive (income) loss               153                73
                                                              -------           -------
        Net amount recognized                                 $ 1,637           $   330
                                                              =======           =======


     Net pension expense for the plans included the following components (in thousands):

                                                                1998              1997        1996
                                                                ----              ----        ----
      Service cost                                            $ 1,477           $ 1,300     $ 1,113
      Interest cost on projected benefit obligation             1,812             1,847       1,179
      Expected return on plan assets                           (2,814)           (3,278)     (1,571)
      Net amortization and deferral                              (377)               31         266
                                                              -------           -------     -------
      Net periodic pension cost (income)                      $    98           $  (100)    $   987
                                                              =======           =======     =======

                     MAIL-WELL, INC. AND SUBSIDIARIES
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     The significant assumptions used as of December 31 in computing the net pension expense and funded status information shown above are as follows:

                                                              1998              1997        1996
                                                              ----              ----        ----
      Weighted average discount rate                      6.75 - 7.5%       7.25 - 7.5%   7 - 8.75%
      Expected long-term rate of return on assets         8.75 - 9.5%        8.7 - 9%      8.5%
      Rate of compensation increase                          2 - 4%            2 - 4%     4 - 5%

     The aggregate accumulated benefit obligation and aggregate fair value of plan assets for pension plans with accumulated benefit obligations in excess of plan assets were $5,355,000 and $4,089,000, respectively, as of December 31, 1998. The aggregate accumulated benefit obligation and aggregate fair value of plans assets for pension plans with accumulated benefit obligations in excess of plan assets were $4,057,000 and $3,035,000 , respectively, as of December 31, 1997.

     Certain other U.S. employees covered by union agreements are included in multi-employer pension plans to which the Company makes contributions in accordance with the contractual union agreements. Such contributions are made on a monthly basis in accordance with the requirements of the plans and the actuarial computations and assumptions of the administrators of the plans. Contributions to such multi-employer plans were $1,070,000, $1,877,000 and $989,000 for 1998, 1997 and 1996, respectively.
     Benefits and net asset data for these multi-employer pension plans for union employees are not available.

     401(k) PLANS - The Company has several employee savings plans which are designed to qualify under Section 401(k) of the Internal Revenue Code. All U.S. salaried and non-union hourly employees who meet the eligibility requirements are covered under one of these plans. In addition, U.S. employees covered by union agreements where these benefits have been collectively bargained are also covered by one of these plans. Each of the plans allows eligible employees to make salary reduction contributions. The provisions of certain plans include mandatory or discretionary contributions by the Company. Amounts charged to expense in connection with Company contributions were $4,119,000, $3,159,000 and $2,765,000 for the years ended December 31, 1998, 1997 and 1996, respectively.

     INCENTIVE COMPENSATION - The Company has established Incentive Compensation Plans covering full time employees and executive officers of certain subsidiaries. The amount of incentive compensation is based on the consolidated results of the Company and on the results and performance measures of various subsidiaries. Compensation expense under these plans was $5,553,000, $927,000 and $1,268,000 for the years ended
     December 31, 1998, 1997 and 1996, respectively. Prior to the mergers, certain businesses of the Commercial Printing Group maintained profit sharing plans. Aggregate compensation expense under these plans was $1,009,000 and $1,064,000 for the years ended December 31, 1997 and 1996, respectively.

     EMPLOYEE STOCK OWNERSHIP PLAN - See Note 11.

11.  RESTRUCTURING AND OTHER UNUSUAL CHARGE

     RESTRUCTURING CHARGES

     In November 1998, the Company committed to implement a restructuring program affecting the Envelopes and Commercial
     Printing segments and recorded a pre-tax provision of $15,961,000, of which $11,699,000 represents non-cash charges for asset write-offs and impairments, primarily machinery and equipment. Impairment losses were calculated based on the excess of the carrying amount of the assets over the assets' fair values. The fair value of an asset is generally determined based on recent comparable sales and independent quotes from the used equipment market. The remaining $4,262,000 is for severance, other termination benefits and property exit costs, including noncancelable operating leases. These charges are a result of the regionalization of the Company's U.S. Envelopes operations and reorganization of the Company's Commercial Printing operations, primarily in the Northwest. The Company also incurred $761,000 of restructuring costs relating to the relocation of personnel, equipment and inventory which under generally accepted accounting principles cannot be accrued up front as part of the Company's restructuring initiative. These costs are also included in "Restructuring and other unusual charge"

                     MAIL-WELL, INC. AND SUBSIDIARIES
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     in the consolidated statements of operations. Severance costs for the 616 personnel included in the restructuring provision resulted from regionalizing special manufacturing operations (490 personnel) and administrative functions (126 personnel) in various locations of the Company's U.S. operations. Approximately 178 personnel had been terminated by the end of 1998 and the remaining terminations are expected to be completed by mid 1999.

     The following table summarizes the costs associated with the restructuring program (in thousands):

                                          Asset          Severance &   Property
                                       Write-Downs      Related Costs Exit Costs       Total
                                       -----------      ------------- ----------       -----
Envelopes
Initial reserve                          $ 8,912            $2,825      $  500        $12,237
Utilized in 1998                           8,912               433          26          9,371
                                         -------            ------      ------        -------
Balance 12/31/98                         $     -            $2,392      $  474        $ 2,866
                                         =======            ======      ======        =======


Commercial Printing
Initial reserve                          $ 2,787            $   82      $  855        $ 3,724
Utilized in 1998                           2,787                82          55          2,924
                                         -------            ------      ------        -------
Balance 12/31/98                         $     -            $    -      $  800        $   800
                                         =======            ======      ======        =======

Total
Initial reserve                          $11,699            $2,907      $1,355        $15,961
Utilized in 1998                          11,699               515          81         12,295
                                         -------            ------      ------        -------
Balance 12/31/98                         $     -            $2,392      $1,274        $ 3,666
                                         =======            ======      ======        =======


     EMPLOYEE STOCK OWNERSHIP PLAN ("ESOP")

     In 1994, the Company established an ESOP for certain U.S. employees. The ESOP borrowed monies from the Company to purchase 3,896,544 shares of Company common stock. These shares are held in trust and are committed to be issued to employees' accounts in the ESOP. Compensation expense under a leveraged ESOP is based on the annual average market value of shares allocated to participants; however, the tax deduction is based on the original cost of the shares. This results in rising compensation expense as the market value of the shares increases. In addition, a significant portion of the compensation expense is not deductible for tax purposes; thereby raising the Company's effective tax rate. As a result, in October 1998, the ESOP debt was extinguished and the Company committed to release all shares of stock held by the ESOP to plan participants effectively terminating the leveraged ESOP. This resulted in the commitment to issue 1.4 million previously unallocated shares at a non-cash, pre-tax cost of $12.2 million. The Company plans to replace this leveraged ESOP with a non-leveraged ESOP.

     The loan obligation of the ESOP was considered an unearned employee benefit expense and, as such, was recorded as a reduction of the Company's shareholders' equity. The Company's contributions to the ESOP were used to repay the loan principal and interest. Both the loan obligation and the unearned benefit expense were reduced by the amount of loan principal repayments made by the ESOP. Amounts charged to expense were $14,326,000 (including the $12.2 million one-time charge discussed above), $2,614,000 and $1,973,000 for the years ended December 31, 1998,
     1997 and 1996, respectively.

     At December 31, 1998 and 1997 the ESOP held the following shares of common stock:

                                                                                1998        1997
                                                                                ----        ----

      Shares allocated to participant accounts                                2,238,758   2,019,312
      Shares committed to be allocated to participant
        accounts in connection with current year contribution                 1,657,786     219,446
      Unallocated shares held for future years contributions                          -   1,657,786
                                                                              ---------   ---------
      Total                                                                   3,896,544   3,896,544
                                                                              =========   =========

                      MAIL-WELL, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     The fair market value of the unallocated shares of common stock held for future contributions was $31,394,000 at December 31, 1997.

12.  SEGMENT INFORMATION

     In 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). SFAS 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. Generally, financial information is required to be reported on the basis that it is used internally for evaluating segment performance and deciding how to allocate resources to segments. Additionally, segment information for all periods has been restated to reflect the mergers of the Commercial Printing Group as discussed in Note 2.

     The Company's operating segments prepare separate financial information that is evaluated regularly by the Chief Operating Officer in assessing performance and deciding how to allocate resources. Corporate expenses include the costs of maintaining a corporate office. The Company does not allocate corporate overhead, interest (income) expense, amortization expense, gains and losses on disposal of assets or income taxes by segment in assessing performance. Operating segments of the Company are defined primarily by product line and consist of Envelopes, Commercial Printing, Printing for Distributors and Labels. The latter two segments were added via acquisitions in the first quarter of 1998. The Envelopes segment prints and manufactures envelopes designed to customer specifications. The Commercial Printing segment specializes in printing advertising literature, high-end catalogs, annual reports, calendars and computer instruction books and provides a broad range of printing and graphic arts services primarily to the advertising industry. The Printing for Distributors segment prints a diverse line of custom products addressing the business documents needs of small and medium-sized end users. The Labels segment is a leading supplier of labels to the North American food and beverage markets. Early in 1999, the Company combined the High Impact Color Printing segment with the Commercial Printing Group under one organization, now called the Commercial Printing segment. Segment information for all periods has been restated to reflect this combination. Intersegment sales from 1996 through 1998 were insignificant. Segment information as of and for the years ended December 31, 1998, 1997 and 1996 is presented below:

                                                                          DECEMBER 31,
(IN THOUSANDS)                                              1998              1997              1996
                                                            ----              ----              ----
NET SALES:
 Envelopes                                              $  795,881        $  709,531          $638,153
 Commercial Printing <Fa>                                  522,801           353,977           306,341
 Printing for Distributors <Fa>                            113,590            10,429                 -
 Labels                                                     72,414                 -                 -
                                                        ----------        ----------          --------
 Total                                                  $1,504,686        $1,073,937          $944,494
                                                        ==========        ==========          ========
OPERATING INCOME (LOSS):
 Envelopes                                              $   88,241        $   82,212          $ 68,440
 Commercial Printing <Fa>                                   34,519            20,273            15,341
 Printing for Distributors <Fa>                              8,943               532                 -
 Labels                                                      4,280                 -                 -
 Corporate <Fc>                                            (49,103)          (17,189)          (13,649)
                                                        ----------        ----------          --------
   Total                                                $   86,880        $   85,828          $ 70,132
                                                        ==========        ==========          ========

                     MAIL-WELL, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


                                                                          DECEMBER 31,
(IN THOUSANDS)                                              1998              1997              1996
                                                            ----              ----              ----
IDENTIFIABLE ASSETS:
 Envelopes                                              $  674,773         $ 544,632          $398,993
 Commercial Printing <Fa>                                  421,017           221,781           208,056
 Printing for Distributors <Fa>                            106,698             5,437                 -
 Labels                                                     96,029                 -                 -
 Corporate <Fb>                                           (170,561)         (100,439)          (55,063)
                                                        ----------         ---------          --------
   Total                                                $1,127,956         $ 671,411          $551,986
                                                        ==========         =========          ========
DEPRECIATION AND AMORTIZATION:
 Envelopes                                              $   13,500         $  11,249          $ 10,594
 Commercial Printing <Fa>                                   12,231            10,254            11,183
 Printing for Distributors <Fa>                              1,830               365                 -
 Labels                                                      3,117                 -                 -
 Corporate                                                   8,962             4,505             4,172
                                                        ----------         ---------          --------
   Total                                                $   39,640         $  26,373          $ 25,949
                                                        ==========         =========          ========
CAPITAL EXPENDITURES:
 Envelopes                                              $   44,450         $  22,263          $ 13,142
 Commercial Printing <Fa>                                   33,883            12,397             8,897
 Printing for Distributors <Fa>                              3,932             2,178                 -
 Labels                                                      5,070                 -                 -
                                                        ----------         ---------          --------
   Total                                                $   87,335         $  36,838          $ 22,039
                                                        ==========         =========          ========

<Fa> As a result of the 1998 acquisition of Poser,
     the 1997 results of IPC Graphics were
     reclassified from Commercial Printing to the Printing for Distributors segment.
<Fb> Corporate identifiable assets include inter-
     company balances and adjustments for the accounts receivable securitization and certain significant operating leases. This is done to reflect the return on assets employed within each segment on a consistent basis.
<Fc> The restructuring charges discussed in Note
     11 and the merger costs related to segments, but they were not considered by the chief operating decision maker in deciding how to allocate resources and thus, have been included in the Corporate operating loss.

Geographic information as of and for the years ended December 31, 1998, 1997 and 1996 is presented below:

                                                   DECEMBER 31,
(IN THOUSANDS)                           1998           1997            1996
                                         ----           ----            ----
NET SALES:
   U.S.                               $1,350,197     $  958,644       $857,566
   Canada                                154,489        115,293         86,928
                                      ----------     ----------       --------
   Total                              $1,504,686     $1,073,937       $944,494
                                      ==========     ==========       ========
IDENTIFIABLE ASSETS:
   U.S.                               $  909,550     $  576,209       $453,209
   Canada                                218,406         95,202         98,777
                                      ----------     ----------       --------
   Total                              $1,127,956     $  671,411       $551,986
                                      ==========     ==========       ========

                     MAIL-WELL, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

13. SUMMARY QUARTERLY FINANCIAL INFORMATION (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS) (UNAUDITED)

                                                            QUARTER ENDED
                                        12/31/98       9/30/98        6/30/98        3/31/98
                                        --------       -------        -------        -------

   Net sales                            $431,750       $404,143       $350,059       $318,734
   Gross profit                           94,217         85,622         70,427         69,047
   (Loss) income before
     extraordinary item                   (7,714)        12,723         11,299          9,533
   Extraordinary item                     (4,132)             -              -              -
   Net (loss) income                    $(11,846)      $ 12,723       $ 11,299       $  9,533
   Earnings (loss) per share - basic:
     (Loss) income per share before
       extraordinary item               $  (0.16)      $   0.27       $   0.24       $   0.22
     Extraordinary item per share          (0.09)             -              -              -
     Net (loss) income per share        $  (0.25)      $   0.27       $   0.24       $   0.22

   Earnings (loss) per share - diluted:
     (Loss) income per share before
       extraordinary item               $  (0.16)      $   0.25       $   0.22       $   0.20
     Extraordinary item per share          (0.09)             -              -              -
     Net (loss) income per share        $  (0.25)      $   0.25       $   0.22       $   0.20

                                                             QUARTER ENDED
                                        12/31/97       9/30/97        6/30/97        3/31/97
                                        --------       -------        -------        -------

   Net sales                            $291,229       $278,794       $250,474       $253,440
   Gross profit                           66,363         60,778         56,990         55,594
   Income before extraordinary item       10,429          8,820          8,875          6,852
   Extraordinary item                     (6,100)             -              -              -
   Net income                           $  4,329       $  8,820       $  8,875       $  6,852
   Earnings (loss) per share - basic:
     Income per share before
      extraordinary item                $   0.26       $   0.22       $   0.22       $   0.17
     Extraordinary item per share          (0.15)             -              -              -
     Net income per share               $   0.11       $   0.22       $   0.22       $   0.17

   Earnings (loss) per share - diluted:
     Income per share before
      extraordinary item                $   0.23       $   0.21       $   0.21       $   0.17
     Extraordinary item per share          (0.13)             -              -              -
     Net income per share               $   0.10       $   0.21       $   0.21       $   0.17

   The results for the three months ended March 31, 1998 have been restated from those previously reported on Form 10-Q to reflect the mergers discussed in Note 2.

   See Notes 5 and 11 for discussion of material items which impacted the results of the fourth quarter of 1998.

                    MAIL-WELL, INC. AND SUBSIDIARIES
        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

14. CONDENSED CONSOLIDATING FINANCIAL INFORMATION

    In December 1998, MWI ("Issuer") issued 8 3/4% Senior Subordinated Notes ("Senior Notes") due in 2008 (see Note 5). The Senior Notes are guaranteed by all of the U.S. subsidiaries (the "Guarantor Subsidiaries") of MWI, all of which are wholly owned, and by Mail-Well, Inc. ("Parent Guarantor"). The guarantees are joint and several, full, complete and unconditional. There are no restrictions on the ability of the Guarantor Subsidiaries to transfer funds to MWI in the form of cash dividends, loans or advances, other than ordinary legal restrictions under corporate law, fraudulent transfer and bankruptcy laws.

    The following condensed consolidating financial information illustrates the composition of the Parent Guarantor, Issuer, Guarantor Subsidiaries and non-guarantor subsidiaries. Management has determined that separate complete financial statements would not provide additional material information that would be useful in assessing the financial composition of the Guarantor Subsidiaries.

    Investments in subsidiaries are accounted for under the equity method, wherein the investor company's share of earnings and income taxes applicable to the assumed distribution of such earnings are included in net income. In addition, investments increase in the amount of permanent contributions to subsidiaries and decrease in the amount of distributions from subsidiaries. The elimination entries eliminate the equity method investment in subsidiaries and the equity in earnings of subsidiaries, intercompany payables and receivables and other transactions between subsidiaries.


                                                MAIL-WELL, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                         CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS
                                                  Year Ended December 31, 1998
                                                         (in thousands)


                                                                             Combined       Combined
                                                Parent                       Guarantor    Nonguarantor
                                              Guarantor         Issuer     Subsidiaries   Subsidiaries      Elim.      Consolidated
                                              ---------         ------     ------------   ------------      -----      ------------
NET SALES                                      $     -         $425,156      $925,041       $155,142       $   (653)    $1,504,686

COST OF SALES                                        -          337,468       737,318        111,240           (653)     1,185,373
                                               -------         --------      --------       --------       --------     ----------

GROSS PROFIT                                         -           87,688       187,723         43,902              -        319,313

OTHER OPERATING COSTS
Selling, administrative and other                1,127           60,415       118,309         20,342              -        200,193
Restructuring and other unusual charge               -           28,846            76              -              -         28,922
Merger costs                                         -                -         3,318              -              -          3,318
                                               -------         --------      --------       --------       --------     ----------
    Total Other Operating Costs                  1,127           89,261       121,703         20,342              -        232,433
                                               -------         --------      --------       --------       --------     ----------

OPERATING INCOME (LOSS)                         (1,127)          (1,573)       66,020         23,560              -         86,880

OTHER (INCOME) EXPENSE
Interest expense                                 7,833           27,734         5,845          5,568         (8,853)        38,127
Other (income) expense                          (8,853)            (435)         (519)           (82)         8,853         (1,036)
                                               -------         --------      --------       --------       --------     ----------

INCOME (LOSS) BEFORE INCOME
  TAXES AND EQUITY IN
  UNDISTRIBUTED EARNINGS OF
  SUBSIDIARIES AND
  EXTRAORDINARY ITEM                              (107)         (28,872)       60,694         18,074              -         49,789

PROVISION FOR
  INCOME TAXES                                       -          (13,887)       30,795          7,040              -         23,948
                                               -------         --------      --------       --------       --------     ----------

INCOME (LOSS) BEFORE EQUITY
  IN UNDISTRIBUTED EARNINGS
  OF SUBSIDIARIES AND
  EXTRAORDINARY ITEM                              (107)         (14,985)       29,899         11,034              -         25,841

EQUITY IN UNDISTRIBUTED
  EARNINGS OF SUBSIDIARIES                      21,816           40,933        11,034              -        (73,783)             -
                                               -------         --------      --------       --------       --------     ----------

INCOME BEFORE
  EXTRAORDINARY ITEM                            21,709           25,948        40,933         11,034        (73,783)       (25,841)

EXTRAORDINARY ITEM                                   -           (4,132)            -              -              -         (4,132)
                                               -------         --------      --------       --------       --------     ----------

NET INCOME                                     $21,709         $ 21,816      $ 40,933       $ 11,034       $(73,783)    $   21,709
                                               =======         ========      ========       ========       ========     ==========



                                                MAIL-WELL, INC. AND SUBSIDIARIES
                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                         CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS
                                                  Year Ended December 31, 1997
                                                         (in thousands)




                                                                            Combined       Combined
                                               Parent                       Guarantor    Nonguarantor
                                             Guarantor         Issuer     Subsidiaries   Subsidiaries       Elim.      Consolidated
                                             ---------         ------     ------------   ------------       -----      ------------
NET SALES                                     $     -         $369,394      $589,250       $115,293       $      -      $1,073,937

COST OF SALES                                       -          290,671       463,817         79,724              -         834,212
                                              -------         --------      --------       --------       --------      ----------

GROSS PROFIT                                        -           78,723       125,433         35,569              -         239,725

OTHER OPERATING COSTS                             269           56,965        79,403         17,260              -         153,897
                                              -------         --------      --------       --------       --------      ----------

OPERATING INCOME (LOSS)                          (269)          21,758        46,030         18,309              -          85,828

OTHER (INCOME) EXPENSE
Interest expense                                  634           16,332         9,672          3,519              -          30,157
Other (income) expense                             (4)            (761)       (1,031)          (292)             -          (2,088)
                                              -------         --------      --------       --------       --------       ---------

INCOME (LOSS) BEFORE INCOME
  TAXES AND EQUITY IN
  UNDISTRIBUTED EARNINGS OF
  SUBSIDIARIES AND
  EXTRAORDINARY ITEM                             (899)           6,187        37,389         15,082              -          57,759

PROVISION FOR
  INCOME TAXES                                      -            2,438        14,358          5,987              -          22,783
                                              -------         --------      --------       --------       --------      ----------

INCOME (LOSS) BEFORE EQUITY
  IN UNDISTRIBUTED EARNINGS
  OF SUBSIDIARIES AND
  EXTRAORDINARY ITEM                             (899)           3,749        23,031          9,095              -          34,976

EQUITY IN UNDISTRIBUTED
  EARNINGS OF SUBSIDIARIES                     29,775           28,791         8,202              -        (66,768)              -
                                              -------         --------      --------       --------       --------      ----------

INCOME BEFORE
  EXTRAORDINARY ITEM                           28,876           32,540        31,233          9,095        (66,768)         34,976

EXTRAORDINARY ITEM                                  -           (2,765)       (2,442)          (893)             -          (6,100)
                                              -------         --------      --------       --------       --------      ----------
NET INCOME                                    $28,876         $ 29,775      $ 28,791       $  8,202       $(66,768)     $   28,876
                                              =======         ========      ========       ========       ========      ==========

                                               MAIL-WELL, INC. AND SUBSIDIARIES
                                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                        CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS
                                                 Year Ended December 31, 1996
                                                        (in thousands)




                                                                 Combined     Combined
                                         Parent                  Guarantor   Nonguarantor
                                       Guarantor       Issuer  Subsidiaries  Subsidiaries   Elim.    Consolidated
                                       ---------       ------  ------------  ------------   -----    ------------
NET SALES                               $     -       $349,038   $508,528      $86,928    $      -     $944,494

COST OF SALES                                 -        277,056    402,589       61,020           -      740,665
                                        -------       --------   --------      -------    --------     --------

GROSS PROFIT                                  -         71,982    105,939       25,908           -      203,829

OTHER OPERATING COSTS                       128         51,306     69,275       12,988           -      133,697
                                        -------       --------   --------      -------    --------     --------

OPERATING INCOME (LOSS)                    (128)        20,676     36,664       12,920           -       70,132

OTHER (INCOME) EXPENSE
Interest expense                              -         27,328      3,289        4,252           -       34,869
Other (income) expense                       (1)           140          8          331           -          478
                                        -------       --------   --------      -------    --------     --------

INCOME (LOSS) BEFORE INCOME
  TAXES AND EQUITY IN
  UNDISTRIBUTED EARNINGS OF
  SUBSIDIARIES                             (127)        (6,792)    33,367        8,337           -       34,785

PROVISION FOR
  INCOME TAXES                                1         (2,662)    12,675        3,613           -       13,627
                                        -------       --------   --------      -------    --------     --------

INCOME (LOSS) BEFORE
  EQUITY IN UNDISTRIBUTED
  EARNINGS OF SUBSIDIARIES                 (128)        (4,130)    20,692        4,724           -       21,158

EQUITY IN UNDISTRIBUTED
  EARNINGS OF SUBSIDIARIES               21,286         25,416      4,724            -     (51,426)           -
                                        -------       --------   --------      -------    --------     --------
NET INCOME                              $21,158       $ 21,286   $ 25,416      $ 4,724    $(51,426)    $ 21,158
                                        =======       ========   ========      =======    ========     ========


                                               MAIL-WELL, INC. AND SUBSIDIARIES
                                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                    CONSOLIDATING CONDENSED STATEMENT OF FINANCIAL POSITION
                                                       December 31, 1998
                                                        (in thousands)


                                                                 Combined     Combined
                                        Parent                   Guarantor  Nonguarantor
                                       Guarantor       Issuer  Subsidiaries Subsidiaries    Elim.     Consolidated
                                       ---------       ------  ------------ ------------    -----     ------------
CURRENT ASSETS
Cash and cash equivalents               $     -       $  6,952   $ (7,311)    $  1,734   $         -   $    1,375
Receivables, net                              -         14,308     95,847       25,768             -      135,923
Investment in accounts receivable
     Securitization                           -          5,412     36,257            -                     41,669
Accounts receivable - other                   -         47,889     18,308        1,112       (43,908)      23,401
Inventories, net                              -         39,267     60,286       14,578             -      114,131
Note receivable from Issuer             147,436              -          -            -      (147,436)           -
Other current assets                        116          8,515      7,935        2,785             -       19,351
                                       --------       --------   --------     --------   -----------   ----------
     Total current assets               147,552        122,343    211,322       45,977      (191,344)     335,850

INVESTMENT IN SUBSIDIARIES              301,447        609,661     76,104            -      (987,212)           -
PROPERTY, PLANT AND
     EQUIPMENT, NET                           -        121,733    249,002       66,997             -      437,732
GOODWILL, NET                                 -         59,900    210,067       52,182             -      322,149
OTHER ASSETS, NET                         3,902         13,111     15,155           57             -       32,225
                                       --------       --------   --------     --------   -----------   ----------
TOTAL                                  $452,901       $926,748   $761,650     $165,213   $(1,178,556)  $1,127,956
                                       ========       ========   ========     ========   ===========   ==========

CURRENT LIABILITIES
Accounts payable                       $      -      $  18,171   $ 56,441    $  12,411   $         -    $  87,023
Accrued compensation and vacation             -         12,320     23,926        5,155             -       41,401
Other current liabilities                 1,476         26,759     27,668       35,197       (43,908)      47,192
Note payable to Parent                        -        147,436          -            -      (147,436)           -
Current portion of long-term debt
     and capital leases                       -              5      2,796        5,235             -        8,036
                                       --------       --------   --------     --------   -----------   ----------
     Total current liabilities            1,476        204,691    110,831       57,998      (191,344)     183,652

LONG-TERM DEBT AND
     CAPITAL LEASES                     152,050        393,004     15,415       22,958             -      583,427

DEFERRED INCOME TAXES                         -         19,890     20,078        7,566             -       47,534
OTHER LONG-TERM
     LIABILITIES                              -          4,216      5,665          587             -       10,468
                                       --------       --------   --------     --------   -----------   ----------
     Total liabilities                  153,526        680,800     92,990       89,109      (191,344)     825,081
MINORITY INTEREST                             -          3,500          -            -             -        3,500
SHAREHOLDERS' EQUITY                    299,375        301,447    609,661       76,104      (987,212)     299,375
                                       --------       --------   --------     --------   -----------   ----------
TOTAL                                  $452,901       $926,748   $761,650     $165,213   $(1,178,556)  $1,127,956
                                       ========       ========   ========     ========   ===========   ==========

                                             MAIL-WELL, INC. AND SUBSIDIARIES
                                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                  CONSOLIDATING CONDENSED STATEMENT OF FINANCIAL POSITION
                                                     December 31, 1997
                                                      (in thousands)

                                                                 Combined     Combined
                                         Parent                  Guarantor  Nonguarantor
                                       Guarantor       Issuer  Subsidiaries Subsidiaries   Elim.     Consolidated
                                       ---------       ------  ------------ ------------   -----     ------------
CURRENT ASSETS
Cash and cash equivalents              $    256       $ 41,483   $   (920)     $    92   $       -     $ 40,911
Receivables, net                              -          6,393     42,296       16,269           -       64,958
Investment in accounts receivable
  securitization                              -          3,097     19,222            -           -       22,319
Accounts receivable - other                   -          6,080      3,375          852           -       10,307
Inventories, net                              -         41,472     34,066       10,730           -       86,268
Note receivable from Issuer             147,436              -          -            -    (147,436)           -
Other current assets                        129          5,418      2,921        1,667           -       10,135
                                       --------       --------   --------      -------   ---------     --------
  Total current assets                  147,821        103,943    100,960       29,610    (147,436)     234,898

INVESTMENT IN SUBSIDIARY                174,226        259,599     20,680            -    (461,466)           -
PROPERTY, PLANT AND
  EQUIPMENT, NET                              -        110,290    124,170       28,337           -      262,797
GOODWILL, NET                                 -         45,192     72,685       36,050           -      153,927
OTHER ASSETS, NET                         4,927          4,865      9,997            -           -       19,789
                                       --------       --------   --------      -------   ---------     --------
TOTAL                                  $326,974       $523,889   $328,492      $93,997   $(608,902)    $671,411
                                       ========       ========   ========      =======   =========     ========

CURRENT LIABILITIES
Accounts payable                       $      -       $ 20,320   $ 29,170      $ 4,151   $       -     $ 53,641
Accrued compensation and vacation             -         13,675     15,428        3,626           -       32,729
Other current liabilities                 3,104         62,565    (37,868)       4,752           -       32,553
Note payable to Parent                        -        147,436          -            -    (147,436)           -
Current portion of long-term debt
  and capital leases                          -             79      9,725          729           -       10,533
                                       --------       --------   --------      -------   ---------     --------
  Total current liabilities               3,104        244,075     16,455       13,258    (147,436)     129,456

LONG-TERM DEBT AND
  CAPITAL LEASES                        152,050         85,008     37,879       55,420           -      330,357
OTHER LONG-TERM
  LIABILITIES                                 -         17,080     14,559        4,639           -       36,278
                                       --------       --------   --------      -------   ---------     --------
  Total liabilities                     155,154        353,124     61,932       73,317           -      496,091
MINORITY INTEREST                             -          3,500          -            -           -        3,500
SHAREHOLDERS' EQUITY                    171,820        174,226    259,599       20,680    (461,466)     171,820
                                       --------       --------   --------      -------   ---------     --------
TOTAL                                  $326,974       $523,889   $328,492      $93,997   $(608,902)    $671,411
                                       ========       ========   ========      =======   =========     ========


                                               MAIL-WELL, INC. AND SUBSIDIARIES
                                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                        CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS
                                                       December 31, 1998
                                                        (in thousands)

                                                                  Combined       Combined
                                         Parent                   Guarantor    Nonguarantor
                                       Guarantor       Issuer   Subsidiaries   Subsidiaries   Elim.    Consolidated
                                       ---------       ------   ------------   ------------   -----    ------------
CASH FLOWS FROM OPERATING
  ACTIVITIES                           $  1,631      $  76,422   $  45,781      $ (30,756)  $       -    $  93,078

CASH FLOWS FROM INVESTING
  ACTIVITIES
Acquisition costs, net of cash
  acquired                                    -         (9,390)   (308,293)       (33,920)          -     (351,603)
Capital expenditures                          -        (25,327)    (48,035)       (13,973)          -      (87,335)
Investment in subsidiaries              (92,336)      (310,000)    (34,000)             -     436,336            -
Other investing activities               (1,887)        10,760         233            555           -        9,661
                                        -------      ---------   ---------      ---------   ---------    ---------
  Net cash used in investing
    activities                          (94,223)      (333,957)   (390,095)       (47,338)    436,336     (429,277)
                                       --------      ---------   ---------      ---------   ---------    ---------

CASH FLOWS FROM FINANCING
  ACTIVITIES
Changes due to accounts receivable
  securitization, net                         -         (2,315)    (17,035)             -           -      (19,350)
Net proceeds from common
  stock issuance                         92,336              -           -              -           -       92,336
Proceeds from long term debt                  -        592,556       1,067        205,488           -      799,111
Repayments of long-term debt-
  and capital lease obligations               -       (358,139)    (44,621)      (153,976)          -     (556,736)
Investment by parent                          -              -     402,336         34,000    (436,336)           -
Other financing activities                    -         (9,098)     (3,824)             -           -      (12,922)
                                       --------      ---------   ---------      ---------   ---------    ---------
  Net cash provided by financing
    activities                           92,336        223,004     337,923         85,512    (436,336)     302,439

EFFECT OF EXCHANGE RATE
  CHANGES ON CASH                             -              -           -         (5,776)          -       (5,776)
                                       --------      ---------   ---------      ---------   ---------    ---------
NET CHANGE IN CASH AND
  CASH EQUIVALENTS                         (256)       (34,531)     (6,391)         1,642           -      (39,536)
BALANCE AT BEGINNING
  OF YEAR                                   256         41,483        (920)            92           -       40,911
                                       --------      ---------   ---------      ---------   ---------    ---------
BALANCE AT END OF YEAR                 $      -      $   6,952   $  (7,311)     $   1,734   $       -    $   1,375
                                       ========      =========   =========      =========   =========    =========


                                               MAIL-WELL, INC. AND SUBSIDIARIES
                                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                        CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS
                                                       December 31, 1997
                                                        (in thousands)


                                                                  Combined     Combined
                                        Parent                   Guarantor  Nonguarantor
                                      Guarantor       Issuer   Subsidiaries Subsidiaries   Elim.    Consolidated
                                      ---------       ------   ------------ ------------   -----    ------------
CASH FLOWS FROM OPERATING
  ACTIVITIES                          $    (242)     $  51,016   $ 33,041     $ 10,594   $       -    $  94,409

CASH FLOWS FROM INVESTING
  ACTIVITIES
Acquisition costs, net of cash
  acquired                                    -        (20,979)   (61,878)         (17)          -      (82,874)
Capital expenditures                          -         (9,496)   (25,148)      (2,194)          -      (36,838)
Loan to Issuer                         (147,436)             -          -            -     147,436            -
Investment in subsidiaries                    -        (62,000)         -            -      62,000            -
Other investing activities                  252           (185)     1,346          404           -        1,817
                                      ---------      ---------   --------     --------   ---------    ---------
  Net cash used in investing
    activities                         (147,184)       (92,660)   (85,680)      (1,807)    209,436     (117,895)
                                      ---------      ---------   --------     --------   ---------    ---------

CASH FLOWS FROM FINANCING
  ACTIVITIES
Changes due to accounts receivable
  securitization, net                         -         (3,715)    (9,099)           -           -     (12,814)
Net proceeds from common
  stock issuance                            201              -      1,001            -           -        1,202
Proceeds from long term debt            147,436         67,197     12,419       60,000           -      287,052
Repayments of long-term debt-
  and capital lease obligations               -       (137,401)   (11,990)     (69,734)          -     (219,125)
Loan from Parent Guarantor                    -        147,436          -            -    (147,436)           -
Investment by parent                          -              -     62,000            -     (62,000)           -
Other financing activities                    -              -     (5,254)           -           -       (5,254)
                                      ---------      ---------   --------     --------   ---------    ---------
  Net cash provided by (used in)
    financing activities                147,637         73,517     49,077       (9,734)   (209,436)      51,061

EFFECT OF EXCHANGE RATE
  CHANGES ON CASH                             -              -          -        1,039           -        1,039
                                      ---------      ---------   --------     --------   ---------    ---------
NET CHANGE IN CASH AND
  CASH EQUIVALENTS                          211         31,873     (3,562)          92           -       28,614
BALANCE AT BEGINNING
  OF YEAR                                    45          9,610      2,642            -           -       12,297

                                      ---------      ---------   --------     --------   ---------    ---------
BALANCE AT END OF YEAR                $     256      $  41,483   $   (920)    $     92   $       -    $  40,911
                                      =========      =========   ========     ========   =========    =========


                                               MAIL-WELL, INC. AND SUBSIDIARIES
                                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                        CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS
                                                       December 31, 1996
                                                        (in thousands)

                                                                  Combined     Combined
                                          Parent                 Guarantor  Nonguarantor
                                        Guarantor      Issuer  Subsidiaries Subsidiaries    Elim.    Consolidated
                                        ---------      ------  ------------ ------------    -----    ------------
CASH FLOWS FROM OPERATING
  ACTIVITIES                               $(14)     $ 124,494   $(17,322)    $(11,840)   $      -    $  95,318

CASH FLOWS FROM INVESTING
  ACTIVITIES
Acquisition costs, net of cash
  acquired                                    -        (27,710)   (16,058)     (20,548)          -      (64,316)
Capital expenditures                          -         (7,896)   (12,432)      (1,711)          -      (22,039)
Investment in subsidiaries                    -        (16,000)   (21,000)           -      37,000            -
Other investing activities                    -         33,421      1,265          668           -       35,354
                                           ----      ---------   --------     --------    --------    ---------
  Net cash used in
    investing activities                      -        (18,185)   (48,225)     (21,591)     37,000      (51,001)
                                           ----      ---------   --------     --------    --------    ---------

CASH FLOWS FROM FINANCING
  ACTIVITIES
Changes due to accounts receivable
  securitization, net                         -          1,238     60,257            -           -       61,495
Net proceeds from common
  stock issuance                             40              -        254            -           -          294
Proceeds from long term debt                  -        254,486      4,477       65,000           -      323,963
Repayments of long-term debt
  and capital lease obligations               -       (350,623)   (13,296)     (52,287)          -     (416,206)
Investment by parent                          -              -     16,000       21,000     (37,000)           -
Other financing activities                    -         (1,800)    (1,862)           -           -       (3,662)
                                           ----      ---------   --------     --------    --------    ---------
  Net cash provided by (used in)
    financing activities                     40        (96,699)    65,830       33,713     (37,000)     (34,116)

EFFECT OF EXCHANGE RATE
  CHANGES ON CASH                             -              -          -         (282)          -         (282)
                                           ----      ---------   --------     --------    --------    ---------
NET CHANGE IN CASH AND
  CASH EQUIVALENTS                           26          9,610        283            -           -        9,919
BALANCE AT BEGINNING
  OF YEAR                                    19              -      2,359            -           -        2,378
                                           ----      ---------   --------     --------    --------    ---------

BALANCE AT END OF YEAR                     $ 45      $   9,610   $  2,642     $      -    $      -    $  12,297
                                           ====      =========   ========     ========    ========    =========


MAIL-WELL, INC. (PARENT-ONLY FINANCIAL STATEMENTS)                                    SCHEDULE I
CONDENSED BALANCE SHEETS
(DOLLARS IN THOUSANDS)
------------------------------------------------------------------------------------------------
ASSETS                                                                    DECEMBER 31,
                                                                  1998                    1997
                                                                  ----                    ----
CURRENT ASSETS
   Cash                                                         $      -                $    256
   Other current assets                                              116                     129
   Note receivable from Mail-Well I Corporation                  147,436                 147,436
                                                                --------                --------
        Total current assets                                     147,552                 147,821
INVESTMENT IN SUBSIDIARY                                         301,447                 174,226

INTANGIBLE ASSETS (net of accumulated amortization
 of $1,109 and $150)                                               3,902                   4,772

OTHER ASSETS                                                           -                     155
                                                                --------                --------

TOTAL                                                           $452,901                $326,974
                                                                ========                ========


LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
   Payable to subsidiary                                        $    231                $  2,470
   Accrued interest                                                1,245                     634
                                                                --------                --------
        Total current liabilities                                  1,476                   3,104



CONVERTIBLE SUBORDINATED NOTES                                   152,050                 152,050
                                                                --------                --------
        Total liabilities                                        153,526                 155,154


COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY                                             299,375                 171,820
                                                                --------                --------
TOTAL                                                           $452,901                $326,974
                                                                ========                ========

See notes to condensed financial statements.

MAIL-WELL, INC. (PARENT-ONLY FINANCIAL STATEMENTS)                          SCHEDULE I
CONDENSED STATEMENTS OF OPERATIONS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------------
                                                     FOR THE YEAR ENDED DECEMBER 31,
                                                    1998           1997          1996
                                                    ----           ----          ----
OTHER OPERATING COSTS
   Administrative                                 $   168        $   172       $   109
   Amortization                                       959             97            19
                                                  -------        -------       -------
      Total other operating costs                   1,127            269           128
                                                  -------        -------       -------

OPERATING LOSS                                     (1,127)          (269)         (128)

OTHER (INCOME) EXPENSE
   Interest expense-debt                            7,833            634             -
   Interest income from subsidiary                 (8,846)             -             -
   Other income                                        (7)            (4)           (1)
                                                  -------        -------       -------
LOSS BEFORE INCOME TAXES                             (107)          (899)         (127)
                                                  -------        -------       -------

PROVISION FOR INCOME TAXES
   Current                                              -              -             -
   Deferred                                             -              -             1
                                                  -------        -------       -------

LOSS BEFORE EQUITY IN
   UNDISTRIBUTED EARNINGS OF SUBSIDIARY              (107)          (899)         (128)

EQUITY IN UNDISTRIBUTED EARNINGS
   OF SUBSIDIARY                                   21,816         29,775        21,286
                                                  -------        -------       -------

NET INCOME                                        $21,709        $28,876       $21,158
                                                  =======        =======       =======


See notes to condensed financial statements.

MAIL-WELL, INC. (PARENT-ONLY FINANCIAL STATEMENTS)                                                   SCHEDULE I
CONDENSED STATEMENTS OF CASH FLOWS
(DOLLARS IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------
                                                                             FOR THE YEAR ENDED DECEMBER 31,
                                                                           1998           1997           1996
                                                                           ----           ----           ----
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                             $ 21,709      $  28,876       $ 21,158
  Adjustments to reconcile net income to net cash provided by
   (used in) operating activities:
   Equity in undistributed earnings of subsidiary                         (21,816)       (29,775)       (21,286)
   Amortization                                                               959             97             19
   Deferred tax provision                                                       -              -              1
   Changes in operating assets and liabilities, net of effects of acquired businesses:
    Other working capital                                                     624            586            223
    Other assets                                                              155            (26)          (129)
                                                                         --------      ---------       --------
      Net cash provided by (used in) operating activities                   1,631           (242)           (14)
                                                                         --------      ---------       --------

CASH FLOWS FROM INVESTING ACTIVITIES
  Investment in subsidiary                                                (92,336)             -              -
  Other activity with subsidiary, net                                      (1,887)           252              -
  Issuance of note receivable from subsidiary                                   -       (147,436)             -
                                                                         --------      ---------       --------

      Net cash used in investing activities                               (94,223)      (147,184)             -

CASH FLOWS FROM FINANCING ACTIVITIES
  Net proceeds from common stock issuance                                  92,336            201             40
  Proceeds from issuance of convertible subordinated notes                      -        147,436              -
                                                                         --------      ---------       --------
      Net cash provided by financing activities                            92,336        147,637             40
                                                                         --------      ---------       --------

NET CHANGE IN CASH                                                           (256)           211             26
BALANCE AT BEGINNING OF YEAR                                                  256             45             19
                                                                         --------      ---------       --------

BALANCE AT END OF YEAR                                                   $      -      $     256       $     45
                                                                         ========      =========       ========

Stock issued for acquisitions                                            $  8,780      $   1,000       $      -


See notes to condensed financial statements.

MAIL-WELL, INC. (PARENT-ONLY FINANCIAL STATEMENTS)                  SCHEDULE I
CONDENSED SUPPLEMENTAL FINANCIAL INFORMATION OF THE REGISTRANT
NOTES TO CONDENSED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     PRINCIPLES OF CONSOLIDATION - The financial statements of Mail-Well, Inc. (the "Company") reflect the investment in Mail-Well I Corporation ("M-W Corp."), a wholly-owned subsidiary, using the equity method.

     INCOME TAXES - The provision for income taxes is based on income recognized for financial statement purposes. Deferred income taxes are recognized for the effects of temporary differences between such income and that recognized for income tax purposes. The Company files a consolidated U.S. income tax return with M-W Corp.

     RECLASSIFICATIONS - Certain reclassifications have been made to the 1996 and 1997 financial statements to conform to the 1998 presentation.

2.   CONSOLIDATED FINANCIAL STATEMENTS

     Reference is made to the Consolidated Financial Statements and related Notes of Mail-Well, Inc. and Subsidiaries included elsewhere herein for additional information.

3.   MERGERS

     Effective May 30, 1998, the Company completed its mergers with several commercial printing businesses. Reference is made to Note 2 to the consolidated Financial Statements. Pursuant to the merger agreements, each of the Commercial Printing Group businesses was merged with a subsidiary of the Company in exchange for shares of the Company's common stock. Each of the mergers has been accounted for under the pooling of interests method and, accordingly, these parent-only financial statements have been restated to include the investment in the merged businesses.

4.   NOTES RECEIVABLE

     During 1997, the Company loaned M-W Corp. $147,436,000 which is payable on demand and earns interest at 6% payable annually. The note is unsecured and is subordinate in right of payment to any and all other existing and future indebtedness of the Company.

5.   DEBT AND GUARANTEES

     Information on the debt of the Company is disclosed in Note 5 of the Notes to Consolidated Financial Statements of Mail-Well, Inc. and Subsidiaries included elsewhere herein. The Company has guaranteed all debt of M-W Corp. ($439.4 million outstanding at December 31, 1998, including current maturities) and certain other obligations arising in the ordinary course of business. The aggregate amounts of M-W Corp.'s debt maturities for the five years following 1998 are: 1999 - $8,036,000; 2000 - $13,566,000;
     2001 - $7,366,000; 2002 - $7,981,000; 2003 - $98,096,000; and
     $304,368,000 thereafter.

6.   DIVIDENDS RECEIVED

     No dividends have been received from M-W Corp. since the Company's inception. M-W Corp.'s ability to declare dividends to the Company is restricted by the terms of its bank credit agreements and the indenture relating to M-W Corp.'s Senior Subordinated Notes.


* * * * *

MAIL-WELL, INC. AND SUBSIDIARIES                                   SCHEDULE II
VALUATION AND QUALIFYING ACCOUNTS  <F1>
FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
(AMOUNTS IN THOUSANDS)

                                         FOR THE YEAR ENDED DECEMBER 31,
                                     1998              1997              1996
                                     ----              ----              ----
Balance at beginning of year       $ 3,795           $ 3,734           $ 2,671
Charged to costs and expenses        3,425             1,454             2,590
Charged to other accounts <F2>       3,065 <F3>          909 <F4>        1,236 <F5>
Deductions <F6>                     (3,558)           (2,302)           (2,763)
                                   -------           -------           -------
Balance at end of year             $ 6,727           $ 3,795           $ 3,734
                                   =======           =======           =======


<F1> Schedule has been restated to reflect the mergers of the
     Commercial Printing Group companies (see Note 2 to the consolidated financial statements included elsewhere herein) accounted for under the pooling of interests method.
<F2> Recoveries of accounts previously written off.
<F3> Includes the beginning balances of ($2,910) of the allowance for doubtful accounts for the companies acquired in 1998.
<F4> Includes the beginning balances ($643) of the allowance for doubtful accounts for the companies acquired in 1997.
<F5> Includes the beginning balances ($801) of the allowance for doubtful accounts for the companies acquired in 1996.
<F6> Accounts written off.

WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ABOUT THE COMPANY THAT IS DIFFERENT FROM, OR IN ADDITION TO, THAT CONTAINED IN THIS PROSPECTUS. THEREFORE, IF ANYONE DOES GIVE YOU INFORMATION OF THIS SORT, YOU SHOULD NOT RELY ON IT. IF YOU ARE IN A JURISDICTION WHERE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES OFFERED BY THIS PROSPECTUS IS UNLAWFUL, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE KINDS OF ACTIVITIES, THE OFFER PRESENTED IN THIS PROSPECTUS DOES NOT EXTEND TO YOU. THIS PROSPECTUS SPEAKS ONLY AS OF THE DATE OF THIS PROSPECTUS UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.



                      MAIL-WELL I CORPORATION



             8 3/4% Series B Senior Subordinated Notes
            due 2008 offered in exchange for outstanding
             8 3/4% Senior Subordinated Notes due 2008



The exchange offer will expire at 5:00 p.m., New York City time, on ____________, 1999, unless we extend it; provided we may not extend the exchange offer beyond ____________, 1999.


                        ___________________

                        P R O S P E C T U S
                        ___________________

                           March __, 1999

                            PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

   Section 145 of the Delaware General Corporation Law ("DGCL") empowers a Delaware corporation to indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

   Section 145 of the DGCL also provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification is permitted without judicial approval if the person is adjudged to be liable to the corporation. Where an person is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify such person against the expenses which such person actually and reasonably incurred.

   The Company's Certificate of Incorporation provides that the Company shall indemnify its officers and directors, and may indemnify its employees and agents, to the fullest extent permitted by the DGCL.

   Section 102(b)(7) of the DGCL permits a corporation's certificate of incorporation to include a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director for: (i) any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) transactions under Section 174 of the DGCL (unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) any transaction from which the director derived an improper personal benefit.

   The Company's Certificate of Incorporation provides that a director shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption is not permitted under the DGCL.

ITEM 21.     EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)     EXHIBITS

Exhibit
Number          Description of Exhibit
------          ----------------------

3.1<F*>         Certificate of Incorporation of Mail-Well Corporation.

3.2<F*> Certificate of Amendment of Certificate of Incorporation of Mail-Well Corporation.

3.3<F*> Certificate of Correction Filed to Correct Certain Error in the Certificate of Amendment of Mail-Well 1 Corporation Filed in the Office of the Secretary of State of Delaware on September 11, 1995.

3.4<F*>         Certificate of Change of Registered Agent and Registered
                Office.

3.5<F*>         Bylaws of the Company.

4.1 Form of Indenture between the Parent Company and The Bank of New York, as Trustee, dated November 1997, relating to the Parent Company's $152,050,000 aggregate principal amount of 5% Convertible Subordinated Notes due 2002--incorporated by reference from Exhibit 4.2 to the Parent Company's Amendment No. 2 to Form S-3 dated November 10, 1997 (Reg. No. 333-36337).

4.2 Form of Supplemental Indenture between the Parent Company and The Bank of New York, as Trustee, dated November 1997, relating to the Parent Company's $152,050,000 aggregate principal amount of 5% Convertible Subordinated Notes due 2002 and Form of Convertible Note--incorporated by reference from Exhibit 4.5 to the Parent Company's Amendment No. 2 to Form S-3 dated November 10, 1997 (Reg. No. 333-36337).

4.3 Indenture dated as of December 16, 1998 between the Company and State Street Bank and Trust Company, as Trustee, relating to the Company's $300,000,000 aggregate principal amount of 8 3/4% Senior Subordinated Notes due 2008-- incorporated by reference from Exhibit 4.4 to the Parent Company's Annual Report on Form 10-K for the year ended December 31, 1998, File No. 1-12551.

4.4 Form of Senior Subordinated Note--incorporated by reference from Exhibit 4.5 to the Parent Company's Annual Report on Form 10-K for the year ended December 31, 1998, File No. 1-12551.

5<F*> Opinion of Rothgerber Johnson & Lyons LLP re: legality of the Company's $300,000,000 aggregate principal amount of 8 3/4% Senior Subordinated Notes due 2008.

8<F*>           Opinion of Rothgerber Johnson & Lyons LLP re:  tax matters.

10.1 Form of Indemnity Agreement between the Parent Company and each of its officers and directors--incorporated by reference from Exhibit 10.17 of the Parent Company's Registration Statement on Form S-1 dated March 25, 1994.

10.2 Form of Indemnity Agreement between the Company and each of its officers and directors--incorporated by reference from
                Exhibit 10.18 of the Parent Company's Registration Statement on Form S-1 dated March 25, 1994.

10.3 Form of M-W Corp. Employee Stock Ownership Plan effective as of February 23, 1994 and related Employee Stock Ownership Plan Trust Agreement--incorporated by reference from Exhibit
                10.19 of the Parent Company's Registration Statement on Form S-1 dated March 25, 1994.

10.4 Form of M-W Corp. 401(k) Savings Retirement Plan-- incorporated by reference from Exhibit 10.20 of the Parent Company's Registration Statement on Form S-1 dated March 25, 1994.

10.5 Parent Company 1994 Stock Option Plan, as amended on May 7, 1997--incorporated by reference from Exhibit 10.56 of the Parent Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

10.6 Form of the Parent Company Incentive Stock Option Agreement --incorporated by reference from Exhibit 10.22 of the Parent Company's Registration Statement on Form S-1 dated March 25, 1994.

10.7 Form of the Parent Company Nonqualified Stock Option Agreement--incorporated by from Exhibit 10.23 of the Parent Company's Registration Statement on Form S-1 dated March 25, 1994.

10.8 Purchase and Contribution Agreement dated as of November 15, 1996, between the Company, Wisco Envelope Corp., Pavey Envelope and Tag Corp., Mail-Well West, Inc., Graphic Arts Center, Inc., Wisco III, L.L.C., Supremex, Inc., Innova Envelope, Inc., as Sellers, and Mail-Well Trade Receivables Corp., as Purchaser--incorporated by reference from Exhibit
                10.39 of the Parent Company's Annual Report on Form 10-K for the year ended December 31, 1996.

10.9 Mail-Well Receivables Master Trust Pooling and Servicing Agreement dated as of November 15, 1996 by and between Mail-Well Trade Receivables Corporation, Seller, Mail-Well I Corporation, Servicer, and Norwest Bank Colorado, National Association, Trustee--incorporated by reference from Exhibit
                10.40 of the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

10.10 Series 1996-1 Supplement dated as of November 15, 1996, to Pooling and Servicing Agreement, dated as of November 15, 1996, by and between Mail-Well Trade Receivables Corporation, Seller, the Company, Servicer, and Norwest Bank Colorado, National Association, as Trustee on behalf of the Series 1996-1 Certificateholders--incorporated by reference from Exhibit 10.41 of the Parent Company's Annual Report on Form 10-K for the year ended December 31, 1996.

10.11 Series 1996-1 Certificate Purchase Agreement dated as of November 15, 1996 among Mail-Well Trade Receivables Corporation, as Seller, Corporate Receivables Corporation, as Purchaser, Norwest Bank Colorado, National Association, as Trustee, and the Company, as Servicer--incorporated by reference from Exhibit 10.42 of the Parent Company's Annual Report on Form 10-K for the year ended December 31, 1996.

10.12 Intercreditor Agreement dated as of November 15, 1996, by and among Citicorp North America, Inc., as Securitization Company Agent, Banque Paribas, New York Branch, as Liquidity Agent, Banque Paribas, as Credit Lenders' Agent, Norwest Bank Colorado, National Association, as Trustee, Mail-Well Trade Receivables Corporation, as Servicer, originator and Mail-Well Credit Borrower, Supremex, Inc., as the Supremex Credit Borrower and the other parties hereto--incorporated by reference from Exhibit 10.43 of the Parent Company's Annual Report on Form 10-K for the year ended December 31, 1996.

10.13 Series 1996-1 Asset Purchase Agreement among Corporate Receivables Corporation, the Liquidity Providers Parties hereto, Citicorp North America, Inc., as Securitization Company Agent, Banque Paribas, New York Branch, as Liquidity Agent, and Norwest Bank Colorado, National Association, as trustee, dated as of November 15, 1996--incorporated by reference from Exhibit 10.44 of the Parent Company's Annual Report on Form 10-K for the year ended December 31, 1996.

10.14 Parent Company 1997 Non-Qualified Stock Option Plan-- incorporated by reference from exhibit 10.54 of the Parent Company's Form 10-Q for the quarter ended March 31, 1997.

10.15 1997 Non-Qualified Stock Option Agreement--incorporated by reference from exhibit 10.54 of the Parent Company's Form 10-Q for the quarter ended March 31, 1997.

10.16 Mail-Well, Inc. 1998 Incentive Stock Option Plan-- incorporated by reference from the Parent Company's definitive proxy statement on Schedule 14A for the regular annual meeting of shareholders held April 29, 1998.

10.17 Mail-Well, Inc. 1998 Incentive Stock Option Plan Incentive Stock Option Agreement--incorporated by reference from the Parent Company's definitive proxy statement on Schedule 14A for the regular annual meeting of shareholders held
                April 29, 1998.

10.18 Credit Agreement dated as of March 16, 1998, among the Parent Company, certain Guarantors, Bank of America National Trust and Savings Association, as Agent and other financial institutions party thereto--incorporated by reference from
                Exhibit 10.60 of the Parent Company's Form 10-Q for the quarter ended March 31, 1998.

10.19 Credit Agreement dated as of March 16, 1998, among Supremex Inc., certain Guarantors, Bank of America National Trust and Savings Association, as Agent and other financial institutions party thereto--incorporated by reference from
                Exhibit 10.61 to the Parent Company's Form 10-Q for the quarter ended March 31, 1998.

10.20 Participation Agreement dated as of December 15, 1997, among the Company, Keybank National Association, as Trustee and other financial institutions party thereto-- incorporated by reference from Exhibit 10.62 to the Parent Company's Form 10-Q for the quarter ended March 31, 1998.

10.21 Equipment Lease dated as of December 15, 1997 among the Company, Keybank National Association, as Trustee and other financial institutions party thereto--incorporated by reference from Exhibit 10.63 to the Parent Company's Form 10-Q for the quarter ended March 31, 1998.

10.22 Guaranty Agreement dated as of December 15, 1997, among the Parent Company, Graphic Arts Center, Inc., Griffin Envelope Inc., Murray Envelope Corporation, Shepard Poorman Communications Corporation, Wisco Envelope Corp., Wisco II, LLC, Wisco III, LLC, the Company, Keybank National Association, as Trustee and other financial institutions party thereto--incorporated by reference from Exhibit 10.64 to the Parent Company's Form 10-Q for the quarter ended March 31, 1998.

10.23 Stock Purchase Agreement dated as of December 15, 1997, among the Company, Poser Business Forms, Inc. and other Selling Shareholders party thereto--incorporated by reference from the Parent Company's report on Form 8-K dated January 6, 1998.

10.24 Asset Purchase Agreement dated as of January 31, 1998, among Lawson Mardon Packaging USA, Inc (USA)--incorporated by reference from the Parent Company's report on Form 8-K dated March 10, 1998.

10.25 Asset Purchase Agreement dated as of January 31, 1998, among 3014597 Nova Scotia Company and Lawson Mardon Packaging Inc. (Canada)--incorporated by reference from the Parent Company's report on Form 8-K dated March 10, 1998.

10.26 Purchase Agreement dated December 11, 1998, between the Company and Donaldson, Lufkin & Jenrette Securities Corporation, Prudential Securities, Incorporated, Bear, Stearns & Co., Inc. and Hanifen, Imhoff Inc., as Initial Purchasers, relating to the Company's $300,000,000 aggregate principal amount of 8 % Senior Subordinated Notes due 2008-- incorporated by reference from Exhibit 10.27 to the Parent Company's Annual Report on Form 10-K for the year ended December 31, 1998, File No. 1-12551.

10.27 Registration Rights Agreement dated December 16, 1998, by and among the Company, and Donaldson, Lufkin & Jenrette Securities Corporation, Prudential Securities, Incorporated, Bear, Stearns & Co., Inc. and Hanifen, Imhoff Inc., as Initial Purchasers, relating to the Company's $300,000,000 aggregate principal amount of 8 % Senior Subordinated Notes due 2008--incorporated by reference from Exhibit 10.28 to the Parent Company's Annual Report on Form 10-K for the year ended December 31, 1998, File No. 1-12551.

12<F*>          Calculation of ratio of earnings to fixed charges.

21<F*>          Subsidiaries of the Registrant.

23.1<F*>        Consent of Deloitte & Touche LLP.

23.2<F*>        Consent of Rubin, Brown, Gornstein & Co., LLP.

23.3<F*> Consent of Rothgerber Johnson & Lyons LLP (reference is made to Exhibit 5 hereof).

24<F*> Powers of Attorney (reference is made to the signature page hereof).

25<F*> Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of State Street Bank and Trust Company, as trustee under the indenture, relating to the old notes and the new notes (separately bound).

27.1<F*>        Financial Data Schedule-For year ended December 31, 1998.

27.2<F*>        Financial Data Schedule-For year ended December 31, 1997.

27.3<F*>        Financial Data Schedule-For year ended December 31, 1996.

99.1<F*>        Form of Letter of Transmittal.

99.2<F*>        Form of Notice of Guaranteed Delivery.

[FN]
--------
<F*>    Filed herewith.

(b)     FINANCIAL STATEMENT SCHEDULES

        Schedule I Condensed Balance Sheets as of December 31, 1998 and 1997 and Condensed Statements of Operations and Cash Flows for the Years Ended December 31, 1998, 1997, and 1996. Included in Part I of this Registration Statement at pages F-39 to F-42.

        Schedule II Valuation and Qualifying Accounts for the Years Ended December 31, 1998, 1997 and 1996. Included in Part I of this Registration Statement at page F-43.

ITEM 22.     UNDERTAKINGS

(a)     ITEM 512 UNDERTAKINGS.

        (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

                (i)   To include any prospectus required by
                      Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                (iii) To include any material information with respect to
                      the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (g)(1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         (g)(2) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be refiled as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrants have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on March 12, 1999.

                         Mail-Well I Corporation
                         Mail-Well, Inc.


                         By: /s/ Gerald F. Mahoney
                             ------------------------------------------
                             Gerald F. Mahoney, Chief Executive Officer


                         Graphics Arts Center, Inc.
                         Mail-Well Canada Holdings, Inc.
                         Mail-Well Commercial Printing, Inc.
                         Mail-Well Label Holdings, Inc.
                         Mail-Well Label USA, Inc.
                         Mail-Well West, Inc.
                         Murray Envelope Holdings, Inc.
                         Murray Envelope Corporation
                         N-M Envelope, Inc.
                         National Graphics Company
                         Poser Business Forms, Inc.
                         Wisco II, L.L.C.
                         Wisco Envelope Corp.


                         By: /s/ Paul V. Reilly
                             ------------------------------------------
                             Paul V. Reilly, Chief Executive Officer

     Pursuant to the requirements of the Securities 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                         POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Roger Wertheimer and Mark Zoeller, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

Signature                 Title                                     Date
---------                 -----                                     ----
/s/ Gerald F. Mahoney     Chairman of the Board,                    March 12, 1999
---------------------     Chief Executive Officer and Director
Gerald F. Mahoney         of Mail-Well I Corporation and
                          Mail-Well, Inc., and Chairman and
                          Director of Graphic Arts Center, Inc.


/s/ Paul V. Reilly        President, Chief Operating Officer and    March 12, 1999
------------------        Director of Mail-Well I Corporation
Paul V. Reilly            and Mail-Well, Inc., and Chief
                          Executive Officer and Director of all
                          other Registrants


/s/ Michael Zawalski      Senior Vice President, Chief              March 12, 1999
--------------------      Financial Officer and Director of
Michael Zawalski          all Registrants except Mail-Well, Inc.


/s/ Frank P. Diassi       Director of Mail-Well, Inc.               March 12, 1999
-------------------
Frank P. Diassi


/s/ Frank J. Hevrdejs     Director of Mail-Well, Inc.               March 12, 1999
---------------------
Frank J. Hevrdejs


/s/ Jerome W. Pickholz    Director of Mail-Well, Inc.               March 12, 1999
----------------------
Jerome W. Pickholz


/s/ William R. Thomas     Director of Mail-Well, Inc.               March 12, 1999
---------------------
William R. Thomas


/s/ Roger Wertheimer      Director of all Registrants except        March 12, 1999
--------------------      Mail-Well, Inc. and Graphic Arts
Roger Wertheimer          Center, Inc.


                                   EXHIBIT INDEX

Exhibit
Number    Description of Exhibit                                                     Page Number
-------   ----------------------                                                     -----------
3.1<F*>   Certificate of Incorporation of Mail-Well Corporation.

3.2<F*>   Certificate of Amendment of Certificate of Incorporation of
          Mail-Well Corporation.

3.3<F*>   Certificate of Correction Filed to Correct Certain Error in the
          Certificate of Amendment of Mail-Well 1 Corporation Filed in the
          Office of the Secretary of State of Delaware on September 11, 1995.

3.4<F*>   Certificate of Change of Registered Agent and Registered Office.

3.5<F*>   Bylaws of the Company.

4.1       Form of Indenture between the Parent Company and The Bank of
          New York, as Trustee, dated November 1997, relating to the Parent
          Company's $152,050,000 aggregate principal amount of 5%
          Convertible Subordinated Notes due 2002--incorporated by reference from Exhibit 4.2 to the Parent Company's Amendment No. 2 to
          Form S-3 dated November 10, 1997 (Reg. No. 333-36337).

4.2       Form of Supplemental Indenture between the Parent Company and
          The Bank of New York, as Trustee, dated November 1997, relating to the Parent Company's $152,050,000 aggregate principal amount of 5%
          Convertible Subordinated Notes due 2002 and Form of Convertible
          Note--incorporated by reference from Exhibit 4.5 to the Parent
          Company's Amendment No. 2 to Form S-3 dated November 10, 1997
          (Reg. No. 333-36337).

4.3 Indenture dated as of December 16, 1998 between the Company and State Street Bank and Trust Company, as Trustee, relating to the
          Company's $300,000,000 aggregate principal amount of 8 % Senior
          Subordinated Notes due 2008--incorporated by reference from
          Exhibit 4.4 to the Parent Company's Annual Report on Form 10-K for the year ended December 31, 1998, File No. 1-12551.

4.4       Form of Senior Subordinated Note--incorporated by reference from
          Exhibit 4.5 to the Parent Company's Annual Report on Form 10-K for the year ended December 31, 1998, File No. 1-12551.

5<F*>     Opinion of Rothgerber Johnson & Lyons LLP re:  legality of the
          Company's $300,000,000 aggregate principal amount of 8 3/4%
          Senior Subordinated Notes due 2008.

8<F*>     Opinion of Rothgerber Johnson & Lyons LLP re:  tax matters.



10.1 Form of Indemnity Agreement between the Parent Company and each of its officers and directors--incorporated by reference from
          Exhibit 10.17 of the Parent Company's Registration Statement on
          Form S-1 dated March 25, 1994.

10.2 Form of Indemnity Agreement between the Company and each of its officers and directors--incorporated by reference from Exhibit 10.18 of the Parent Company's Registration Statement on Form S-1 dated
          March 25, 1994.

10.3      Form of M-W Corp. Employee Stock Ownership Plan effective as of
          February 23, 1994 and related Employee Stock Ownership Plan Trust
          Agreement--incorporated by reference from Exhibit 10.19 of the Parent
          Company's Registration Statement on Form S-1 dated March 25, 1994.

10.4 Form of M-W Corp. 401(k) Savings Retirement Plan--incorporated by reference from Exhibit 10.20 of the Parent Company's Registration
          Statement on Form S-1 dated March 25, 1994.

10.5 Parent Company 1994 Stock Option Plan, as amended on May 7, 1997-- incorporated by reference from Exhibit 10.56 of the Parent Company's
          Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

10.6 Form of the Parent Company Incentive Stock Option Agreement-- incorporated by reference from Exhibit 10.22 of the Parent Company's
          Registration Statement on Form S-1 dated March 25, 1994.

10.7 Form of the Parent Company Nonqualified Stock Option Agreement-- incorporated by from Exhibit 10.23 of the Parent Company's
          Registration Statement on Form S-1 dated March 25, 1994.

10.8 Purchase and Contribution Agreement dated as of November 15, 1996, between the Company, Wisco Envelope Corp., Pavey Envelope and
          Tag Corp., Mail-Well West, Inc., Graphic Arts Center, Inc., Wisco III,
          L.L.C., Supremex, Inc., Innova Envelope, Inc., as Sellers, and Mail-Well
          Trade Receivables Corp., as Purchaser--incorporated by reference from
          Exhibit 10.39 of the Parent Company's Annual Report on Form 10-K for the year ended December 31, 1996.

10.9 Mail-Well Receivables Master Trust Pooling and Servicing Agreement dated as of November 15, 1996 by and between Mail-Well Trade
          Receivables Corporation, Seller, Mail-Well I Corporation, Servicer, and Norwest Bank Colorado, National Association, Trustee-- incorporated by reference from Exhibit 10.40 of the Company's
          Annual Report on Form 10-K for the year ended December 31, 1996.

10.10 Series 1996-1 Supplement dated as of November 15, 1996, to Pooling and Servicing Agreement, dated as of November 15, 1996, by and between Mail-Well Trade Receivables Corporation, Seller, the
          Company, Servicer, and Norwest Bank Colorado, National
          Association, as Trustee on behalf of the Series 1996-1
          Certificateholders--incorporated by reference from Exhibit 10.41 of the Parent Company's Annual Report on Form 10-K for the year ended
          December 31, 1996.



10.11     Series 1996-1 Certificate Purchase Agreement dated as of November 15,
          1996 among Mail-Well Trade Receivables Corporation, as Seller,
          Corporate Receivables Corporation, as Purchaser, Norwest Bank
          Colorado, National Association, as Trustee, and the Company, as
          Servicer--incorporated by reference from Exhibit 10.42 of the Parent
          Company's Annual Report on Form 10-K for the year ended
          December 31, 1996.

10.12 Intercreditor Agreement dated as of November 15, 1996, by and among Citicorp North America, Inc., as Securitization Company
          Agent, Banque Paribas, New York Branch, as Liquidity Agent,
          Banque Paribas, as Credit Lenders' Agent, Norwest Bank Colorado,
          National Association, as Trustee, Mail-Well Trade Receivables
          Corporation, as Servicer, originator and Mail-Well Credit Borrower,
          Supremex, Inc., as the Supremex Credit Borrower and the other parties hereto--incorporated by reference from Exhibit 10.43 of the Parent Company's Annual Report on Form 10-K for the year ended
          December 31, 1996.

10.13     Series 1996-1 Asset Purchase Agreement among Corporate
          Receivables Corporation, the Liquidity Providers Parties hereto,
          Citicorp North America, Inc., as Securitization Company Agent,
          Banque Paribas, New York Branch, as Liquidity Agent, and Norwest
          Bank Colorado, National Association, as trustee, dated as of November 15, 1996--incorporated by reference from Exhibit 10.44 of the Parent Company's Annual Report on Form 10-K for the year ended December 31, 1996.

10.14 Parent Company 1997 Non-Qualified Stock Option Plan--incorporated by reference from exhibit 10.54 of the Parent Company's Form 10-Q for the quarter ended March 31, 1997.

10.15 1997 Non-Qualified Stock Option Agreement--incorporated by reference from exhibit 10.54 of the Parent Company's Form 10-Q for the quarter ended March 31, 1997.

10.16 Mail-Well, Inc. 1998 Incentive Stock Option Plan--incorporated by reference from the Parent Company's definitive proxy statement on
          Schedule 14A for the regular annual meeting of shareholders held
          April 29, 1998.

10.17     Mail-Well, Inc. 1998 Incentive Stock Option Plan Incentive Stock
          Option Agreement--incorporated by reference from the Parent
          Company's definitive proxy statement on Schedule 14A for the regular annual meeting of shareholders held April 29, 1998.



10.18     Credit Agreement dated as of March 16, 1998, among the Parent
          Company, certain Guarantors, Bank of America National Trust and
          Savings Association, as Agent and other financial institutions party thereto--incorporated by reference from Exhibit 10.60 of the Parent
          Company's Form 10-Q for the quarter ended March 31, 1998.

10.19 Credit Agreement dated as of March 16, 1998, among Supremex Inc., certain Guarantors, Bank of America National Trust and Savings
          Association, as Agent and other financial institutions party thereto-- incorporated by reference from Exhibit 10.61 to the Parent Company's
          Form 10-Q for the quarter ended March 31, 1998.

10.20     Participation Agreement dated as of December 15, 1997, among the
          Company, Keybank National Association, as Trustee and other financial institutions party thereto--incorporated by reference from
          Exhibit 10.62 to the Parent Company's Form 10-Q for the quarter ended March 31, 1998.

10.21     Equipment Lease dated as of December 15, 1997 among the
          Company, Keybank National Association, as Trustee and other financial institutions party thereto--incorporated by reference from
          Exhibit 10.63 to the Parent Company's Form 10-Q for the quarter ended March 31, 1998.

10.22     Guaranty Agreement dated as of December 15, 1997, among the Parent
          Company, Graphic Arts Center, Inc., Griffin Envelope Inc., Murray
          Envelope Corporation, Shepard Poorman Communications Corporation,
          Wisco Envelope Corp., Wisco II, LLC, Wisco III, LLC, the Company,
          Keybank National Association, as Trustee and other financial institutions party thereto--incorporated by reference from Exhibit
          10.64 to the Parent Company's Form 10-Q for the quarter ended
          March 31, 1998.

10.23     Stock Purchase Agreement dated as of December 15, 1997, among the
          Company, Poser Business Forms, Inc. and other Selling Shareholders party thereto--incorporated by reference from the Parent Company's report on Form 8-K dated January 6, 1998.

10.24     Asset Purchase Agreement dated as of January 31, 1998, among
          Lawson Mardon Packaging USA, Inc (USA)--incorporated by reference from the Parent Company's report on Form 8-K dated
          March 10, 1998.

10.25     Asset Purchase Agreement dated as of January 31, 1998, among
          3014597 Nova Scotia Company and Lawson Mardon Packaging Inc.
          (Canada)--incorporated by reference from the Parent Company's report on Form 8-K dated March 10, 1998.



10.26 Purchase Agreement dated December 11, 1998, between the Company and Donaldson, Lufkin & Jenrette Securities Corporation, Prudential
          Securities, Incorporated, Bear, Stearns & Co., Inc. and Hanifen,
          Imhoff Inc., as Initial Purchasers, relating to the Company's
          $300,000,000 aggregate principal amount of 8 3/4% Senior
          Subordinated Notes due 2008--incorporated by reference from
          Exhibit 10.27 to the Parent Company's Annual Report on Form 10-K for the year ended December 31, 1998, File No. 1-12551.

10.27     Registration Rights Agreement dated December 16, 1998, by and among the Company, and Donaldson, Lufkin & Jenrette Securities
          Corporation, Prudential Securities, Incorporated, Bear, Stearns &
          Co., Inc. and Hanifen, Imhoff Inc., as Initial Purchasers, relating to the
          Company's $300,000,000 aggregate principal amount of 8 3/4% Senior
          Subordinated Notes due 2008--incorporated by reference from Exhibit
          10.28 to the Parent Company's Annual Report on Form 10-K for the
          year ended December 31, 1998, File No. 1-12551.

12<F*>    Calculation of ratio of earnings to fixed charges.

21<F*>    Subsidiaries of the Registrant.

23.1<F*>  Consent of Deloitte & Touche LLP.

23.2<F*>  Consent of Rubin, Brown, Gornstein & Co., LLP.

23.3<F*>  Consent of Rothgerber Johnson & Lyons LLP (reference is made to
          Exhibit 5 hereof).

24<F*>    Powers of Attorney (reference is made to the signature page hereof).

25<F*>    Statement of Eligibility on Form T-1 under the Trust Indenture Act of
          1939 of State Street Bank and Trust Company, as trustee under the indenture, relating to the old notes and the new notes (separately bound).

27<F*>    Financial Data Schedule.

99.1<F*>  Form of Letter of Transmittal.

99.2<F*>  Form of Notice of Guaranteed Delivery.

----------------------
<F*>    Filed herewith.